Exhibit 10.6

EXECUTION COPY

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of July 19, 2016 (this “Amendment”), is entered into by and among SF CC Intermediate Holdings, Inc., a Delaware corporation (“Parent”), Smart & Final LLC, a Delaware limited liability company (“Borrower Holdco”), Smart & Final Stores LLC, a California limited liability company (the “Borrower”), the Co-Borrowers (as defined below) party to the Credit Agreement referred to below, the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders, as swingline lender and as issuing bank.  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement referred to below.

PRELIMINARY STATEMENTS:

WHEREAS, Parent, Borrower Holdco, the Borrower, certain subsidiaries of the Borrower from time to time party thereto as Co-Borrowers (collectively, the “Co-Borrowers”), the Administrative Agent, the Collateral Agent and the Lenders are party to that certain Revolving Credit Agreement, originally dated as of November 15, 2012 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of December 19, 2013, and as may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Agents and the Lenders agree to (i) increase the Revolving Facility Commitments by an aggregate amount equal to $50,000,000 (such that the aggregate Revolving Facility Commitments shall be increased from $150,000,000 to $200,000,000) (the “Revolving Facility Commitment Increase”), (ii) extend the Maturity Date and (iii) amend certain other provisions of the Credit Agreement, subject to the terms and conditions set forth herein; and

WHEREAS, Parent, Borrower Holdco, the Borrower, the Co-Borrowers, the Lenders and the Agents have agreed to (i) grant the Revolving Facility Commitment Increase, (ii) extend the Maturity Date and (iii) amend certain other provisions of the Credit Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.                            Amendments to the Credit Agreement.  Effective as of the Second Amendment Effective Date (as defined herein):

1

(a)                                 The Credit Agreement (excluding the schedules and exhibits thereto, which shall remain in full force and effect, except as specifically referenced in clause (b) below) is hereby amended as set forth in Exhibit A attached hereto such that all of the newly inserted double underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) shall be deemed to be deleted therefrom.

(b)                                 Schedule 2.01(Commitments) to the Credit Agreement is hereby deleted and replaced in its entirety by the schedule attached hereto as Annex I.

SECTION 2.                            Revolving Facility Commitment Increase.  Each Loan Party and each of the undersigned Lenders, Issuing Banks and the Agents hereby agree that, as of the Second Amendment Effective Date, (i) the Revolving Facility Commitments shall be increased by an amount equal to $50,000,000, such that the aggregate principal amount of the Revolving Facility Commitments equal $200,000,000 and (ii) the Revolving Facility Commitment of each Revolving Lender shall be the commitment of such Revolving Lender under the Credit Agreement set forth as its “Revolving Facility Commitment” opposite its name on Schedule 2.01 (Commitments) attached hereto as Annex I.  Each of the Lenders consents to the Revolving Facility Commitment Increase contemplated by this Section 2.  The Loan Parties and the Revolving Lenders hereby agree that the Revolving Lenders shall make arrangements as among themselves to the extent necessary to cause the outstanding amount of Revolving Facility Credit Exposure to be held by the Revolving Lenders in accordance with the revised Revolving Facility Percentages arising from the Revolving Facility Commitment Increase.  Notwithstanding anything else to the contrary contained in the Credit Agreement or the other Loan Documents, the parties hereto acknowledge and agree that the Revolving Facility Commitment Increase shall constitute an establishment of “Incremental Revolving Commitments” pursuant to Section 2.21 of the Credit Agreement, but shall not reduce the aggregate amount by which the Revolving Facility Commitments may be increased pursuant to Section 2.21 of the Credit Agreement.

SECTION 3.                            Reference to and Effect on the Loan Documents.  (a)                                                This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents, and on and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as specifically amended by this Amendment.

(b)                                 The Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.

(c)                                  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agents under the Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any provision of the Credit Agreement or any Loan Document.

2

(d)                                 Each of the Loan Parties hereby ratifies and confirms that, (i) notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party contained in any of the Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the Second Amendment Effective Date (as defined below), each reference in the Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, (ii) the pledge and security interest in the Collateral granted by it pursuant to the Security Documents to which it is a party shall continue in full force and effect and (iii) such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby.

SECTION 4.                            Conditions of Effectiveness.  This Amendment shall become effective as of the date (the “Second Amendment Effective Date”) on which the following conditions shall have been satisfied (or waived):

(a)                                 Documentation.  The Administrative Agent (or its counsel) shall have received all of the following:

(i)                                     this Amendment, duly executed by each of the Borrower, the other Loan Parties, the Agents, the Issuing Banks and the Lenders;

(ii)                                  a Note, duly executed by each of the Borrower Parties, for the account of each Lender that has requested the same at least three (3) Business Days prior to the Second Amendment Effective Date;

(iii)                               a Borrowing Base Certificate, dated as of July 6, 2016, executed by a Financial Officer of the Borrower, providing that both before and after giving effect to all borrowings to be made on the Second Amendment Effective Date, Availability shall not be less than $40,000,000;

(iv)                              a solvency certificate, dated as of the Second Amendment Effective Date, substantially in the form set forth in Exhibit C to the Credit Agreement, duly executed by a Financial Officer of Parent;

(v)                                 a certificate, dated as of the Second Amendment Effective Date, signed by an Responsible Officer of the Borrower certifying as to compliance with the conditions precedent set forth in clauses (b) and (c) of this Section 4;

(vi)                              a certificate of a Responsible Officer of each Loan Party, dated as of the Second Amendment Effective Date, and certifying (A) that attached thereto is a true and complete copy of the charter or other similar organizational document of each Loan Party and each amendment thereto, certified as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized; (B) that attached thereto is a true and complete copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the Second Amendment Effective Date, and, if available, (1) listing the charter or other similar organizational document of such Loan Party and each amendment thereto on file in such office (2) certifying that such amendments are the only

3

amendments to such person’s charter on file in such office, (3) certifying that such person has paid all franchise taxes to the date of such certificate and (4) certifying that such person is duly organized and in good standing or full force and effect under the laws of such jurisdiction; (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or similar governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (D) as to the incumbency and specimen signature of each Responsible Officer executing this Amendment or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate delivered pursuant to this clause); and

(vii)                           customary legal opinions of (A) Proskauer Rose LLP, New York and California counsel to the Loan Parties, and (B) Perkins Coie LLP, Oregon counsel to the Loan Parties.

(b)                                 Representations and Warranties.  After giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties set forth in Article III of the Credit Agreement shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of the Second Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)                                  No Default.  Both immediately prior to and after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default shall have occurred and be continuing.

(d)                                 Payment of Fees and Expenses.  (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and the Administrative Agent, for its account and for the account of each Lender party hereto, shall have received all applicable fees and other amounts due and payable on or prior to the Second Amendment Effective Date (including, without limitation, all fees payable pursuant to that certain Fee Letter, dated as of June 30, 2016, among the Administrative Agent, MLPFS and the Borrower) and (ii) the Borrower shall have paid all reasonable, documented and invoiced out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent) incurred in connection with the preparation and negotiation of this Amendment, to the extent invoiced at least three Business Days prior to the Second Amendment Effective Date.

For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless the Administrative Agent shall have received notice from such Lender prior to the Second Amendment Effective Date specifying its objection thereto.

4

SECTION 5.                            Representations and Warranties.  Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders that on as of the date hereof:

(a)                                 Authorization. The execution and delivery by each Loan Party of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby (i) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be taken by the Loan Parties and (ii) will not (1) violate (x) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreement or by-laws) of any Loan Party, (y) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (z) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, (2) be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under, or give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, other than with respect to the constitutive documents of any Loan Party, where any such conflict, violation, breach or default referred to in clause (1) or (2) of this Section 5(a) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (3) result in the creation or imposition of any Lien upon any property or assets of any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

(b)                                 Enforceability.  Each of this Amendment, the other Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, has been duly executed and delivered by each Loan Party that is party thereto and constitutes a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries that are not Loan Parties.

SECTION 6.                            Miscellaneous.

(a)                                 Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute but one and the same instrument.  Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be as effective as delivery of a manually executed counterpart of this Amendment.

5

(b)                                 CHOICE OF LAW, WAIVER OF JURY TRIAL, ETC.  EACH PARTY PARTY HERETO HEREBY AGREES THAT THE PROVISIONS OF SECTION 9.07, SECTION 9.11 AND SECTION 9.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS AS IF MORE FULLY SET FORTH HEREIN.

(c)                                  Post-Closing Covenant.  No later than August 5, 2016, or such other date as the Administrative Agent may agree in its sole discretion, the Obligors shall deliver to the Administrative Agent certificates of the Secretary of State of the State of California, dated reasonably near the date of the Second Amendment Effective Date, listing the charter or other similar organizational document, and each amendment thereto on file in such office, for each of the Borrower, Amerifoods Trading Company LLC, Port Stockton Food Distributors LLC and Commerce Distribution Company LLC.

(d)                                 Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

6

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Credit Agreement to be executed by their respective authorized officers or other authorized signatories as of the date first above written.

SMART & FINAL STORES LLC,
as Borrower

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Chief Financial Officer

CASH & CARRY STORES LLC,
as Co-Borrower

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Chief Financial Officer

SF CC INTERMEDIATE HOLDINGS, INC.,
as Parent

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Chief Financial Officer

SMART & FINAL LLC,
as Borrower Holdco

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Chief Financial Officer

[Smart and Final — Signature Page to Second Amendment]

AMERIFOODS TRADING COMPANY LLC,
as a Guarantor

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Chief Financial Officer

PORT STOCKTON FOOD DISTRIBUTORS LLC, as a Guarantor

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Chief Financial Officer

SMART & FINAL LOGISTICS LLC,
as a Guarantor

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Chief Financial Officer

COMMERCE DISTRIBUTION COMPANY LLC,
as a Guarantor

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Chief Financial Officer

SMART & FINAL PROPERTIES I LLC,
as a Guarantor

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Vice President

[Smart and Final — Signature Page to Second Amendment]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Joseph Becker
Name:	Joseph Becker
Title:	Managing Director

[Smart and Final — Signature Page to Second Amendment]

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Joseph Becker
Name:	Joseph Becker
Title:	Managing Director

[Smart and Final — Signature Page to Second Amendment]

LENDERS:

WELLS FARGO BANK, N.A.,
as Documentation Agent and as a Lender

By:	/s/ Sally A. Sheehan
Name:	Sally A. Sheehan
Title:	Managing Director

[Smart and Final — Signature Page to Second Amendment]

MUFG UNION BANK, N.A. as a Lender

By:	/s/ Peter Ehlinger
Name:	Peter Ehlinger
Title:	Vice President

[Smart and Final — Signature Page to Second Amendment]

LENDERS:

Citibank, N.A.,
as a Lender

By:	/s/ Thomas Halsch
Name:	Thomas Halsch
Title:	Director & Vice President

[Smart and Final — Signature Page to Second Amendment]

CITY NATIONAL BANK, A NATIONAL
BANKING ASSOCIATION, as a Lender

By:	/s/ Catherine Chiavetta
Name:	Catherine Chiavetta
Title:	Senior Vice President

[Smart and Final — Signature Page to Second Amendment]

LENDERS:

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

By:	/s/Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

[Smart and Final — Signature Page to Second Amendment]

EXHIBIT A

Amended Credit Agreement

~~CONFORMED TO AMENDMENT NO. 1~~EXHIBIT A

~~DATED AS OF DECEMBER 19, 2013~~

$~~150,000,000~~200,000,000

REVOLVING CREDIT AGREEMENT,

dated as of November 15, 2012,

as amended December 19, 2013,

as further amended July 19, 2016

among

SF CC INTERMEDIATE HOLDINGS, INC.,
as Parent,

SMART & FINAL LLC,
as Borrower Holdco,

SMART & FINAL STORES LLC,
as the Borrower,

THE CO-BORROWERS PARTY HERETO,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent,,
Sole Lead Arranger and Bookrunner,

~~MORGAN STANLEY SENIOR FUNDING, INC.,~~
~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~
~~CREDIT SUISSE SECURITIES (USA), LLC and~~
~~DEUTSCHE BANK SECURITIES INC.,~~
~~as Bookrunners and Arrangers,~~

and

~~CREDIT SUISSE SECURITIES (USA) LLC and~~
~~DEUTSCHE BANK SECURITIES INC~~WELLS FARGO BANK, N.A.,
as ~~Co-~~Documentation ~~Agents~~Agent

~~TABLE OF CONTENTS~~

~~Page~~

ARTICLE I
Definitions
Section 1.01.	Defined Terms	1
Section 1.02.	Terms Generally	~~51~~52
Section 1.03.	Accounting Terms; GAAP	~~51~~52
Section 1.04.	Effectuation of Transfers	~~52~~53
Section 1.05.	Currencies	~~52~~53

ARTICLE II
The Credits

Section 2.01.	Commitments	~~52~~53
Section 2.02.	Loans and Borrowings	~~53~~54
Section 2.03.	Requests for Borrowings	~~54~~55
Section 2.04.	Swingline Loans	~~55~~56
Section 2.05.	Letters of Credit	~~56~~57
Section 2.06.	Funding of Borrowings	~~61~~62
Section 2.07.	Interest Elections	~~61~~62
Section 2.08.	Termination and Reduction of Commitments	~~62~~63
Section 2.09.	Promise to Pay; Evidence of Debt	~~63~~64
Section 2.10.	Optional Repayment of Loans	~~63~~64
Section 2.11.	Mandatory Repayment of Loans	~~64~~65
Section 2.12.	Fees	~~64~~65
Section 2.13.	Interest	~~65~~66
Section 2.14.	Alternate Rate of Interest	~~66~~67
Section 2.15.	Increased Costs	~~66~~67
Section 2.16.	Break Funding Payments	~~67~~68
Section 2.17.	Taxes	~~67~~68
Section 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~69~~70
Section 2.19.	Mitigation Obligations; Replacement of Lenders	~~72~~73
Section 2.20.	Illegality	~~73~~74
Section 2.21.	Incremental Revolving Commitments	~~73~~ 74
Section 2.22.	Refinancing Amendments	~~74~~76
Section 2.23.	Extensions of Revolving Commitments	~~75~~ 76
Section 2.24.	Joint and Several Liability of Borrower Parties	~~77~~ 78
Section 2.25.	Appointment of Borrower as Agent for Borrower Parties	~~77~~78
Section 2.26.	Defaulting Lenders	~~77~~ 79

ARTICLE III
Representations and Warranties

Section 3.01.	Organization; Powers	~~79~~81
Section 3.02.	Authorization	~~80~~81
Section 3.03.	Enforceability	~~80~~81
Section 3.04.	Governmental Approvals	~~80~~82
Section 3.05.	Borrowing Base Certificate	~~80~~82
Section 3.06.	Financial Statements	~~81~~82
Section 3.07.	Title to Properties; Possession Under Leases	~~81~~82
Section 3.08.	Subsidiaries	~~81~~82
Section 3.09.	Litigation; Compliance with Laws	~~81~~83
Section 3.10.	Federal Reserve Regulations	~~82~~ 83

2

Section 3.11.	Investment Company Act	~~82~~83
Section 3.12.	Use of Proceeds	~~82~~83
Section 3.13.	Tax Returns	~~82~~83
Section 3.14.	No Material Misstatements	~~83~~84
Section 3.15.	Employee Benefit Plans	~~83~~84
Section 3.16.	Environmental Matters	~~84~~85
Section 3.17.	Security Documents	~~84~~ 86
Section 3.18.	Location of Real Property and Leased Premises	~~85~~86
Section 3.19.	Solvency	~~85~~86
Section 3.20.	No Material Adverse Effect	~~85~~87
Section 3.21.	Insurance	~~86~~87
Section 3.22.	~~USA PATRIOT Act; FCPA;~~ OFAC	~~86~~87
Section 3.23.	Anti-corruption Laws	87
Section 3.24.	Intellectual Property; Licenses, Etc.	~~86~~87
Section 3.25.	EEA Financial Institutions	87

ARTICLE IV
Conditions of Lending

Section 4.01.	All Credit Events	~~87~~88
Section 4.02.	Conditions to ~~Effectivness~~Effectiveness	~~87~~88

ARTICLE V
Affirmative Covenants

Section 5.01.	Existence; Businesses and Properties	~~91~~92
Section 5.02.	Insurance	~~91~~92
Section 5.03.	Taxes	~~92~~93
Section 5.04.	Financial Statements, Reports, etc.	~~92~~93
Section 5.05.	Litigation and Other Notices	~~95~~96
Section 5.06.	Compliance with Laws	~~95~~96
Section 5.07.	Maintaining Records; Access to Properties and Inspections; Appraisals	~~95~~96
Section 5.08.	Use of Proceeds	~~96~~ 98
Section 5.09.	Compliance with Environmental Laws	~~96~~98
Section 5.10.	Further Assurances; Additional Security	~~97~~98
Section 5.11.	Cash Management Systems; Application of Proceeds of Accounts	~~98~~ 99
Section 5.12.	Fiscal Year; Accounting	~~100~~101
Section 5.13.	Creation of Co-Borrowers	~~100~~ 101
Section 5.14.	Lender Calls	~~100~~102
Section 5.15.	Post-Closing Matters	~~101~~102

ARTICLE VI
Negative Covenants

Section 6.01.	Indebtedness	~~101~~102
Section 6.02.	Liens	~~104~~106
Section 6.03.	Sale and Lease-Back Transactions	~~107~~109
Section 6.04.	Investments, Loans and Advances	~~108~~109
Section 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	~~111~~112
Section 6.06.	Restricted Payments	~~113~~115
Section 6.07.	Transactions with Affiliates	~~116~~117
Section 6.08.	Business of Borrower Holdco and its Subsidiaries	~~118~~119

3

Section 6.09.	Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc~~.~~	~~118~~ 119
Section 6.10.	Financial Performance Covenant	~~121~~122

~~ARTICLE VIA Parent Covenant~~

Section 6.11.	Sanctions	122
Section 6.12.	Anti-Corruption Laws	122

ARTICLE VII
Events of Default

Section 7.01.	Events of Default	~~122~~123
Section 7.02.	Exclusion of Immaterial Subsidiaries	~~124~~126
Section 7.03.	Right to Cure	~~124~~126

ARTICLE VIII
The Agents

Section 8.01.	Appointment	~~125~~126
Section 8.02.	Delegation of Duties	~~127~~128
Section 8.03.	Exculpatory Provisions	~~127~~129
Section 8.04.	Reliance by Administrative Agent	~~128~~129
Section 8.05.	Notice of Default	~~128~~130
Section 8.06.	Non-Reliance on Agents and Other Lenders	~~128~~130
Section 8.07.	Indemnification	~~129~~131
Section 8.08.	Agent in Its Individual Capacity	~~129~~131
Section 8.09.	Successor ~~Agent~~Agents	~~130~~131
Section 8.10.	Arrangers; Documentation Agent	~~130~~132

ARTICLE IX
Miscellaneous

Section 9.01.	Notices; Communications	~~130~~132
Section 9.02.	Survival of Agreement	~~131~~133
Section 9.03.	Binding Effect	~~131~~133
Section 9.04.	Successors and Assigns	~~132~~133
Section 9.05.	Expenses; Indemnity	~~136~~137
Section 9.06.	Right of Set~~-~~-off	~~137~~139
Section 9.07.	Applicable Law	~~137~~139
Section 9.08.	Waivers; Amendment	~~137~~139
Section 9.09.	Interest Rate Limitation	~~139~~141
Section 9.10.	Entire Agreement	~~140~~142
Section 9.11.	WAIVER OF JURY TRIAL	~~140~~142
Section 9.12.	Severability	~~140~~142
Section 9.13.	Counterparts	~~140~~142
Section 9.14.	Headings	~~140~~142
Section 9.15.	Jurisdiction; Consent to Service of Process	~~140~~142
Section 9.16.	Confidentiality	~~141~~143
Section 9.17.	Platform; Borrower Materials	~~142~~143
Section 9.18.	Release of Liens and Guarantees	~~142~~144
Section 9.19.	USA PATRIOT Act Notice	~~142~~144
Section 9.20.	Security Documents and ABL/Term Loan Intercreditor Agreement	~~142~~144

4

Section 9.21.	No Liability of the Issuing Banks	~~143~~145
Section 9.22.	No Advisory or Fiduciary Responsibility	~~143~~145

5

Section 9.23.	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	146

6

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Borrowing Base Certificate
Exhibit C	Form of Solvency Certificate
Exhibit D~~-~~-1	Form of Borrowing Request
Exhibit D~~-~~-2	Form of Swingline Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Co-Borrower Joinder Agreement

Schedule 1.01C	Existing Letters of Credit
Schedule 1.01E	Certain Stores
Schedule 1.01F	Sale/Lease-Back Documents
Schedule 2.01	Commitments
Schedule 3.04	Governmental Approvals
Schedule 3.07(b)	Possession under Leases
Schedule 3.08(a)	Subsidiaries
Schedule 3.13	Taxes
Schedule 3.16	Environmental Matters
Schedule 3.18	Material Real Property
Schedule 3.21	Insurance
Schedule ~~3.23~~3.24	Intellectual Property
Schedule 5.15	Post-Closing Matters
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information

i

REVOLVING CREDIT AGREEMENT, dated as of November 15, 2012 (this “Agreement”), among SF CC Intermediate Holdings, Inc., a Delaware corporation (“Parent”), Smart & Final Stores LLC, a California limited liability company (“S&F Stores”), as the borrower (in such capacity, the “Borrower”), the Co-Borrowers party hereto on the Closing Date and each Subsidiary of the Borrower that becomes a party hereto as a Co-Borrower pursuant to Section 5.13 hereof, the Lenders party hereto from time to time and Bank of America, N.A., as administrative agent (in such capacity, and as further defined in Section 1.01, the “Administrative Agent”), as collateral agent (in such capacity, and as further defined in Section 1.01, the “Collateral Agent”), as Swingline Lender (in such capacity, and as further defined in Section 1.01, the “Swingline Lender”), and as issuing bank (in such capacity, and as further defined in Section 1.01, the “Issuing Bank”).

(A)          Ares Corporate Opportunities Fund III, L.P. and Ares Corporate Opportunities Fund IV, L.P. (collectively, “Sponsor”) have formed Parent, and pursuant to the Purchase and Sale Agreement, dated as of October 9, 2012 (the “Purchase Agreement”), by and among SF CC Holdings, Inc., a Delaware corporation (“SF CC”), Smart & Final Holdco LLC and the other parties thereto, on the Closing Date, Parent (as assignee of SF CC) will acquire (the “Acquisition”) 100% of the capital stock of Smart & Final Holdings Corp., a Delaware corporation (as further defined in Section 1.01, “S&F Holdings”), from the holders of such capital stock.

(B)          Parent directly owns 100% of the Equity Interests of S&F Holdings, and indirectly owns 100% of the Equity Interests of S&F Stores (collectively with its direct and indirect Subsidiaries, the “Acquired Business”).

(C)          In connection with the consummation of the Acquisition, (i) the Lenders have agreed to extend credit in the form of Revolving Loans, Swingline Loans and Letters of Credit in an aggregate principal amount not to exceed $150.0 million to the Borrower Parties and (ii) Sponsor and certain other investors (which may include members of S&F Holdings’ management) arranged or designated by Sponsor (collectively with Sponsor, the “Investors”) will, directly or indirectly, make contributions in the form of cash, common Equity Interests or another type of Equity Interests reasonably acceptable to ~~the Arrangers~~Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (which shall exclude Disqualified Stock) on the Closing Date in an aggregate amount of no less than 25.0% of the sum of (A) the aggregate gross proceeds of the Revolving Loans (excluding certain Revolving Loans as separately agreed by ~~the Arrangers~~ Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Parent), the term loans borrowed under the Term Loan Credit Agreement and the term loans borrowed under the Second Lien Term Loan Credit Agreement and (B) the total consolidated pro forma equity capitalization of Parent and its Subsidiaries, in each case, as of the Closing Date after giving effect to the Transactions (the “Equity Contribution”).

(D)          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABL Priority Collateral” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“ABL Priority Collateral Asset Sale” shall mean any Asset Sale that consists of or includes the disposition of ABL Priority Collateral outside the ordinary course of business.

“ABL/Term Loan Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the Closing Date, by and among the Collateral Agent, Morgan Stanley Senior Funding, Inc., as collateral agent under the Term Loan Credit Agreement, Morgan Stanley Senior Funding, Inc., as collateral agent under the Second Lien Term Loan Credit Agreement~~,~~ and the Loan Parties party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as announced from time to time by the Administrative Agent as its “prime rate” and (c) the LIBO Rate plus 1%.  The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.  Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the announcement of such change.  Any change in ABR due to a change in the Federal Funds Rate or the LIBO Rate shall be effective from and including the date of such change in the Federal Funds Rate or the LIBO Rate, respectively.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Revolving Loan or Swingline Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the ABR.

“Acceptable Appraiser” shall mean (a) any of Great American Appraisal & Valuation Services, LLC, Tiger Valuation Services, LLC, Gordon Brothers Asset Advisors, LLC and Hilco Appraisal Services LLC or (b) any other experienced and reputable appraiser reasonably acceptable to the Borrower and the Administrative Agent.

“Account” shall mean, with respect to a person, any of such person’s now owned and hereafter acquired or arising accounts (as defined in the UCC), including, whether or not constituting “accounts” (as defined in the UCC), any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance or arising out of the use of a credit or charge card or information contained on or used with such card.

“Account Debtor” shall mean each person obligated on an Account.

“Acquired Business” shall have the meaning assigned to such term in the recitals hereto.

“Acquisition” shall have the meaning assigned to such term in the recitals hereto.

“Additional Lender” shall mean any Assignee that provides Incremental Revolving Commitments or Other Revolving Commitments.

“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to the LIBO Rate in effect for such Interest Period divided by one, minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.

“Adjustment Date” shall mean the first day of each January, April, July and October of each year, commencing ~~April~~January 1, ~~2013.~~2017.

“Administrative Agent” shall mean Bank of America, N.A., in its capacity as administrative agent for itself and the Lenders hereunder, and any duly appointed successor in such capacity.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” shall mean the Administrative Agent and the Collateral Agent, in their respective capacities as such.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Annual Financial Statements” shall have the meaning assigned to such term in Section 5.04(a).

~~“Applicable Commitment Fee” shall mean a percentage per annum equal to (a) initially, 0.25%, and (b) from and after each Adjustment Date, a percentage per annum determined in accordance with the pricing grid set forth below, based on the Average Daily Used Percentage for the most recent three month period ending on the day prior to such Adjustment Date:~~“Applicable Margin” shall mean a percentage per annum equal to (a) initially, (i) for Eurocurrency Rate Loans, 1.25%, and (ii) for ABR Loans, 0.25%, and (b) from and after each Adjustment Date, the percentages per annum determined in accordance with the pricing grid set forth below, based on Average Historical Availability for the most recent three month period ending on the date prior to such Adjustment Date:

~~Average Daily Used Percentage~~	~~Applicable Commitment Fee~~
~~Greater than or equal to 25%~~	~~0.25%~~
~~Less than 25%~~	~~0.375%~~

~~“Applicable Margin” shall mean a percentage per annum equal to (a) initially, (i) for Eurocurrency Rate Loans, 1.50%, and (ii) for ABR Loans, 0.50%, and (b) from and after each Adjustment Date, the percentages per annum determined in accordance with the pricing grid set forth below, based on Average Historical Availability for the most recent three month period ending on the date prior to such Adjustment Date:~~

Pricing Level	Average Historical Availability	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin for ABR Loans
I	Greater than or equal to ~~75~~40% of the Line Cap	1.25%	0.25%
II	Less than ~~75% of the Line Cap but greater than or equal to 25~~40% of the Line Cap	1.50%	0.50%
~~III~~	~~Less than 25% of the Line Cap~~	~~1.75 %~~	~~0.75 %~~

“Appraised Liquidation Value” shall mean, with respect to Eligible Inventory, the net appraised liquidation value thereof (expressed as a percentage of the Cost of such Inventory) as determined from time to time by an Acceptable Appraiser in accordance with Section 5.07.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Arranger” shall mean ~~each of Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.~~Bank of America, N.A.

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any Sale and Lease-Back Transaction) to any person of any asset or assets of any Borrower Party or any other Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Availability” shall mean, at any time, (a)(i) the Line Cap at such time plus (ii) cash and cash equivalents of the Borrower and the other Subsidiary Loan Parties at such time, to the extent maintained in a Blocked Account, minus (b) the Revolving Facility Credit Exposure at such time.

“Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Facility Commitments.

“Available Unused Commitment” shall mean, with respect to a Lender at any time, an amount equal to the amount by which (a) the Revolving Facility Commitment of such Lender at such time exceeds (b) the aggregate Revolving Facility Credit Exposure (other than Revolving Facility Credit Exposure attributable to Swingline Loans) of such Lender at such time; provided that with respect to the Swingline Lender, the Available Unused Commitment at any time shall be reduced by the principal amount of any Swingline Loans made by the Swingline Lender outstanding at such time.

~~“Average Daily Used Percentage” shall mean, for any period, the percentage derived by dividing (a) the sum of (i) the average daily principal balance of all Revolving Loans (other than the principal balance of any Swingline Loans) during such period plus (ii) the average daily undrawn amount of all outstanding Letters of Credit issued for the account or on behalf of the Borrower Parties during such period by (b) the average daily amount of the Line Cap during such period.~~

“Average Historical Availability” shall mean, for any period, the average daily Availability for such period.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Blocked Account” shall have the meaning assigned to such term in Section 5.11.

“Blocked Account Agreement” shall have the meaning assigned to such term in Section 5.11.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors, board of managers or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Borrower Holdco” shall mean Smart & Final ~~Inc., a Delaware corporation (and, following the Conversion, its successor~~LLC, a Delaware limited liability company (as successor by conversion to Smart & Final Inc., a Delaware corporation).

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.

“Borrower Parties” shall mean, on any date of determination, a collective reference to the Borrower and each Co-Borrower as of such date.  As of the Second Amendment Effective Date, the Borrower Parties include Smart & Final Stores LLC and Cash & Carry Stores LLC.

“Borrowing” shall mean a group of Loans of a single Type made on a single date and, in the case of Eurocurrency Revolving Loans, as to which a single Interest Period is in effect.

“Borrowing Base” shall mean, at any time, an amount equal to the sum of the following with respect to the Borrower Parties: (i) 90.0% of the Net Amount of Eligible Accounts that are not Eligible Credit Card Accounts; plus (ii) 92.5% of Eligible Credit Card Accounts; plus (iii) 90.0% of the Appraised Liquidation Value of Eligible Inventory multiplied by the Cost of such Eligible Inventory; plus (iv) with respect to any Trade Letter of Credit, 90% of the Appraised Liquidation Value of the Eligible Inventory (when completed) supported by such Trade Letter of Credit; provided that the Borrowing Base shall be reduced by any Reserves which the Administrative Agent deems necessary in the exercise of its Reasonable Credit Judgment to maintain with respect to the Loan Parties.

The specified percentages set forth in this definition will not be reduced without the consent of the Borrower.  Any determination by the Administrative Agent in respect of the Borrowing Base shall be based on the Administrative Agent’s Reasonable Credit Judgment.  The parties understand that the exclusionary criteria in the definitions of Eligible Accounts and Eligible Inventory, any Reserves that may be imposed as provided herein, any deductions or other adjustments to determine “lower of cost or market value” and factors considered in the calculation of Appraised Liquidation Value of Eligible Inventory or the Net Amount of Eligible Accounts have the effect of reducing the Borrowing Base and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in the Borrowing Base for the same facts or circumstances.

“Borrowing Base Certificate” shall mean a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit B (or another form acceptable to the Administrative Agent and the Borrower) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including, to the extent the Borrower has received notice of any such Reserve from the Administrative Agent, any of the Reserves included in such calculation), all in such detail as shall be reasonably satisfactory to the Administrative Agent.  All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall be made by the Borrower and certified to the Administrative Agent.

“Borrowing Minimum” shall mean $100,000 in the case of ABR Borrowings and $1.0 million in the case of Eurocurrency Borrowings.

“Borrowing Multiple” shall mean $100,000 in the case of ABR Borrowings and $1.0 million in the case of Eurocurrency Borrowings.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D~~-~~-1.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that when used in connection with a Eurocurrency Revolving Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the London interbank market.

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, however, that Capital Expenditures for Borrower Holdco and its Subsidiaries shall not include:

(a)           expenditures to the extent they are made with (i) Equity Interests of any Parent Entity or (ii) proceeds of the issuance of Equity Interests of, or a cash capital contribution to, the Borrower after the Closing Date;

(b)           expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of Borrower Holdco and its Subsidiaries within 24 months of receipt of such proceeds;

(c)           interest capitalized during such period;

(d)           expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Borrower Holdco, the Borrower and any other Subsidiary) and for which none of Borrower Holdco, the Borrower or any other Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);

(e)           the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure is actually made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired;

(f)            the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business;

(g)           Investments in respect of a Permitted Business Acquisition;

(h)           the Acquisition; or

(i)            the purchase of property, plant or equipment made within 24 months of the sale of any asset to the extent purchased with the proceeds of such sale.

“Capital Lease Obligations” shall mean, with respect to any person, the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP (as in effect on the Closing Date) and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Dominion Event” shall occur at any time that (a) Availability is less than the greater of (i) $15.0 million and (ii) 10.0% of the Line Cap then in effect, in each case, for five consecutive Business Days or (b) a Designated Event of Default has occurred and is continuing.  Once commenced, a Cash Dominion Event shall be deemed to be continuing until such time as Availability equals or exceeds the greater of (i) $15.0 million and (ii) 10.0% of the Line Cap then in effect for 20 consecutive days or such Designated Event of Default has been cured (or is otherwise no longer continuing), as applicable.

“Cash Management Bank” shall mean any provider of Cash Management Services that, at the time the arrangements for such Cash Management Services were entered into or, if entered into prior to the Closing Date, on the Closing Date, was the Administrative Agent, a Lender or an Affiliate of the foregoing on the Closing Date, whether or not such person subsequently ceases to be the Administrative Agent, a Lender or an Affiliate of the foregoing.

“Cash Management Obligations” shall mean obligations owed by any Loan Party to any Cash Management Bank in respect of or in connection with Cash Management Services provided to ~~the~~ Borrower or any of its Subsidiaries.

“Cash Management Services” shall mean any treasury, depository, pooling, netting, overdraft, stored value card, purchase card (including so called “procurement card” or “P-card”), debit card, credit card, cash management and similar services and any automated clearing house transfer of funds.

“Casino” shall mean SF CC Casino USA ~~Inc., a California corporation (and, following the Conversion, its successor~~, LLC, a California limited liability company~~)~~ (as successor by conversion to Casino USA, Inc., a California corporation).  Casino merged with and into merged with and into Borrower Holdco and S&F Holdings (defined below) on December 7, 2012, with Borrower Holdco as the surviving entity.

“CFC” shall have the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

A “Change in Control” shall be deemed to occur if:

(a)           at any time, (i) Parent shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of S&F Stores, (ii) a “change of control” (or comparable event) shall occur under the Term Loan Documents, the Second Lien Loan Documents or the documentation governing any Permitted Refinancing Indebtedness in respect of any of the foregoing or (iii) a majority of the seats (other than vacant seats) on the Board of Directors of Parent shall at any time be occupied by persons who were not (A) nominated by the Board of Directors of Parent or a Permitted Holder, (B) appointed by directors so nominated or (C) appointed by a Permitted Holder;

(b)           at any time prior to the consummation of a Qualified IPO, the Permitted Holders, taken together, shall cease to own beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, Equity Interests representing at least a majority of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding Equity Interests of Parent (determined on a fully diluted basis but not giving effect to contingent voting rights that have not yet vested); or

(c)           at any time after the consummation of a Qualified IPO, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted

Holders or any “group” including any Permitted Holders, shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date) of Equity Interests of Parent representing more than 35% of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding Equity Interests of Parent (determined on a fully diluted basis but not giving effect to contingent voting rights that have not yet vested) and the percentage of the aggregate ordinary voting power for the election of directors so held by such person or “group” is greater than the percentage of the aggregate ordinary voting power for the election of directors represented by the Equity Interests of Parent owned beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate by the Permitted Holders (determined on a fully diluted basis but not giving effect to contingent voting rights that have not yet vested).

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority, made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean November 15, 2012.

“Closing Date Senior Secured First Lien Net Leverage Ratio” shall mean 4.00 to 1.00.

“Closing Date Senior Secured Net Leverage Ratio” shall mean 5.50 to 1.00.

“Closing Date Total Net Leverage Ratio” shall mean 5.50 to 1.00.

“Co-Borrower” shall have the meaning specified in Section ~~5.11.~~5.13.

“Co-Borrower Joinder Agreement” shall mean a Co-Borrower Joinder Agreement substantially in the form of Exhibit F, executed and delivered by a new Co-Borrower in accordance with the provisions of Section ~~5.11.~~5.13.

“Code” shall mean the Internal Revenue Code of 1986.

“Collateral” shall mean the “Collateral” as defined in the Collateral Agreement and shall also include all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Security Document.

“Collateral Agent” shall mean Bank of America, N.A., in its capacity as Collateral Agent for itself and the other Secured Parties, and any duly appointed successor in that capacity.

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of the Closing Date, among the Loan Parties and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a)           on the Closing Date, the Collateral Agent shall have received from each Loan Party a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party;

(b)           on the Closing Date, (i) the collateral agent under the Term Loan Credit Agreement shall have received, subject to the exceptions set forth in the Collateral Agreement, (A) a pledge of all the issued and outstanding Equity Interests of each Domestic Subsidiary owned on the Closing Date directly by any Loan Party and (B) a pledge of 100% of the outstanding non-voting Equity Interests and 65% of the outstanding voting Equity Interests of each (1) “first tier” Foreign Subsidiary that is a controlled foreign corporation of Borrower Holdco under Section 957 of the Code (such entity, a “CFC”) directly owned by any Loan Party and (2) each “first tier” Qualified CFC Holding Company directly owned by any Loan Party and (ii) the collateral agent under the Term Loan Credit Agreement (or a designated bailee thereof) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)           (i) all Indebtedness of Borrower Holdco, the Borrower Parties and each other Subsidiary of Borrower Holdco having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $5.0 million (other than (A) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Borrower Holdco and its Subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Collateral Agent), and (ii) the collateral agent under the Term Loan Credit Agreement (or a designated bailee thereof) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d)           in the case of any person that becomes a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received a supplement to the Collateral Agreement, substantially in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

(e)           after the Closing Date, subject to the exceptions set forth in the Collateral Agreement, (i) all the outstanding Equity Interests of (A) any person that becomes a Subsidiary Loan Party after the Closing Date and (B) subject to Section 5.10(f), all the Equity Interests that are acquired by a Loan Party after the Closing Date, shall have been pledged pursuant to the Collateral Agreement; provided that (1) in no event shall more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Foreign Subsidiary that is a CFC or any “first tier” Qualified CFC Holding Company directly owned by such Loan Party be pledged to secure the Obligations, and (2) in no event shall any of the issued and outstanding Equity Interests of (x) any Foreign Subsidiary that is a CFC and that is not a “first tier” Foreign Subsidiary of a Loan Party, (y) any Foreign Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or (z) any Qualified CFC Holding Company that is not a “first tier” Subsidiary of a Loan Party be pledged to secure Obligations, and (ii) the Collateral Agent (or a designated bailee thereof) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the extent required by the Collateral Agreement;

(f)                                   except as otherwise contemplated by the Security Documents, all documents and instruments, including Uniform Commercial Code financing statements and all other actions reasonably requested by the Collateral Agent to be filed, registered, recorded or delivered to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered to the Collateral Agent (or a designated bailee thereof) for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(g)                                  except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(h)                                 after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10 and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.10.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment, (b) with respect to the Swingline Lender, its Swingline Commitment and (c) with respect to any Issuing Bank, its Letter of Credit Commitment.

“Consolidated Debt” shall mean, with respect to Borrower Holdco and its Subsidiaries for any period, the sum (without duplication) of all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money, Disqualified Stock and Indebtedness in respect of the deferred purchase price of property or services of Borrower Holdco and its Subsidiaries as set forth on the most recently delivered Required Financial Statements for such period.

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to Borrower Holdco and its Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of key money and other intangible assets and deferred financing fees and amortization of unrecognized prior service costs, of Borrower Holdco and its Subsidiaries as set forth on the most recently delivered Required Financial Statements for such period and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, with respect to Borrower Holdco and its Subsidiaries for any period, the Consolidated Net Income of Borrower Holdco and its Subsidiaries for such period:

(1)                                 increased, in each case to the extent deducted (and not added back) or, in the case of clause (l), not already included in Consolidated Net Income, and in each case, without duplication, by:

(a)                                 provision for taxes based on income, profits or capital, including state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued, including any penalties and interest relating to any tax examinations, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits; plus

(b)                                 Consolidated Net Interest Expense; plus

(c)                                  cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock of Borrower Holdco and its Subsidiaries; plus

(d)                                 Consolidated Depreciation and Amortization Expense; plus

(e)                                  extraordinary, non-recurring, unusual and exceptional losses, charges and expenses; plus

(f)                                   (i) losses, charges and expenses relating to the Transactions, (ii) transaction fees, costs and expenses incurred (A) in connection with the consummation of any transaction (or any transaction proposed but not consummated) permitted under the Loan Documents, including equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of indebtedness permitted to be incurred under the Loan Documents (including any Permitted Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such indebtedness or similar transactions, (B) in connection with a Qualifying IPO or (C) to the extent reimbursable by third parties pursuant to indemnification provisions or similar agreements or insurance (subject to recapture to the extent not so reimbursed within 365 days) and (iii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses in an amount up to $5.0 million for such period; plus

(g)                                  business optimization expenses (including expenses related to consolidation initiatives), relocation and integration expenses, costs, charges, expenses, accruals and reserves related to cost savings initiatives, strategic initiatives and initiatives aimed at profitability improvement, and other restructuring costs, charges, expenses, accruals and reserves (which, for the avoidance of doubt, shall include the effect of inventory optimization programs, consolidation and closing of stores, distribution centers and other facilities and exiting lines of business, operating expense reductions, personnel relocation, restructuring, redundancy, severance, termination, settlement and judgment, one-time compensation charges, modifications to pension and post-retirement employee benefit plans, the amount of any signing, retention and completion bonuses, new systems design and implementation costs, software development costs and curtailments and project startup costs)); provided that the aggregate amount added back pursuant to this clause (g) in any four-fiscal quarter period shall not exceed the greater of (i) $20.0 million and (ii) 15.0% of Consolidated EBITDA for such period (calculated prior to giving effect to any increase pursuant to this clause (g)); plus

(h)                                 losses, charges and expenses attributable to abandoned, closed, disposed or discontinued operations and losses, charges and expenses related to the disposal of disposed, abandoned, closed or discontinued operations; plus

(i)                                     unrealized net losses in the fair market value of any Hedge Agreements, the net costs of implementation of any Hedge Agreements, and losses, charges and expenses attributable to the early extinguishment or conversion of indebtedness, Hedge Agreements or other derivative instruments (including deferred financing expenses written off and premiums paid); plus

(j)                                    the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned subsidiary of Borrower Holdco; plus

(k)                                 the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any Parent Entity or any of the Permitted Holders, in each case to the extent permitted under Section 6.07 of this Agreement; plus

(l)                                     the amount of net cost savings and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken or expected to be taken (which cost savings or synergies shall be subject only to certification by management of the Borrower and shall be calculated on a Pro Forma Basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, and (B) such actions have been taken or are expected to be taken within 18 months after the date of determination to take such action; and provided, further, that the aggregate amount added back pursuant to this clause (l) in any four-fiscal quarter period shall not exceed the greater of (i) $20.0 million and (ii) 15.0% of Consolidated EBITDA for such period (calculated prior to giving effect to any increase pursuant to this clause (l)); plus

(m)                             losses, charges and expenses related to the pre-opening and opening of stores, distribution centers or other facilities; plus

(n)                                 earn-out obligations incurred in connection with any Permitted Business Acquisition or other Investment and paid or accrued during the applicable period to the extent such earn-out is deducted from the calculation of Consolidated Net Income; plus

(o)                                 business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as the Borrower in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such four fiscal quarter period, such proceeds shall be deducted in calculating Consolidated EBITDA for the next four fiscal quarter period); plus

(p)                                 the proceeds from any claim on insurance or any settlements or judgments, in each case, with respect to product liability or lost profits; plus

(q)                                 (i) any charges or expenses incurred pursuant to any management equity plan or stock option plan or arrangement or other management or employee benefit plan or agreement or post-employment benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement, (ii) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by management and (iii) losses, charges and expenses related to payments made to option holders of the Borrower or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case pursuant to clauses (ii) and (iii) hereof, to the extent such charges, costs, expenses, accruals or reserves are funded with Net Proceeds contributed to the Borrower as a capital contribution or as a result of the sale or issuance of equity (other than Disqualified Stock) of the Borrower; plus

(r)                                    unrealized or realized net currency translation losses impacting net income (including currency remeasurements of Indebtedness and any net losses resulting from Hedge Agreements for currency exchange risk associated with the above or other currency-related risk); plus

(s)                                   effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in such person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-proceeds research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or disposition or the amortization or write-off of any amounts thereof; plus

(t)                                    with respect to any joint venture that is not a Subsidiary of the Borrower, an amount equal to the proportion of those items described in clauses (a), (b) and (d) above relating to such joint venture corresponding to the Borrower’s and its Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income; plus

(u)                                 with respect to Investments in any person (other than a Subsidiary of the Borrower), net losses to the extent received in cash or cash equivalents; plus

(v)                                 the excess of GAAP rent expense over actual cash rent paid due to the use of straight line rent for GAAP purposes; plus

(w)                               any other non-cash losses, charges and expenses, including any write offs or write downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) the Borrower may determine not to add back such non-cash charge in the current period and (ii) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period shall be subtracted from Consolidated EBITDA for such future four-fiscal quarter period;

(2)                                 decreased by (without duplication and to the extent increasing Consolidated Net Income of Borrower Holdco and its Subsidiaries for such period), (a) non-cash gains, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period, (b) the excess of actual cash rent paid over GAAP rent expense due to the use of straight line rent for GAAP purposes and (c) any gains during such four quarter period of the type described in clauses (e), (i), (r) and (s) above.

Notwithstanding the foregoing, the Consolidated EBITDA of Borrower Holdco and its Subsidiaries for (a) the fiscal quarter ended December 31, 2011 shall be deemed to be equal to $23.8 million, (b) the fiscal quarter ended March 25, 2012 shall be deemed to be equal to $24.4 million, (c) the fiscal quarter ended June 17, 2012 shall be deemed to be equal to $36.1 million and (d) the fiscal quarter ended October 7, 2012 shall be deemed to be equal to $48.0 million.

“Consolidated First Lien Net Debt” shall mean senior secured consolidated funded Indebtedness of Borrower Holdco and its Subsidiaries (consisting of Indebtedness for borrowed money, Capital Lease Obligations, purchase money debt and all guarantees of the foregoing, net of Unrestricted Cash of Borrower Holdco and its Subsidiaries (other than the cash proceeds of any such Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test)), in each case, set forth on the most recently delivered Required Financial Statements for such period, that is secured by a lien on the Term Priority Collateral that is pari passu with the Term Loan Obligations or that is secured by a lien on the ABL Priority Collateral that is senior to the Term Loan Obligations; provided that with respect to the amount of cash and cash equivalents used for purposes of calculating the Consolidated First Lien Net Debt with respect to any such Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, such cash and cash equivalents shall not include any proceeds received from such Indebtedness.  For the avoidance of doubt, Indebtedness in respect of this Agreement shall constitute Consolidated First Lien Net Debt.

“Consolidated Interest Expense” shall mean, with respect to any person for any period, the sum, without duplication, of (a) consolidated interest expense of such person and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capital Lease Obligations, net payments and receipts (if any) pursuant to interest rate Hedging Agreements, deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees), plus (b) consolidated capitalized interest of such person and its Subsidiaries for such period, whether paid or accrued, plus (c) any amounts paid or payable in respect of interest and/or principal on Indebtedness the proceeds of which have been contributed to the Borrower or any of its Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of the Borrower, together with any interest in respect thereof; provided that when determining Consolidated Interest Expense in respect of any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided that, without duplication:

(a)                                 any net after-tax extraordinary, nonrecurring or unusual gains, losses, income, expenses or charges (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans in connection with the Transactions, acquisition integration costs, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to the Transactions (including any transition-related expenses incurred before, on or after the Closing Date), in each case, shall be excluded;

(b)                                 any net after-tax income or loss from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations shall be excluded;

(c)                                  any net after-tax gain or loss (less all fees, expenses and charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Borrower) shall be excluded;

(d)                                 any net after-tax income or loss (less all fees, expenses and charges relating thereto) attributable to the early extinguishment of indebtedness, Hedge Agreements or other derivative instruments shall be excluded;

(e)                                  (i) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a Subsidiary thereof in respect of such period and (ii) the Net Income for such period shall include any ordinary course dividends, distributions or other payments in cash received from any person in excess of the amounts included in clause (i) hereof;

(f)                                   Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(g)                                  effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of recapitalization accounting or purchase accounting in relation to the Transactions or any acquisition consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(h)                                 any non-cash impairment charges or asset write-offs, in each case pursuant to Statement of Financial Accounting Standards Board Accounting Standards Codification 350, 360-10 or 360-20, and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards Board Accounting Standards Codification 805, shall be excluded;

(i)                                     any non-cash expenses realized or resulting from stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(j)                                    accruals and reserves that are established or adjusted as a result of the Transactions within 12 months after the Closing Date and that are so required to be established in accordance with GAAP, and changes as a result of the adoption or modification of accounting policies in connection with the Transactions shall be excluded;

(k)                                 non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations shall be excluded;

(l)                                     any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedge Agreements for currency exchange risk, shall be excluded;

(m)                             (i) the non-cash portion of rent expense shall be excluded and (ii) the cash portion of rent expense that exceeds the amount expensed in respect of such rent expense shall be included;

(n)                                 to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of Consolidated Net Income to the extent the expense reimbursed was previously excluded pursuant to this clause (n);

(o)                                 any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan , stock option plan or any other management or employee benefit plan or agreement shall be excluded;

(p)                                 any other costs, expenses or charges resulting from store closures shall be excluded and, with respect to the planned store closures set forth on Schedule 1.01E hereto, income (or losses) from such stores shall be excluded;

(q)                                 up to $5.0 million of cash pre-opening costs and expenses in any fiscal year, and all non-cash pre-opening costs and expenses, in connection with pre-opening and opening of stores, distribution centers and other facilities shall be excluded; and

(r)                                    non-cash charges for deferred tax asset valuation allowances shall be excluded.

“Consolidated Net Interest Expense” shall mean, with respect to Borrower Holdco and its Subsidiaries for any period, (a) Consolidated Interest Expense for such period minus (b) interest income for such period.

“Consolidated Senior Secured Net Debt” shall mean senior secured consolidated funded Indebtedness of Borrower Holdco and its Subsidiaries (consisting of Indebtedness for borrowed money, Capital Lease Obligations, purchase money debt and all guarantees of the foregoing, net of Unrestricted Cash of Borrower Holdco and its Subsidiaries (other than the cash proceeds of any such Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test), in each case, set forth on the most recently delivered Required Financial Statements for such period; provided that with respect to the amount of cash and cash equivalents used for purposes of calculating the Consolidated Senior Secured Net Debt with respect to any such Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, such cash and cash equivalents shall not include any proceeds received from such Indebtedness.

“Consolidated Total Assets” shall mean, as of any date, the total assets of Borrower Holdco and its Subsidiaries, determined in accordance with GAAP, as set forth on the most recently delivered Required Financial Statements as of such date.

“Consolidated Total Net Debt” shall mean consolidated funded Indebtedness of Borrower Holdco and its Subsidiaries (consisting of Indebtedness for borrowed money, Capital Lease Obligations, purchase money debt and all guarantees of the foregoing, net of Unrestricted Cash of Borrower Holdco and its Subsidiaries (other than the cash proceeds of any such Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test)), in each case, set forth on the most recently delivered Required Financial Statements for such period; provided that with respect to the amount of cash and cash equivalents used for purposes of calculating the Consolidated Total Net Debt with respect to any such Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, such cash and cash equivalents shall not include any proceeds received from such Indebtedness.

“Contribution” shall mean a series of contributions and assignments, within seven Business Days following the Closing Date, by Parent, S&F Holdings, Casino, Borrower Holdco and the Borrower, whereby (i) S&F Holdings, Casino and Borrower Holdco will convert to limited liability companies pursuant to applicable state law and (ii) Parent will assign all of its rights and obligations under the Term Loan Documents and the Second Lien Loan Documents and contribute the Term Loans to S&F Stores.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Cost” shall mean the calculated cost of purchases, based upon the Borrower’s accounting practices as reflected in the most recent Annual Financial Statements, which practices are consistent with the methodology used in the most recent appraisal delivered under the Existing ABL Facility.

“Covenant Trigger Event” shall occur at any time that Availability is less than the greater of (a) $12.5 million and (b) 10.0% of the Line Cap then in effect.  Once commenced, a Covenant Trigger Event shall be deemed to be continuing until such time as Availability equals or exceeds the greater of (i) $12.5 million and (ii) 10.0% of the Line Cap then in effect for 20 consecutive days.

~~“Credit Card Notification” shall have the meaning assigned to such term in Section 5.11.~~

“Credit Agreement Refinancing Indebtedness” shall mean any (a) Permitted Junior Secured Refinancing Debt, (b) Permitted Unsecured Refinancing Debt or (c) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance Revolving Facility Commitments (and extensions of credit thereunder) in whole or part (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt” which, in the case of the Revolving Facility Commitments, shall be deemed to be in the full committed amount thereof whether or not drawn); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the principal amount of the Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, defeasance costs, fees, commissions and expenses), (ii) the terms and conditions of such Indebtedness (other than (A) interest rate, fees, funding discounts and other pricing terms, redemption, prepayment or other premiums, optional prepayment terms and redemption terms and subordination terms and (B) covenants or other provisions applicable only to periods after the then Latest Maturity Date at the time of incurrence of such Indebtedness) are substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness, than those set forth in the Loan Documents are to the Lenders holding such Refinanced Debt; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent prior to the incurrence of such Indebtedness, together with copies of substantially final drafts of the definitive credit documentation relating to such Indebtedness (it being understood that the Borrower shall have no obligation to deliver such drafts if it is bound by a confidentiality obligation with respect thereto, in which case a reasonably detailed description of the material terms and conditions of such Indebtedness shall be provided in lieu thereof), stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (ii) shall be conclusive evidence that such terms and conditions satisfy such requirement; and provided, further, that the Borrower and the Administrative Agent shall be permitted to amend the terms of this Agreement and the other Loan Documents to provide for such terms more favorable to the Lenders as may be necessary in order to satisfy the condition set forth in the immediately preceding proviso, without the requirement for the consent of any Lender or any other person (a “Credit Agreement Refinancing Indebtedness Amendment”), (iii) such Indebtedness is not secured by any assets or property of the Loan Parties that does not constitute Collateral, (iv) such Indebtedness is not guaranteed by any Subsidiary of Parent other than the Loan Parties, (v) such Indebtedness does not mature prior to the Maturity Date of the Revolving Facility Commitments as of the Closing Date and (vi) such Refinanced Debt shall be repaid (in the case of Refinanced Debt consisting of Loans), defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid and the Revolving Facility Commitments shall be permanently reduced on a dollar-for-dollar basis, in each case, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Agreement Refinancing Indebtedness Amendment” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Credit Card Notification” shall have the meaning assigned to such term in Section 5.11.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Cure Amount” shall have the meaning assigned to such term in Section 7.03.

“Cure Right” shall have the meaning assigned to such term in Section 7.03.

“Customs Broker Agreement” shall mean an agreement, in form reasonably satisfactory to the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of such Inventory solely as directed by the Collateral Agent.

“DDA” shall mean any checking or other demand deposit account maintained by the Loan Parties.

“DDA Notification” shall have the meaning assigned to such term in Section 5.11.

“Default” shall mean any event or condition which, but for the giving of notice, lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Designated Event of Default” shall mean any Event of Default under Section 7.01(a) (solely with respect to the accuracy of any Borrowing Base Certificate), 7.01(b), 7.01(c), 7.01(d) (solely with respect to a default under Section 5.04(h), 5.11 or 6.10), 7.01(h) or 7.01(i).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or any other Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disqualified Institution” shall mean (i) the persons identified in writing to the Administrative Agent on or prior to the Closing Date as competitors that are directly or indirectly engaged in the same or similar line of business as Parent, the Borrower or any other Subsidiary (or, if after the Closing Date, that are mutually agreed upon between the Borrower and the Administrative Agent, each party acting reasonably) (or any affiliates of the foregoing that are reasonably identifiable as such); provided such competitors described in this clause (i) shall exclude any bank, financial institution or fund (other than a Disqualified Institution under clause (ii) or (iii) below) that regularly invests in commercial loans or similar extensions of credit in the ordinary course of business and for which no personnel involved with the relevant competitor (A) makes investment decisions or (B) has access to non-public information relating to the Borrower or any person that forms part of its business (including its Subsidiaries), (ii) certain banks, financial institutions and other institutional lenders and investors that have been specifically identified in writing to the Administrative Agent on or prior to the Closing Date and (iii) Affiliates of the ~~Arrangers~~Arranger engaged as principals primarily in private equity, mezzanine financing or venture capital or engaged directly or indirectly in the sale of S&F Holdings and its subsidiaries as representatives of S&F Holdings, in the case of each of clauses (ii) and (iii), that have been specifically identified in writing to the Administrative Agent on or prior to the Closing Date (or, if after the Closing Date, that are mutually agreed upon between the Borrower and the Administrative Agent, each party acting reasonably) (other than, in each case, such persons engaged by the Borrower as part of the Transactions or persons identified in writing by the Borrower to the Administrative Agent that are to be no longer considered Disqualified Institutions).

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are redeemable or exchangeable), or upon the happening of any event or condition (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash or (d) either mandatorily or at the option of the holders thereof, are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the earlier of (i) the Latest Maturity Date and (ii) the date on which the Loans and all other Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are repaid in full, the Commitments are terminated and Letters of Credit expired, terminated or cash collateralized on terms satisfactory to the Issuing Bank; provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by Parent or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Distressed Person” shall have the meaning assigned to such term in the definition of “Lender-Related Distress Event”.

“Documentation Agent” shall mean ~~Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., in their respective capacities as co-documentation agent hereunder~~Wells Fargo Bank, N.A.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not (a) a Foreign Subsidiary, (b) a Qualified CFC Holding Company.

“Dominion Account” shall have the meaning assigned to such term in Section 5.11.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” shall mean all Accounts of the Borrower Parties reflected in the most recent Borrowing Base Certificate, except any Account with respect to which any of the exclusionary criteria set forth below applies (unless the Administrative Agent in its sole, reasonable discretion elects to include such Account).  No Account shall be an Eligible Account if:

(a)                                 it arises out of a sale made or services rendered by the applicable Borrower Party to a Subsidiary or Affiliate of such Borrower Party;

(b)                                 it is not evidenced by an invoice;

(c)                                  it remains unpaid more than 60 days after the original due date shown on the invoice;

(d)                                 the total unpaid Accounts of the Account Debtor to the Borrower Parties exceed 50% of the respective net amount of all Eligible Accounts of the Borrower Parties, but only to the extent of such excess;

(e)                                  any covenant, representation or warranty contained in any Loan Document with respect to such Account has been breached in any material respect;

(f)                                   the Account Debtor is also a creditor or supplier of the owner of such Account, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to the owner of such Account, or the Account otherwise is or may become subject to right of setoff by the Account Debtor; provided that any such Account shall be ineligible under this clause (f) only to the extent of such contract, dispute, claim, setoff or similar right;

(g)                                  (i) the Account Debtor has commenced a voluntary case under the U.S. federal bankruptcy laws (or any other applicable insolvency laws) as now constituted or hereafter amended, (ii) the Account Debtor has made an assignment composition or arrangement for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws (or any other applicable insolvency laws) as now constituted or hereafter amended, or any other petition or other application for relief under the U.S. federal bankruptcy laws (or any other applicable insolvency laws), as now constituted or hereafter amended, has been filed against the Account Debtor or (iii) the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator, custodian, administrator receiver or manager, interim receiver, sheriff, monitor, sequestrator or similar officer of fiduciary to be appointed for it or for all or a significant portion of its assets or affairs; provided that the Administrative Agent may, in its Reasonable Credit Judgment, include Accounts from Account Debtors subject to such proceedings if and to the extent that such Accounts are fully covered by credit insurance, letters of credit or other sufficient third-party credit support, or are otherwise deemed by the Administrative Agent not to pose an unreasonable risk of non-collectibility;

(h)                                 it arises from a sale made or services rendered to an Account Debtor that is headquartered outside the United States (which throughout this Agreement, for purposes of determining the Borrowing Base, shall include Puerto Rico), unless backed by a letter of credit, credit insurance, guaranty, acceptance or similar terms acceptable to the Administrative Agent in its Reasonable Credit Judgment;

(i)                                     it is owed by an Account Debtor that is not organized under the laws of the United States of America, except to the extent that such Account is secured or payable by a letter of credit, credit insurance, guaranty, acceptance or similar terms satisfactory to the Administrative Agent in its Reasonable Credit Judgment;

(j)                                    (i) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis or (ii) it is subject to a reserve established by the applicable Loan Party for potential returns or refunds, to the extent of such reserve;

(k)                                 the Account Debtor is the United States of America or any agency thereof, unless the applicable Borrower Party assigns its right to payment of such Account to the Collateral Agent, in a manner satisfactory to the Administrative Agent, in its Reasonable Credit Judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. §3727, 41 U.S.C. §15 et seq., as amended);

(l)                                     it is not at all times subject to the Collateral Agent’s duly perfected, first-priority security interest or is subject to a Lien (other than a Lien securing the Term Loan Obligations, ~~the Second Lien Obligations,~~ Permitted Junior Secured Refinancing Debt, Incremental Term Loans, Incremental Equivalent First Lien Term Debt, ~~Incremental Second Lien Term Loans or Incremental Equivalent Second Lien Term Debt,~~ a Lien permitted under Section 6.02(t) or 6.02(bb) or a Permitted Lien arising by operation of law);

(m)                             the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Loan Party and accepted by the Account Debtor or the Account otherwise does not represent a final sale;

(n)                                 the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

(o)                                 the applicable Borrower Party has made any agreement with the Account Debtor for any extension, compromise, settlement or modification of the Account or deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account;

(p)                                 50% or more of all Accounts owing from the Account Debtor or its Affiliates are not Eligible Accounts hereunder by reason of applicability of clause (c) above;

(q)                                 the Account was acquired in a Permitted Business Acquisition, unless and until the Collateral Agent has completed or received such due diligence as the Agents may require, and the results of the foregoing are reasonably satisfactory to the Collateral Agent in its Reasonable Credit Judgment, and the Collateral Agent has agreed that such Account shall be deemed an Eligible Account; provided that (i) as long as the Borrower and the other Subsidiaries reasonably cooperate with the Agents and their representatives in connection with the completion of such due diligence and all other eligibility criteria are satisfied with respect to such Account, 75% of the Net Amount of such Account shall be deemed Eligible Accounts pending the completion of such due diligence and (ii) as long as the Borrower and the other Subsidiaries reasonably cooperate with the Agents and their representatives in connection with the completion of such due diligence, if such due diligence is not completed within 45 days after the date of the Permitted Business Acquisition, as long as all other eligibility criteria are satisfied with respect to such Accounts, 100% of the Net Amount of such Account shall be deemed an Eligible Account;

(r)                                    the Account represents any manufacturer’s or supplier’s credits, discounts, rebates, coupons, incentive plans or similar arrangements entitling a Borrower Party or any of its Affiliates to discounts on future purchase therefrom; or

(s)                                   it is the amount by which unpaid Accounts of the Account Debtor to the Borrower Parties exceeds for 90 days the credit limit established in good faith in the ordinary course of business by the Borrower Parties for such Account Debtor; provided, however, that this clause (s) shall operate to exclude only the amount of such excess.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of the Borrowing Base; provided, however, that if any Account ceases to be an Eligible Account because of the adjustment of or imposition of new exclusionary criteria pursuant to the succeeding paragraph, the Administrative Agent will not require exclusion of such Account from the Borrowing Base until 15 days following the date on which the Administrative Agent gives notice to the Borrower of such ineligibility.

The Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the exclusionary criteria set forth above and to establish new criteria, in each case, in its Reasonable Credit Judgment (based on an analysis of material facts or events first occurring, or first discovered by the Administrative Agent, after the Closing Date), subject to the approval of Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available than would have been available based upon the criteria in effect on the Closing Date.

“Eligible Credit Card Accounts” shall mean all Accounts due to a Borrower Party on a non-recourse basis from Visa, Mastercard, American Express Company, Discover, and other major credit card processors or NYCE, MAC and other major debit card processors, as arise in the ordinary course of business, which have been earned by performance, except any Account with respect to which any of the exclusionary criteria set forth below applies (unless the Administrative Agent in its sole, reasonable discretion elects to include such Account).  No Account shall be an Eligible Credit Card Account if:

(a)                                 such Account has been unpaid for more than five Business Days from the date of sale;

(b)                                 a Borrower Party does not have good, valid and marketable title to such Account;

(c)                                  such Account is not subject to a first priority security interest in favor of the Collateral Agent, free and clear of any Lien (other than a Lien securing the Term Loan Obligations, ~~the Second Lien Obligations,~~ Permitted Junior Secured Refinancing Debt, Incremental Term Loans, Incremental Equivalent First Lien Term Debt, ~~Incremental Second Lien Term Loans or Incremental Equivalent Second Lien Term Debt,~~ a Lien permitted under Section 6.02(t) or 6.02(bb) or a Permitted Lien arising by operation of law) (it being understood that customary offsets to fees and chargebacks in the ordinary course by the credit card or debit card processors shall not be deemed violative of this clause (c));

(d)                                 such Account is disputed or with recourse or a claim, counterclaim, offset or chargeback has been asserted with respect to such Account, in each case, to the extent of such claim, counterclaim, offset or chargeback;

(e)                                  the credit card or debit card processor has the right under certain circumstances to require a Borrower Party to repurchase such Account from such credit card or debit card processor; or

(f)                                   the Administrative Agent determines in its reasonable discretion that there is a reasonable likelihood that the full amount of such Account will not be collected.

“Eligible Inventory” shall mean all finished goods Inventory of the Borrower Parties reflected in the most recent Borrowing Base Certificate, except any Inventory with respect to which any of the exclusionary criteria set forth below applies (unless the Administrative Agent in its sole, reasonable discretion elects to include such Inventory).  No Inventory shall be Eligible Inventory if such Inventory:

(a)                                 is not finished goods;

(b)                                 is not in good, useable and saleable condition or is to be returned to vendor;

(c)                                  is obsolete, damaged, defective or unmerchantable;

(d)                                 does not meet in all material respects all standards imposed by any Governmental Authority having regulatory authority over such Inventory or its use or sale;

(e)                                  is not solely owned by a Borrower Party or a Borrower Party does not have good and valid title thereto;

(f)                                   is not at all times subject to the Collateral Agent’s duly perfected, first-priority security interest or is subject to any other Lien (other than a Lien securing the Term Loan Obligations, ~~the Second Lien Obligations,~~ Permitted Junior Secured Refinancing Debt, Incremental Term Loans, Incremental Equivalent First Lien Term Debt, ~~Incremental Second Lien Term Loans, Incremental Equivalent Second Lien Term Debt,~~ a Lien permitted under Section 6.02(t) or 6.02(bb) or a Permitted Lien arising by operation of law);

(g)                                  is located (i) in a public warehouse, (ii) in possession of a bailee or (iii) in a store leased by a Borrower Party in a Landlord Lien State; provided that (A) such Inventory will be Eligible Inventory if the Collateral Agent has received a reasonably satisfactory landlord’s agreement or bailee letter, as applicable, with respect to such location, (B) solely with respect to Inventory located at a store leased by a Borrower Party in a Landlord Lien State, such Inventory will nevertheless be Eligible Inventory but the Administrative Agent may impose reserves equal to a two month rent reserve for such store, (C) solely with respect to Inventory located in a warehouse or in possession of a bailee, such Inventory will nevertheless be Eligible Inventory for 90 days following later of the Closing Date or the date on which such Inventory becomes located in such warehouse, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), and the Administrative Agent may impose reserves equal to a two month rent reserve for such warehouse; provided that after 90 days (or such longer period as the Administrative Agent may agree in its reasonable discretion), such Inventory shall cease to be Eligible Inventory and (D) if such Inventory is in-transit Inventory, it shall be Eligible Inventory if it satisfies the criteria set forth in clause (h) below;

(h)                                 is in transit, except that Inventory in transit will not be deemed ineligible if (i) it has been paid for in advance of shipment, (ii) legal ownership thereof has passed to the applicable Borrower Party (or is retained by the applicable Borrower Party) as evidenced by customary documents of title, (iii) the Collateral Agent has control over the documents of title which evidence ownership of the subject Inventory (including, if requested by the Collateral Agent, by the delivery of a Customs Broker Agreement) and (iv) it is insured to the reasonable satisfaction of the Collateral Agent;

(i)                                     is located outside of the United States of America or Canada;

(j)                                    constitutes operating supplies, packaging or shipping materials, cartons, repair parts, labels or miscellaneous spare parts or other such materials not considered for sale in the ordinary course of business;

(k)                                 is leased by or is on consignment to a Borrower Party;

(l)                                     consists of “perishable agricultural commodities” (within the meaning of PACA) or “livestock” (within the meaning of PASA) in which a Lien has arisen in favor of a seller or supplier under PACA or PASA, as applicable;

(m)                             is not insured in compliance with the provisions of the Loan Documents;

(n)                                 has been sold but not yet delivered or as to which a Borrower Party has accepted a deposit;

(o)                                 is subject to the intellectual property rights of a third party; provided that such Inventory will be Eligible Inventory to the extent the Administrative Agent determines, in its Reasonable Credit Judgment, that upon an Event of Default such Inventory could be liquidated without assistance or interference from, or the payment of money to, such third party; or

(p)                                 is acquired in a Permitted Business Acquisition, unless and until the Collateral Agent has completed or received (i) an appraisal of such Inventory from an Acceptable Appraiser and otherwise meets the requirements of Eligible Inventory and (ii) such other due diligence as the Agents may require, all of the results of the foregoing to be reasonably satisfactory to the Agents in their Reasonable Credit Judgment; provided that (A) as long as the Borrower and the other Subsidiaries reasonably cooperate with the Agents and their representatives in connection with the completion of such due diligence and all other eligibility criteria are satisfied with respect to such Inventory, 75% of the Cost of such Inventory shall be deemed Eligible Inventory pending the completion of such due diligence and (B) as long as the Borrower and the other Subsidiaries reasonably cooperate with the Agents and their representatives in connection with the completion of such due diligence, if such due diligence is not completed within 45 days after the date of the Permitted Business Acquisition, as long as all other eligibility criteria are satisfied with respect to such Inventory, 100% of the Cost of such Inventory shall be deemed Eligible Inventory.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of the Borrowing Base; provided, however, that if any Inventory ceases to be Eligible Inventory because of the adjustment of or imposition of new exclusionary criteria pursuant to the succeeding paragraph, the Administrative Agent will not require exclusion of such Inventory from the Borrowing Base until 15 days following the date on which the Administrative Agent gives notice to the Borrower of such ineligibility.

The Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the exclusionary criteria set forth above and to establish new criteria, in each case, its Reasonable Credit Judgment (based on an analysis of material facts or events first occurring, or first discovered by the Administrative Agent, after the Closing Date), subject to the approval of the Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available than would be available based upon the criteria in effect on the Closing Date.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, binding agreements and final, binding decrees or judgments, in each case, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the environment or exposure to Hazardous Materials).

“Equity Contribution” shall have the meaning assigned to such term in the recitals hereto.

“Equity Interests” shall mean, with respect to any person, any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Parent or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) a Reportable Event, or the requirements of Section 4043(b) of ERISA apply, with respect to a Plan, (b) a withdrawal by Parent or any of its Subsidiaries or, to the knowledge of Parent or the Borrower, any ERISA Affiliate, from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations by Parent or any of its Subsidiaries or, to the knowledge of Parent or the Borrower, any ERISA Affiliate, that is treated as a termination under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by Parent or any of its Subsidiaries or, to the knowledge of Parent or the Borrower, any ERISA Affiliate, from a Multiemployer Plan, receipt of written notification by Parent or any of its Subsidiaries or, to the knowledge of Parent or the Borrower, any ERISA Affiliate, concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is, or is expected to be, insolvent, in reorganization within the meaning of Title IV of ERISA or endangered or in critical status within the meaning of Section 305 of ERISA, (d) the provision by a Plan administrator or the PBGC of notice of intent to terminate a Plan, the treatment of a Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the incurrence by Parent or any of its Subsidiaries or, to the knowledge of Parent or the Borrower, any ERISA Affiliate, of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, (f) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Plan, (g) the imposition of a lien under Section 303(k) of ERISA with respect to any Plan, (h) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA or (i) a Foreign Benefit Event.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

“Eurocurrency Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

“Eurocurrency Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Excluded Swap Obligation” means, with respect to any Guarantor (as defined in the Collateral Agreement), any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor under the Collateral Agreement or any other Loan Document, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor, or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) income taxes imposed on or measured by its net income (however denominated) or franchise taxes imposed in lieu of net income taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender making a Loan to the Borrower, any withholding tax (including any backup withholding tax) imposed by the United States that (i) is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender acquires its interest in the Loans or Commitments (or designates a new lending office except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.17(a) or Section 2.17(c)) or (y) is attributable to such Lender’s failure to comply with Section 2.17(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning assigned to such term in Section 3.22(b).

“Existing ABL Facility” shall have the meaning assigned to such term in the definition of “Existing Facilities”.

“Existing Facilities” shall mean (i) the Amended & Restated Revolving Credit Agreement, dated as of June 29, 2011 (the “Existing ABL Facility”), by and among S&F Holdings, S&F Stores, as the borrower, the lenders party thereto and Bank of America, N.A. as the administrative agent, (ii) the Amended & Restated First Lien Term Loan Credit Agreement, dated as of December 22, 2010, by and among S&F Holdings, S&F Stores, as the borrower, the lenders party thereto and Credit Suisse AG, as the administrative agent, and (iii) the Amended & Restated Second Lien Term Loan Credit Agreement, dated as of August 19, 2010, by and among S&F Holdings, as a borrower, S&F Stores, as a borrower, the lenders party thereto and Credit Suisse AG, as the administrative agent.

“Existing Letters of Credit” means those Letters of Credit described on Schedule 1.01C hereto.

“Extended Revolving Commitment” shall have the meaning assigned to such term in Section 2.23(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.23(a).

“Extension” shall have the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” shall have the meaning assigned to such term in Section 2.23(c).

“Extension Offer” shall have the meaning assigned to such term in Section 2.23(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System ~~arranged by federal funds brokers on such day~~, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.0%) charged to the Administrative Agent on such day on such transactions as determined in good faith by the Administrative Agent.

“Fee Letter” shall mean the ~~Amended & Restated~~ Fee Letter, dated ~~October 23, 2012,~~as of June 30, 2016, by and among ~~SFCC, Morgan Stanley Senior Funding, Inc.,~~ Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A.~~, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Deutsche Bank Securities Inc. and Deutsche Bank Trust Company Americas~~ and the Borrower, as amended and in effect from time to time.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees and all other fees set forth in the Fee Letter and relating hereto.

“Financial Officer” shall mean, with respect to any person, the chief financial officer, principal accounting officer, director of financial services, treasurer, assistant treasurer or controller of such person.

“Financial Performance Covenant” shall mean the covenant set forth in Section 6.10.

“First Amendment” shall mean the Amendment No. 1 to Credit Agreement, dated as of December 19, 2013, among the Parent, Borrower Holdco, the Borrower, the Co-Borrowers, the Guarantors, the Lenders party thereto and the Administrative Agent.

“Fixed Charge Coverage Ratio” shall mean, on any date, the ratio of (a) (i) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which Required Financial Statements are available minus (ii) non-financed Capital Expenditures of Borrower Holdco and its Subsidiaries during such period (it being understood that Capital Expenditures funded with proceeds of Revolving Loans shall not be deemed to be “financed” for the purpose of this clause (ii)) minus (iii) taxes of Borrower Holdco and its Subsidiaries based on income that are paid or payable in cash during such period (including tax distributions paid or payable in cash during such period) to (b) Fixed Charges for such period.

“Fixed Charges” shall mean, for any period, the sum, without duplication, of the following for such period:

(a)                                 Consolidated Interest Expense paid or payable currently in cash;

(b)                                 scheduled principal amortization payments of Indebtedness for borrowed money of Borrower Holdco and its Subsidiaries, including payments in respect of Capitalized Lease Obligations, but excluding payments of intercompany Indebtedness; and

(c)                                  Restricted Payments made pursuant to Section 6.06(l) paid or payable currently in cash.

“Foreign Benefit Event” shall mean, with respect to any Foreign Benefit Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments under any applicable law on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Benefit Plan, which termination would reasonably be expected to give rise to liability for Parent or any of its Subsidiaries or to appoint a trustee or similar official to administer any such Foreign Benefit Plan, or alleging insolvency or any such Foreign Benefit Plan, (d) the incurrence of any liability under applicable law on account of the complete or partial termination of such Foreign Benefit Plan or the complete or partial withdrawal of any participating employer therein, (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by Parent or any of its Subsidiaries or (f) the imposition on Parent or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case, that would result in a Material Adverse Effect.

“Foreign Benefit Plan” shall mean any benefit plan (other than a Plan or a Multiemployer Plan) that is not governed by the laws of the United States and that, under applicable law, is required to be funded through a trust or other funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America.  For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America.  For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of the outstanding Revolving

L/C Exposure, other than Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Facility Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.03; provided that any reference to the application of GAAP in Sections 3.13(b), 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of Parent) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligations, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit, bank guarantee or other letter of credit guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum byproducts or distillates, friable asbestos or friable asbestos containing materials, polychlorinated biphenyls or radon gas, in each case, that are regulated or would give rise to liability under any Environmental Law.

“Hedge Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or any of its Subsidiaries shall be a Hedge Agreement.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of Parent most recently ended, have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of Parent and its Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of Parent most recently ended, did not have assets with a value in excess of 10.0% of Consolidated Total Assets or revenues representing in excess of 10.0% of total revenues of Parent and its Subsidiaries on a consolidated basis as of such date. All Accounts and Inventory of the Immaterial Subsidiaries shall be segregated or otherwise identifiable in a manner sufficient to distinguish ownership of such Accounts and Inventory from the Accounts and Inventory of the Loan Parties.

“Incremental Equivalent First Lien Term Debt” shall have the meaning assigned to such term in the Term Loan Credit Agreement.

~~“Incremental Equivalent Second Lien Term Debt” shall have the meaning assigned to such term in the Second Lien Term Loan Credit Agreement.~~

“Incremental Facility Amendment” shall have the meaning assigned to such term in Section 2.21.

“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.21.

“Incremental Revolving Commitments” shall have the meaning assigned to such term in Section 2.21.

“Incremental Revolving Lender” shall have the meaning assigned to such term in Section 2.21.

~~“Incremental Second Lien Term Loans” shall mean second lien term loans made by one or more lenders to the Borrower pursuant to Section 2.19 of the Second Lien Term Loan Credit Agreement.~~

“Incremental Term Loans” shall mean first lien term loans made by one or more lenders to the Borrower pursuant to Section 2.19 of the Term Loan Credit Agreement.

“Indebtedness” shall mean, with respect to any person, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedge Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and bank guarantees, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) through (h) above) and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any

Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (i) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (ii) prepaid or deferred revenue arising in the ordinary course of business, (iii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (iv) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP or (v) obligations under or in respect of the Sale/Lease-Back Documents. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean (a) all Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Information Memorandum” shall mean the Confidential Information Memorandum dated October 2012, as modified or supplemented prior to the Closing Date.

“Insufficiency” with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section ~~3.23.~~3.24.

“Interest Coverage Ratio” shall mean, on any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters of Borrower Holdco and its Subsidiaries most recently ended as of such date to (b) Consolidated Net Interest Expense for such period plus all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock of Borrower Holdco made during such period.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Revolving Facility Borrowing in accordance with Section 2.07.

“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the first Business Day of each April, July, October and January.

“Interest Period” shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six months thereafter (or, if available to all Lenders, nine or 12 months), as the Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond the applicable Maturity Date.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Intermediate Parents” shall mean Borrower Holdco~~, Casino and S&F Holdings~~.

“Inventory” shall mean, with respect to a person, all of such person’s now owned and hereafter acquired inventory (as defined in the UCC), goods and merchandise, wherever located, in each case, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials, and supplies of any kind, nature or description which are used or consumed in such person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise and other property, and all documents of title or other documents representing the foregoing.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Investors” shall have the meaning assigned to such term in the recitals hereto.

“Issuing Bank” shall mean Bank of America, N.A. and each other Issuing Bank designated pursuant to Section 2.05(k), in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  At any time there is more than one Issuing Bank, any singular references to the Issuing Bank shall mean any Issuing Bank, each Issuing Lender, the Issuing Bank that has issued the applicable Letter of Credit, or all Issuing Banks, as the context may require.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).

“Junior Lien Intercreditor Agreement” shall mean a “junior lien” intercreditor agreement between or among the Administrative Agent and one or more Senior Representatives for holders of Permitted Junior Secured Refinancing Debt in form and substance reasonably satisfactory to the Administrative Agent.

“Landlord Lien State” shall mean any state in which a landlord’s claim for rent has priority by law over the Lien of the Collateral Agent in any of the Collateral.

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date of the Revolving Facility Commitments, any Extended Revolving Commitments or any Other Revolving Commitments in effect on such date.

“L/C Amount” shall have the meaning assigned to such term in the definition of Revolving L/C Exposure.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.12(b).

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a Lender hereunder pursuant to Section 9.04 and any Additional Lender.  Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Lender Default” shall mean (a) the wrongful refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing, to acquire participations in a Swingline Loan pursuant to Section 2.04 or to fund its portion of any unreimbursed payment under Section 2.05(e), which failure is not cured within two Business Days after the date of such refusal or failure, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) the failure of a Lender to pay over to the Administrative Agent, the Issuing Lender or any other Lender any amount (other than any amount referred to in clause (a)) required to be paid by it under this Agreement within two Business Days of the date such amount is due, (c) any Lender having notified the Borrower and/or the Administrative Agent in writing that it does not intend to comply with its obligations under Section 2.04, 2.05 or 2.06, or any Lender having made a public statement that it does not intend to comply with Section 2.04, 2.05 or 2.06 or its funding obligations under any other agreement pursuant to which it has committed to extend credit, (d) the failure of any Lender within three Business Days after request by the Administrative Agent to confirm that it will comply with its obligations under Sections 2.04, 2.05 or 2.06, as applicable, or (e) the admission by any Lender that it has been deemed insolvent or is subject to a Lender-Related Distress Event; provided that a Lender shall cease to be a Defaulting Lender pursuant to clause (d) hereof upon receipt of written confirmation by the Administrative Agent and the Borrower that it will comply with its obligations under Sections 2.04, 2.05 or 2.06, as applicable.

“Lender-Related Distress Event” shall mean, with respect to any Lender or any person that directly or indirectly Controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or a custodian, conservator, receiver or similar official being appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person being subject to a forced liquidation or being the subject of a Bail-In Action, or such Distressed Person making a general assignment for the benefit of creditors, or being otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“lending office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.05.

“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05.

“Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the Issuing Banks, in an amount not to exceed $~~50.0~~65.0 million.

“LIBO Rate” shall mean:

(a)                                 for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the ~~British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making LIBOR available (“LIBOR”)~~rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; and

(b)                                 for any interest calculation with respect to ABR Loans on any date, the rate per annum equal to (i) LIBOR at approximately 11:00 a.m., London time, determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the ABR Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination; and

(c)                                  if the LIBO Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Line Cap” shall mean, as of any date of determination, the lesser of the aggregate Revolving Facility Commitments and the Borrowing Base, each as then in effect.

“Loan Accounts” shall mean the loan accounts established on the books of the Administrative Agent.

“Loan Documents” shall mean this Agreement, the Security Documents, the ABL/Term Loan Intercreditor Agreement, any Note and, solely for the purposes of Sections 3.01, 3.02, and 7.01 hereof, the Fee Letter.

“Loan Parties” shall mean Parent, the Intermediate Parents, the Borrower, each Co-Borrower and the other Subsidiary Loan Parties.

“Loans” shall mean the Revolving Loans and the Swingline Loans and any other loans and advances of any kind made by the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender pursuant to this Agreement.

“Management Agreement” shall mean, collectively, (a) the Management Services Agreement, dated as of November 15, 2012, among SF CC, S&F Stores and ACOF Operating Manager III, LLC, and (b) Management Services Agreement, dated as of November 15, 2012, among SF CC, S&F Stores and ACOF Operating Manager IV, LLC, in each case, as in effect on the Closing Date or as amended, supplemented or otherwise modified to add provisions consistent with Section 6.06(k).

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of Parent and its Subsidiaries, as the case may be, on the Closing Date.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, financial condition or results of operations, in each case, of the Borrower and its Subsidiaries, taken as a whole; (b) the ability of the Borrower and the other Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders, taken as a whole, under the Loan Documents.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of the Borrower or any other Subsidiary Loan Party in an aggregate principal amount exceeding $25.0 million.

“Material Subsidiary” shall mean any Subsidiary other than Immaterial Subsidiaries.

“Maturity Date” shall mean, as the context may require, (a) with respect to Revolving Commitments existing on the ~~Closing Date, November 15, 2017,~~Second Amendment Effective Date, the earlier of (x) to the extent the Term Facility (and any Permitted Refinancing Indebtedness in respect thereof) has not been paid off in full, the date that is sixty (60) days prior to the earliest scheduled maturity date of any tranche under the Term Facility (or any Permitted Refinancing Indebtedness in respect thereof) as any such scheduled maturity date may be extended from time to time in accordance with the terms of the Term Facility (or any Permitted Refinancing Indebtedness in respect thereof), and (y) July 19, 2021, (b) with respect to any Other Revolving Commitments, the final maturity date specified therefor in the applicable Refinancing Amendment and (c) with respect to any Extended Revolving Commitments, the final maturity date specified therefor in the applicable Extension Amendment.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.23(b).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Policies” shall have the meaning assigned to such term in Section 5.10(b).

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Parent, the Borrower or any other Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of ~~Code~~ Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Amount of Eligible Accounts” shall mean, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed (in each case, without duplication, whether of the exclusionary criteria set forth in the definition of Eligible Accounts, of any Reserve or otherwise).

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean 100% of the cash proceeds from the incurrence, issuance or sale of specified Indebtedness, Equity Interests or capital contributions, net of all taxes and fees (including investment banking fees), underwriting discounts, commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

“New York Courts” shall have the meaning assigned to such term in Section 9.15.

“Non––Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Note” shall have the meaning assigned to such term in Section 2.09(b).

“Obligations” shall mean (a) all amounts owing to any Agent, any Issuing Bank or any Lender pursuant to the terms of this Agreement or any other Loan Agreement, including all interest and expenses accrued or accruing (or that would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement by or against any Loan Party of any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law naming such Loan Party as the debtor in such proceeding, in accordance with and at the rate specified in this Agreement, whether or not the claim for such interest or expense is allowed or allowable as a claim in such proceeding, (b) all amounts owing to any Qualified Counterparty under any Specified Hedge Agreement and (c) any Cash Management Obligations; provided that (i) the Obligations of the Loan Parties under any Specified Hedge Agreement and Cash Management Obligations shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors (as defined in the Collateral Agreement) effected in the manner permitted by this Agreement or any Security Document shall not require the consent of any Cash Management Bank or Qualified Counterparty pursuant to any Loan Document; provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” ~~shall have the meaning assigned to such term in Section 3.22(b).~~shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax

(other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Revolving Commitments” shall have the meaning assigned to such term in Section 2.22.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise, transfer, sales, property, all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Overadvance” shall have the meaning assigned to such term in Section 2.01(b).

“PACA” shall mean the Perishable Agriculture Commodities Act, 1930 and all regulations promulgated thereunder, as amended from time to time.

“PASA” shall mean the Packers and Stockyard Act, 1921 and all regulations promulgated thereunder, as amended from time to time.

“Parent” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Parent Entity” shall mean any direct or indirect parent of the Borrower.

“Participant” shall have the meaning assigned to such term in Section 9.04(d).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(d).

“Payment Conditions” shall mean (i) no Event of Default shall have occurred and be continuing or would result from the taking of the relevant action as to which the satisfaction of the Payment Conditions is being determined and (ii) on a Pro Forma Basis, immediately prior to and immediately after giving effect such transaction, (A) in the case of any Investment, Permitted Business Acquisition or prepayments of Term Loans pursuant to Section 6.09, in each case, that is subject to the Payment Conditions, either (1) Availability is at least ~~the greater of~~ 17.5% of the Line Cap ~~at such time and $26.25 million~~ on such date and for the immediately preceding 30 days or (2)(x) Availability is at least ~~the greater of 12.75~~12.5% of the Line Cap ~~at such time and $18.75 million~~ on such date and for the immediately preceding 30 days and (y) the Fixed Charge Coverage Ratio, on a Pro Forma Basis, is at least ~~1.0~~1.00 to ~~1.0~~1.00 and (B) in the case of any Restricted Payment or any prepayment of a Junior Financing pursuant to Section 6.09, in each case, that is subject to the Payment Conditions, either (1) Availability is at least ~~the greater of 25.0~~20.0% of the Line Cap at such time ~~and $37.5 million on such date~~ and for the immediately preceding 30 days or (2)(x) Availability is at least ~~the greater of~~ 15.0% of the Line Cap at such time ~~and $22.5 million on such date~~ and for the immediately preceding 30 days and (y) the Fixed Charge Coverage Ratio, on a Pro Forma Basis, is at least ~~1.0~~1.00 to ~~1.0.~~1.00.

“Payment Office” shall mean the office of the Administrative Agent located at 100 Federal Street, Boston, Massachusetts 02110 or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Loan Parties in a form reasonably satisfactory to the Administrative Agent.

“Perishable Inventory” shall mean Inventory consisting of meat, dairy, cheese, seafood, produce, delicatessen, non-artificial floral products and bakery goods and other similar categories of Inventory that have a short shelf life.

“Permitted Amendment” shall mean any Incremental Facility Amendment, Refinancing Amendment or Extension Amendment.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition) if, immediately after giving effect thereto, the Payment Conditions are satisfied.

“Permitted Cure Securities” shall mean any equity securities of Parent other than Disqualified Stock.

“Permitted Holder” shall mean each of Sponsor, the Sponsor Affiliates and the Management Group.

“Permitted Investments” shall mean:

(a)                                 Dollars, Canadian dollars, pounds sterling, euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business and not for speculation;

(b)                                 direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case, with maturities not exceeding two years;

(c)                                  time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250.0 million and whose long term debt, or whose parent holding company’s long term debt, is rated at least “A-2” by Moody’s or at least “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(d)                                 repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with a bank meeting the qualifications described in clause (c) above;

(e)                                  commercial paper maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time any investment therein is made of at least “P-1” by Moody’s or at least “A-1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(f)                                   securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(g)                                  Indebtedness issued by persons (other than Sponsor or any Sponsor Affiliates) with a rating of at least “A-2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not exceeding one year from the date of acquisition;

(h)                                 shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (g) above;

(i)                                     money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated “Aaa” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency) and (iii) have portfolio assets of at least $~~5,000.0 million~~5,000,000,000; and

(j)                                    instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Junior Secured Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a junior priority basis to the Obligations and is not secured by any property or assets of the Borrower or any other Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) the security agreements relating to such Indebtedness are substantially similar to or the same as the Security Documents and (iv) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Borrower, then the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Junior Lien Intercreditor Agreement.  Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”) the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) except with respect to Section 6.01(i), the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (i) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the Latest Maturity Date were instead due on the date that is one year following the Latest Maturity Date, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced and (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced; provided, further, that (i) with respect to a Refinancing of any Indebtedness permitted hereunder that is subordinated, such Permitted Refinancing Indebtedness shall (A) be subordinated to the guarantee by Parent and the Subsidiary Loan Parties of the Revolving Facility and (B) be otherwise on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced, and (ii) with respect to a Refinancing of the ~~Term Loan Obligations or the Second Lien Obligations, the Liens, if any, securing such Permitted Refinancing Indebtedness shall be (A) subject to the ABL/Term Loan Intercreditor Agreement or another intercreditor agreement that is substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement and (B) on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced and (iii) with respect to a Refinancing of the Second Lien~~ Term Loan Obligations, the Liens, if any, securing such Permitted Refinancing Indebtedness shall be (A) subject to the ABL/Term Loan Intercreditor Agreement or another intercreditor agreement that is substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement and (B) on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced; provided, further, that Indebtedness constituting Permitted Refinancing Indebtedness shall not cease to constitute Permitted Refinancing Indebtedness as a result of the subsequent extension of the Latest Maturity Date.

“Permitted Unsecured Refinancing Debt” shall mean any unsecured Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of the Borrower or any other Subsidiary and (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness.  Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, government, individual or family trust, Governmental Authority or other entity of whatever nature.

“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is (a) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and (b) either (i) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Parent or any of its Subsidiaries or any ERISA Affiliate or (ii) in respect of which Parent or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17(a).

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Pro Forma Basis” shall mean, with respect to any person, for any events described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”):  (i) in making any determination of Consolidated EBITDA, effect shall be given to any Asset Sale or other disposition, acquisition, Investment, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction not otherwise permitted under Section 6.04 or 6.05 that requires a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any Restricted Payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, and any other adjustments set forth in the definition of “Consolidated EBITDA”, including clauses (g) and (l) thereof, and similar operational and other cost savings, which adjustments the Borrower determines are reasonable and set forth in a certificate duly executed by a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case, that occurred during the Reference Period (or, except for purposes of determining compliance with the Financial Performance Covenant, occurring during the Reference Period or thereafter and through and including the date upon which the applicable Investment, Permitted Business Acquisition, Restricted Payment or the incurrence of the applicable Indebtedness or Liens is consummated), (ii) in making any determination on a Pro Forma Basis, (A) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, except for purposes of determining compliance with the Financial Performance Covenant, occurring during the Reference Period or thereafter and through and including the date upon which the applicable Investment, Permitted Business Acquisition, Restricted Payment or the incurrence of the applicable Indebtedness or Liens is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (B) Consolidated Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (A), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods and (iii)(A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments to reflect the full “run-rate” effect of any operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transactions), subject in the case of any calculation of Consolidated EBITDA to the maximum addbacks under clauses (g) and (l) of the definition of “Consolidated EBITDA”.  The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth such demonstrable or additional operating expense reductions and other operating improvements, synergies or cost savings and information and calculations supporting them in reasonable detail (it being understood that pro forma adjustments need not be prepared in compliance with Regulation S-X of the Exchange Act).

“Pro Forma Financial Statements” shall have the meaning assigned to such term in Section ~~4.01~~4.02(d).

“Projections” shall mean the projections of Parent and its Subsidiaries included in the Information Memorandum and any other projections and any forward looking statements of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Parent or any of its Subsidiaries prior to the Closing Date.

“Protective Advances” shall have the meaning assigned to such term in Section 2.01(c).

“Public Lender shall have the meaning assigned to such term in Section 9.17.

“Purchase Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Purchase Documents” shall mean the collective reference to the Purchase Agreement, all material exhibits and schedules thereto and all agreements expressly contemplated thereby.

“Qualified CFC Holding Company” shall mean a Wholly Owned Subsidiary of Parent (a) the primary asset of which consists of Equity Interests in either (i) one or more Foreign Subsidiaries that constitute CFCs or (ii) one or more other Qualified CFC Holding Companies and (b) that has no outstanding Guarantee of Indebtedness of Parent or any Domestic Subsidiary; provided that any such Wholly Owned Subsidiary of Parent that is treated as a corporation for U.S. federal income tax purposes shall only be considered a Qualified CFC Holding Company if the pledge of 66 2/3% or more of the voting Equity Interests of such Subsidiary could result in adverse tax consequences to any Loan Party, as determined in good faith by the Borrower.

“Qualified Counterparty” shall mean any counterparty to any Specified Hedge Agreement that, at the time such ~~Qualified~~Specified Hedge Agreement was entered into or on the Closing Date, was an Agent, an Arranger, a Lender or an Affiliate of the foregoing, whether or not such person subsequently ceases to be an Agent, an Arranger, a Lender or an Affiliate of the foregoing.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party with total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person that qualifies as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified Stock.

“Qualified IPO” shall mean an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of the Equity Interests of any Parent Entity which generates cash proceeds of at least $50.0 million.

“Quarterly Financial Statements” shall have the meaning assigned to such term in Section 5.04(b).

“Ratio Debt” shall have the meaning assigned to such term in Section 6.01(q).

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Reasonable Credit Judgment” shall mean reasonable credit judgment in accordance with customary business practices for comparable asset-based lending transactions; provided that, as it relates to the establishment of Reserves or the adjustment or imposition of exclusionary criteria, Reasonable Credit Judgment shall require that (a) such establishment, adjustment or imposition after the Closing Date be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent after the Closing Date or are materially different from facts or events known to the Administrative Agent on the Closing Date, (b) the contributing factors to the imposition of any Reserve shall not duplicate (i) the exclusionary criteria set forth in definitions of “Eligible Accounts”, “Eligible Credit Card Accounts” or “Eligible Inventory”, as applicable (and vice versa), or (ii) any reserves deducted in computing book value and (c) the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification of the incremental dilution of the Borrowing Base attributable to such contributing factors.

“Recipient” shall mean the Administrative Agent ~~and~~, any Lender or any Issuing Bank, as applicable.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis”.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness”, and “Refinanced” shall have a meaning correlative thereto.

“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, Borrower Holdco and Parent, (b) the Administrative Agent and (c) each Lender that agrees to provide any Other Revolving Commitment pursuant thereto, in accordance with Section 2.22.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees and collateral provisions) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Related Sections” shall have the meaning assigned to such term in Section 6.04.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating in, into, upon, onto or through the environment.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Financial Statements” shall have the meaning assigned to such term in Section 5.04(b).

“Required Lenders” shall mean, at any time, at least two Lenders (if there is more than one Lender) having (a) Revolving Facility Credit Exposure and (b) Available Unused Commitments that, taken together, represent more than 50.0% of the sum of (i) all Revolving Facility Credit Exposure and (ii) the total Available Unused Commitments at such time.  The Revolving Facility Credit Exposure and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders; provided that subject to the Borrower’s right to replace Defaulting Lenders as set forth herein, Defaulting Lenders shall be included in determining Required Lenders with respect to (A) any amendment that would disproportionately affect the obligation of the Borrower to make payment of the Loans or Commitments of such Defaulting Lender as compared to other Lenders holding the same ~~Class~~tranche of Loans or Commitments and (B) any amendment relating to (1) increases in the Commitment of such Defaulting Lender, (2) reductions of principal, interest, fees or premium applicable to the Loans or Commitments of such Defaulting Lender, (3) extensions of final maturity or the due date of any amortization, interest, fee or premium payment applicable to the Loans or Commitments of such Defaulting Lender and (4) matters requiring the approval of each Lender under Sections 9.08(b)(v) and (vi).

“Reserves” shall mean such reserves against the Borrowing Base that the Administrative Agent has, in the exercise of its Reasonable Credit Judgment, established from time to time upon at least five Business Days’ notice to the Borrower; provided that, except in respect of PACA and PASA claims, the Administrative Agent shall not impose Reserves for Perishable Inventory solely on account of such Inventory constituting Perishable Inventory.  As of the Closing Date, such Reserves include reserves on account of PACA claims, rent, gift certificates and gift cards, all as reflected on the Borrowing Base Certificate delivered by the Borrower on the Closing Date.

“Reset Period” shall have the meaning assigned to such term in Section 6.01.

“Responsible Officer” shall mean, with respect to any Loan Party, the chief executive officer, president, vice president, secretary, assistant secretary or any Financial Officer of such Loan Party or any other individual designated in writing to the Administrative Agent by an existing Responsible Officer of such Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.

“Revolving Facility” shall mean the Revolving Facility Commitments (including any Incremental Revolving Commitments) and the extensions of credit made hereunder by the Revolving Lenders.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Facility Commitment” shall mean, with respect to a Lender, the commitment of such Lender to make Revolving Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04 or (c) increased from time to time under Section 2.21.  The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable.  ~~The initial~~As of the Second Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Facility Commitments is $~~150.0~~200.0 million.

“Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Loans outstanding at such time, (b) the Swingline Exposure at such time and (c) the Revolving L/C Exposure at such time.  The Revolving Facility Credit Exposure of any Revolving Lender at any time shall be the product of (i) such Revolving Lender’s Revolving Facility Percentage and (ii) the aggregate Revolving Facility Credit Exposure of all Revolving Lenders, collectively, at such time.

“Revolving Loans” shall have the meaning assigned to such term in Section 2.01(a).

“Revolving Lender” shall mean each Lender with a Revolving Facility Commitment or outstanding Revolving Facility Credit Exposure.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment.  If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time (the “L/C Amount”) and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time.  The Revolving L/C Exposure of any Revolving Lender at any time shall mean its Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that by its terms or the terms of any document related thereto provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“S&F Holdings” shall mean SF CC Smart & Final Holdings LLC, a Delaware limited liability company (as successor by conversion to Smart & Final Holdings Corp., a Delaware corporation ~~(and, following the Conversion, its successor, a Delaware limited liability company).~~).  S&F Holdings merged with and into Borrower Holdco and Casino on December 7, 2012, with Borrower Holdco as the surviving entity.

“S&F Stores” shall have the meaning assigned to such term in the recitals hereto.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor entity thereto.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sale/Lease-Back Documents” shall mean each of the documents set forth on Schedule 1.01C.

“Sanction(s)” shall mean any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment” shall mean the Amendment No. 2 to Credit Agreement, dated as of the Second Amendment Effective Date, by and among Parent, Borrower Holdco, the Borrower, the Co-Borrowers, the other Loan Parties, the Lenders and the Agents.

“Second Amendment Effective Date” shall mean July 19, 2016.

“Second Lien Loan Documents” shall mean the Second Lien Term Loan Credit Agreement and the other “Loan Documents” under and as defined in the Second Lien Term Loan Credit Agreement, as each such document may be amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

~~“Second Lien Obligations” shall mean the “Obligations” as defined in the Second Lien Term Loan Credit Agreement.~~

“Second Lien Security Documents” shall mean the “Security Documents” as defined in the Second Lien Term Loan Credit Agreement.

“Second Lien Term Loan Credit Agreement” shall mean the Second Lien Term Loan Credit Agreement dated as of the Closing Date, among Parent, Borrower Holdco, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, initially in respect of up to $195.0 million of second-priority secured term loans, as such document may be amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

~~“Second Lien Term Loan Facility” shall mean the “Term Facility” as defined in the Second Lien Term Loan Credit Agreement.~~

“Secured Parties” shall mean the collective reference to the “Secured Parties” as defined in the Collateral Agreement.

“Security Documents” shall mean the Collateral Agreement, each Blocked Account Agreement and each of the security agreements and other instruments and documents executed and delivered by any Loan Party pursuant to the Collateral Agreement or pursuant to Section 5.10.

“Senior Representative” shall mean, with respect to any series of Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured First Lien Net Leverage Ratio” shall mean the ratio of Consolidated First Lien Net Debt to Consolidated EBITDA for the trailing four fiscal quarter period.  For the avoidance of doubt, Incremental Term Loans shall be treated as secured debt for purposes of calculation of the Senior Secured First Lien Net Leverage Ratio governing the incurrence of Incremental Term Loans even if incurred as unsecured or junior secured debt.

“Senior Secured Net Leverage Ratio” shall mean the ratio of Consolidated Senior Secured Net Debt to Consolidated EBITDA for the trailing four fiscal quarter period.  For the avoidance of doubt, debt incurred with respect to any Incremental Facilities (as such term is defined in the Term Loan Credit Agreement) shall be treated as secured debt for purposes of calculation of the Senior Secured Net Leverage Ratio governing the incurrence of debt under the Incremental Facilities (as such term is defined in the Term Loan Credit Agreement) even if incurred as unsecured or junior secured debt.

“Settlement Date” shall have the meaning provided in Section 2.18(b).

“SF CC” shall have the meaning assigned to such term in the recitals hereto.

“Specified Event of Default” shall mean any Event of Default under Section 7.01(b), 7.01(c), 7.01(h) or 7.01(i).

“Specified Hedge Agreement” shall mean any Hedge Agreement entered into or assumed between or among the Borrower, any Co-Borrower or any other Subsidiary and any Qualified Counterparty and designated by the Qualified Counterparty and the Borrower in writing to the Administrative Agent as a “Specified Hedge Agreement”.

“Specified Purchase Agreement Representations” shall mean such of the representations and warranties made with respect to S&F Holdings and its subsidiaries in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent Parent has the right to terminate its obligations under the Purchase Agreement or decline to consummate the Acquisition as a result of a breach of such representations or warranties in the Purchase Agreement.

“Specified Representations” shall mean the representations and warranties with respect to Parent, the Borrower and the other Loan Parties set forth in Section 3.01 (but solely with respect to organizational status and organizational power and authority), Section 3.02 (but solely with respect to clause (a) and clause (b)(i)(A) thereof), Section 3.03 (but solely with respect to the Loan Documents), Section 3.10 (but solely with respect to clause (b)(ii) thereof), Section 3.11, Section 3.17, Section 3.19 and Section 3.22.

“Sponsor” shall have the meaning assigned to such term in the recitals hereto.

“Sponsor Affiliate” shall mean each Affiliate of Sponsor and each individual who is a partner or employee of Sponsor.

“Standby Letter of Credit” shall have the meaning provided in Section 2.05(a).

“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company or other entity of which (a) Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership, limited liability company or other entity are at the time owned by such parent or (b) more than 50.0% of the Equity Interests are at the time owned by such parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of Parent.  Notwithstanding the foregoing, except for purposes of the definition of “Unrestricted Subsidiary”, an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Parent or any other Subsidiary for purposes of this Agreement.

“Subsidiary Loan Parties” shall mean (a) each Wholly Owned Domestic Subsidiary of Parent on the Closing Date (other than (i) any Wholly Owned Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary and (ii) any Immaterial Subsidiary) and (b) each Wholly Owned Domestic Subsidiary of Parent (other than any Wholly Owned Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary) that becomes, or is required to become, a party to the Collateral Agreement after the Closing Date.

“Subsidiary Redesignation” shall have the meaning assigned to such term in the definition of “Unrestricted Subsidiary”.

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit D––2.

“Swingline Commitment” shall mean, with respect to any Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04.  The aggregate amount of the Swingline Commitments on the Closing Date is $20.0 million.

“Swingline Exposure” shall mean, at any time, the aggregate principal amount of all outstanding Swingline Borrowings at such time.  The Swingline Exposure of any Revolving Lender at any time shall mean its Revolving Facility Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean Bank of America, N.A., in its capacity as a lender of Swingline Loans to the Borrower Parties.

“Swingline Loans” shall mean the swingline loans made to the Borrower or any Co-Borrower pursuant to Section 2.04.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings or similar charges imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term Facility” shall mean the “Term Facility” as defined in the Term Loan Credit Agreement.

“Term Loan Credit Agreement” shall mean the First Lien Term Loan Credit Agreement, dated as of the Closing Date, among the Parent, Borrower Holdco, the Borrower, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, initially in respect of $525.0 million in principal amount of term loans as of the Closing Date, and in respect of $720.0 million in original principal amount of term loans as of the effective date of the First Amendment, as such document may be amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“Term Loan Documents” shall mean the Term Loan Credit Agreement and the other “Loan Documents” under and as defined in the Term Loan Credit Agreement, as each such document may be amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“Term Loan Obligations” shall mean the “Obligations” as defined in the Term Loan Credit Agreement.

“Term Loan Security Documents” shall mean the “Security Documents” as defined in the Term Loan Credit Agreement.

“Term Priority Collateral” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of Parent then most recently ended (taken as one accounting period).

“Total Net Leverage Ratio” shall mean the ratio of Consolidated Total Net Debt to Consolidated EBITDA for the trailing four fiscal quarter period.

“Trade Letter of Credit” shall have the meaning provided in Section 2.05(a).

“Transaction Documents” shall mean the Purchase Documents, the Loan Documents, the Term Loan Documents~~,~~ and the Second Lien Loan Documents.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the consummation of the Acquisition, (b) the execution and delivery of the Loan Documents, the creation of the Liens pursuant to the Security Documents and the initial borrowings hereunder, (c) the Equity Contribution, (d) the execution and delivery of the Term Loan Documents, the creation of the Liens pursuant to the Term Loan Security Documents, and the borrowing under the Term Loan Credit Agreement, (e) the execution and delivery of the Second Lien Loan Documents, the creation of the Liens pursuant to the Second Lien Security Documents, and the borrowing under the Second Lien Term Loan Credit Agreement, (f) the repayment in full and termination of the

Existing Facilities and (g) the payment of all fees and expenses incurred or paid by Sponsor, any Parent Entity, the Borrower or any of the other Subsidiaries in connection with the foregoing.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean Adjusted LIBO Rate or ABR, as applicable.

“Ultimate Parent” means Smart & Final Stores, Inc., a Delaware corporation and the owner of 100% of the issued and outstanding capital stock of Parent.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” shall mean cash or cash equivalents of Borrower Holdco or any of its Subsidiaries that would not appear as “restricted” on the Required Financial Statements.

“Unrestricted Subsidiary” shall mean any Subsidiary of Borrower Holdco (other than the Borrower) designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date if (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) the Fixed Charge Coverage Ratio, on a Pro Forma Basis, is at least ~~1.0~~1.00 to ~~1.0,~~1.00, (c) such Unrestricted Subsidiary is capitalized (to the extent capitalized by Borrower Holdco or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04(j), and any prior or concurrent Investments in such Subsidiary by Borrower Holdco or any of its Subsidiaries shall be deemed to have been made under Section 6.04(j), (d) without duplication of clause (c), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof are treated as Investments pursuant to Section 6.04(j) and (e) such Subsidiary has been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under the Term Loan ~~Credit Agreement, the Second Lien~~ Credit Agreement, all other Indebtedness permitted to be incurred hereunder and all Permitted Refinancing Indebtedness in respect of any of the foregoing and all Disqualified Stock; provided that at the time of the initial investment by Borrower Holdco or any of its Subsidiaries in such Subsidiary, Borrower Holdco shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent.  Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) such Unrestricted Subsidiary, both before and after giving effect to such designation, shall be a Wholly Owned Subsidiary of Borrower Holdco or the Borrower, (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) the Fixed Charge Coverage Ratio, on a Pro Forma Basis, shall be at least ~~1.0~~1.00 to ~~1.0,~~1.00, (iv) all representations and warranties contained herein and in the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (v) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iv), inclusive.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weekly Monitoring Event” shall mean that the Borrower fails to maintain Availability of at least the greater of (i) $15.0 million and (ii) 12.5% of the Line Cap, in each case, for five consecutive Business Days.  Once commenced, a Weekly Monitoring Event shall be deemed continuing until the date on which Availability has been at least equal to the greater of (i) $15.0 million and (ii) 12.5% of the Line Cap for 20 consecutive days.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Domestic Subsidiary” shall mean, with respect to any person, a Domestic Subsidiary of such person that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” shall mean, with respect to any person, a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.  Terms Generally.  The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  Unless the context requires otherwise, (a) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (b) in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” shall mean “to and including”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (e) the word “or” shall be construed to mean “and/or”, (f) any reference to any person shall be construed to include such person’s legal successors and permitted assigns and (g) the words “asset” and “property” shall be construed to have the same meaning and effect.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or organizational document of the Loan Parties shall mean such document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document).  Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

SECTION 1.03.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, (i) notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards Board Accounting Standards Codification 825-10 (or any other Statement of Financial Accounting Standards Board Accounting Standards Codification having a similar effect) to value any Indebtedness or other liabilities of Parent or any Subsidiary at “fair value”, as defined therein and (ii) for purposes of determinations of the Senior Secured First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio, GAAP shall be construed as in effect on the Closing Date.  In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of the Borrower or the Administrative Agent, the Borrower, the Administrative Agent and the Lenders shall enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred; provided that provisions of this Agreement in effect on the date of such Accounting Change shall remain in effect until the effective date of such amendment.  “Accounting Change” shall mean any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.  Notwithstanding anything to the contrary above or in the definition of Capital Lease Obligations or Capital Expenditures, in the event of a change under GAAP (or the application thereof) requiring all leases to be capitalized, only those leases that would result or would have resulted in Capital Lease Obligations or Capital Expenditures on the Closing Date (assuming for purposes hereof that they were in existence on the date hereof) hereunder shall be considered capital leases hereunder and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith.

SECTION 1.04.  Effectuation of Transfers.  Each of the representations and warranties of Parent, Borrower Holdco and the Borrower contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

SECTION 1.05.  Currencies.  Unless otherwise specifically set forth in this Agreement, monetary amounts shall be in Dollars.  Notwithstanding anything to the contrary herein, no Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VI or paragraph (f) or (j) of Section 7.01 or any related definition being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

ARTICLE II

The Credits

SECTION 2.01.  Commitments.  Subject to the terms and conditions set forth herein:

(a)                                 Revolving Loans.  Each Lender agrees to make loans (“Revolving Loans”) to the Borrower Parties from time to time during the Availability Period in amounts not to exceed (except for the Swingline Lender with respect to Swingline Loans) such Lender’s Revolving Facility Percentage of the Borrowing Base, and in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment or (ii) the total Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower Parties may borrow, prepay and reborrow Revolving Loans.

(b)                                 Overadvances.  Insofar as the Borrower may request and the Administrative Agent or Required Lenders under the Revolving Facility (as provided below) may be willing in their sole discretion to make Revolving Loans to the Borrower Parties at a time when the Revolving Facility Credit Exposure exceeds, or would exceed with the making of any such Revolving Loan, the Borrowing Base (any such Loan being herein referred to individually as an “Overadvance”), Administrative Agent shall enter such Overadvances as debits in the applicable Loan Account.  All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Loans generally.  Any Overadvance made pursuant to the terms hereof shall be made to the Borrower Parties by all Lenders ratably in accordance with their respective Revolving Facility Percentages.  Overadvances in the aggregate amount of $5.0 million or less may, unless a Default or Event of Default has occurred and is continuing, be made in the sole, reasonable discretion of the Administrative Agent; provided that the Required Lenders may at any time revoke the Administrative Agent’s authorization to make future Overadvances (provided that existing Overadvances shall not be subject to such revocation and any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof).  Overadvances in an aggregate amount of more than $5.0 million but less than $10.0 million may, unless a Default or Event of Default has occurred and is continuing, be made with the consent of the Required Lenders.  Overadvances in an aggregate amount of $10.0 million or more and Overadvances to be made after the occurrence and during the continuation of a Default or Event of Default shall require the consent of all Revolving Lenders.  The foregoing notwithstanding, in no event, unless otherwise consented to by all Revolving Lenders, (x) shall any Overadvances be outstanding for more than 90 consecutive days, (y) after all outstanding Overadvances have been repaid, shall the Administrative Agent or Lenders make any additional Overadvances unless 30 days or more have expired since the last date on which any Overadvances were outstanding or (z) shall the Administrative Agent make Revolving Loans on behalf of Lenders under this Section 2.01(b) to the extent such Revolving Loans would cause a Lender’s share of the Revolving Facility Credit Exposure to exceed such Lender’s Revolving Facility Commitment or cause the aggregate Revolving Facility Commitments to be exceeded.

(c)                                  Protective Advances.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, in its sole, reasonable discretion, may make Revolving Loans to the Borrower Parties on behalf of the Lenders, so long as the aggregate amount of such Revolving Loans shall not exceed 5.0% of the Borrowing Base, if the Administrative Agent, in its Reasonable Credit Judgment, deems that such Revolving Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood or maximize the amount of repayment of the Loans and the other Obligations or (iii) to pay any other amount chargeable to the Borrower Parties pursuant to this Agreement (such Revolving Loans, “Protective Advances”); provided that (A) in no event shall the Revolving Facility Credit Exposure exceed the aggregate Revolving Facility Commitments and (B) the Required Lenders under the Revolving Facility may at any time revoke the Administrative Agent’s authorization to make future Protective Advances (provided that existing Protective Advances shall not be subject to such revocation and any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof).  Each applicable Lender shall be obligated to advance to the Borrower Parties its Revolving Facility Percentage of each Protective Advance made in accordance with this Section 2.01(c).  If Protective Advances are made in accordance with the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding, such Protective Advances based upon their Revolving Facility Percentages in accordance with the terms of this Agreement. All Protective Advances shall be repaid by the Borrower Parties on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Loans generally.

SECTION 2.02.  Loans and Borrowings.  (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments).  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Section 2.14, each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans or Eurocurrency Revolving Loans as the Borrower may request in accordance herewith.  Each Swingline Borrowing shall be an ABR Borrowing.  Each Lender at its option may make any ABR Loan or Eurocurrency Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower Parties to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)           At the commencement of each Interest Period for any Eurocurrency Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.  At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e).  Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than six Eurocurrency Borrowings outstanding.

(d)           Notwithstanding any other provision of this Agreement, neither the Borrower nor any Co-Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.  Requests for Borrowings.  (a)  To request a Revolving Facility Borrowing, (i) with respect to any initial ABR Borrowing on the Closing Date, the Borrower shall deliver to the Administrative Agent a Borrowing Request not later than 2:00 p.m., New York City time, one Business Day before the anticipated Closing Date, requesting that the Lenders make the Loans on the Closing Date and (ii) with respect to any other Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (A) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (B) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or e-mail to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit D-1 and signed by a Responsible Officer of the Borrower.

(b)           Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount of the requested Borrowing, which amount shall not exceed Availability;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv)          in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)           the location and number of the Borrower Parties’ account to which funds are to be disbursed.

(c)           Disbursement.  Each Borrower Party hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Loan requested pursuant to this Section 2.03.  The proceeds of each Revolving Loan requested under this Section 2.03 shall be disbursed by the Administrative Agent in immediately available funds and in the same form as received from the Lenders, in the case of a borrowing on the Closing Date permitted under Section 2.01(a), in accordance with the terms of the written disbursement letter from the Borrower and, in the case of each Borrowing after the Closing Date, by wire transfer to such bank account as may be agreed upon by the Borrower and the Administrative Agent, from time to time or elsewhere if pursuant to a written direction from the Borrower.  If at any time any Loan is funded in excess of the amount requested by the Borrower, the Borrower Parties agree, jointly and severally, to repay the excess to the Administrative Agent immediately upon notice thereof to the Borrower from the Administrative Agent or any Lender.

(d)           If no election as to the Type of Revolving Facility Borrowing is specified, then the requested Revolving Facility Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise the Lenders of the details thereof and of the amount of each such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower Parties from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments or (iii) the Revolving Facility Credit Exposure exceeding the Borrowing Base; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower Parties may borrow, prepay and reborrow Swingline Loans.

(b)           To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by a Swingline Borrowing Request by email or facsimile), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Borrowing.  Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify the requested (i) date (which shall be a Business Day) and (ii) amount of the Swingline Borrowing~~.~~, which shall be in a minimum amount of $100,000.  The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan.  The Swingline Lender shall make each Swingline Loan in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., New York City time, to the account of the Borrower Parties (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank); provided that the Swingline Lender shall not be obligated to make any Swingline Loan at any time when any Lender is at such time a Defaulting Lender, unless the Swingline Lender (i) is satisfied in its reasonable discretion that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders pursuant to ~~clause~~paragraph (d) below or (ii) has otherwise entered into satisfactory arrangements with the Borrower Parties or such Lender to eliminate the Swingline Lender’s risk with respect to such Lender.

(c)           The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it.  Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Revolving Lender’s Revolving Facility Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the Swingline Lender, such Revolving Lender’s Revolving Facility Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from any Borrower Party (or other party on behalf of any Borrower Party) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower Party for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph (c) shall not relieve any Borrower Party of any default in the payment thereof.

SECTION 2.05.  Letters of Credit.  (a)  General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of (i) trade letters of credit in support of trade obligations of the Borrower Parties or any other Subsidiary Loan Party incurred in the ordinary course of business (such letters of credit issued for such purposes, “Trade Letters of Credit”) and (ii) standby letters of credit issued for any other lawful purposes of the Borrower Parties and the other Subsidiary Loan Parties (such letters of credit issued for such purposes, “Standby Letters of Credit”) for their own account or for the account of any Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period and prior to the date that is five Business Days prior to the Maturity Date.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  “Letters of Credit” shall include Trade Letters of Credit and Standby Letters of Credit and the Existing Letters of Credit.  Each Existing Letter of Credit shall be deemed to have been issued under this Section 2.05 on the Closing Date.

(b)           Notice of Issuance, Amendment, Renewal, Extension.  To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit by e-mail, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent three Business Days in advance of the requested date of issuance, amendment or extension (or such shorter period as the Administrative Agent and the Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount ~~and currency~~ of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit, and such other information as shall be necessary to issue, amend or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the Borrower shall also submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower Parties shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit, (ii) the Revolving Facility Credit Exposure shall not exceed the total Revolving Facility Commitments and (iii) the Revolving Facility Credit Exposure shall not exceed the Borrowing Base.  Notwithstanding anything to the contrary contained herein, the Issuing Bank shall not issue (or be obligated to issue) any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, (B) any applicable law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit the issuance of letters of credit generally, (C) such Letter of Credit shall impose upon the Issuing Bank any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, (D) such Letter of Credit shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it or (E) any Lender is at such time a Defaulting Lender, unless the Issuing Bank (1) is satisfied in its reasonable discretion that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders pursuant to clause (m) below or (ii) has otherwise entered into satisfactory arrangements with the Borrower Parties or such Lender to eliminate the Issuing Bank’s risk with respect to such Lender.

(c)           Expiration Date.  Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Administrative Agent and the Issuing Bank in their sole discretion) after the date of the issuance of such Standby Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Administrative Agent and the Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Standby Letter of Credit with a one year tenor may provide for automatic extension thereof for additional one year periods (which in no event shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Standby Letter of

Credit permits the Issuing Bank to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such 12-month period to be agreed upon at the time such Standby Letter of Credit is issued; provided, further, that if the Issuing Bank and the Administrative Agent each consent in their sole discretion, the expiration date of any Standby Letter of Credit may extend beyond the date referred to in clause (ii) above; provided that (x) if any such Standby Letter of Credit is outstanding or is issued after the date that is 30 days prior to the Maturity Date, the Borrower Parties shall provide cash collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to 103% of the face amount of each such Standby Letter of Credit on or prior to the date that is 30 days prior to the Maturity Date or, if later, such date of issuance, and (y) each Revolving Lender’s participation in any undrawn Letter of Credit that is outstanding on the Maturity Date shall terminate on the Maturity Date.  Each Trade Letter of Credit shall expire on the earlier of (A) 180 days after such Trade Letter of Credit’s date of issuance or (B) the date that is five Business Days prior to the Maturity Date.

(d)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, its Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower Parties on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower Parties for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement.  If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower Parties shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 2:00 p.m., New York City time, on the first Business Day after the Borrower receives notice under paragraph (g) of this Section 2.05 of such L/C Disbursement (or the second Business Day, if such notice is received after 12:00 noon, New York City time), together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Loans; provided that the Borrower Parties may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Facility Borrowing or a Swingline Borrowing, as applicable, in an equivalent amount and, to the extent so financed, the Borrower Parties’ obligations to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing or Swingline Borrowing.  If such Letter of Credit is denominated in a currency other than Dollars, all reimbursements by the Borrower Parties of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated.  If the Borrower Parties fail to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other Revolving Lender of the applicable L/C Disbursement, the payment then due from the Borrower Parties in respect thereof and, in the case of a Revolving Lender, such Lender’s Revolving Facility Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Facility Percentage of the payment then due from the Borrower Parties in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower Parties pursuant to this paragraph (e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph (e) to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower Parties of their obligations to reimburse such L/C Disbursement.

(f)            Obligations Absolute.  The obligations of the Borrower Parties to reimburse L/C Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower Party’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence of this paragraph (f); provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower Parties to the extent permitted by applicable law) suffered by any Borrower Party that are determined by a final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile or e-mail) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower Parties of their obligations to reimburse such Issuing Bank and/or the Revolving Lenders with respect to any such L/C Disbursement.

(h)           Interim Interest.  If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower Parties shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower Parties reimburse such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such L/C Disbursement is not reimbursed by the Borrower Parties when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)            Replacement of an Issuing Bank.  An Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Borrower Parties shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12.  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization.  If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 7.01(h) or (i), on the Business Day, or (ii) in the case of any other Event of Default, on the third Business Day, in each case, following the date on which the Borrower receives notice from the Administrative Agent demanding the deposit of cash collateral pursuant to this paragraph (j), the Borrower Parties shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or (i), the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind.  Each such deposit pursuant to this paragraph shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower Parties under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (A) for so long as an Event of Default shall be continuing, the Administrative Agent and (B) at any other time, the Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower Parties for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other obligations of the Borrower Parties under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)           Additional Issuing Banks.  From time to time, the Borrower may, by notice to the Administrative Agent, designate any Lender (in addition to Bank of America, N.A.) to act as an Issuing Bank; provided that such Lender agrees in its sole discretion to act as such and such Lender is reasonably satisfactory to the Administrative Agent as an Issuing Bank.  Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.  The Borrower may, in its sole discretion, request a Letter of Credit Issuance from any Issuing Bank.

(l)            Reporting.  Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower or any Co-Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and the Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised the Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank  as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent.  The failure of any Issuing Bank to comply with the provisions of this paragraph shall result in the letter of credit issued by it not being deemed a “Letter of Credit” hereunder and under the other Loan Documents.

SECTION 2.06.  Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the Borrower Parties by promptly crediting the amounts so received, in like funds, to an account of the Borrower Parties as specified in the applicable Borrowing Request; provided that ABR Revolving Loans and Swingline Borrowings made to finance the reimbursement of an L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower Parties a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower Parties severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower Parties to but excluding the date of payment to the Administrative Agent at (i) in the case of such Lender, the greater of (A) the Federal Funds Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower Parties, the interest rate applicable to ABR Loans at such time.  If such Lender pays such amount to the Administrative Agent then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)           The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Revolving Loan on behalf of any such Lender, (including by means of Swingline Loans to the Borrower Parties).  In such event, the Lender, on behalf of whom Administrative Agent made the Revolving Loan, shall reimburse Administrative Agent for all or any portion of such Revolving Loan made on its behalf upon written notice given to each applicable Lender not later than 12:00 noon, New York City time, on the Business Day such reimbursement is requested.  On each such settlement date, the Administrative Agent will pay to each Lender the net amount owing to such Lender in connection with such settlement, including, without limitation, amounts relating to Loans, fees, interest and other amounts payable hereunder.  The entire amount of interest attributable to such Revolving Loan for the period from and including the date on which such Revolving Loan was made on such Lender’s behalf, to but excluding the date the Administrative Agent is reimbursed in respect of such Revolving Loan by such Lender, shall be paid to the Administrative Agent for its own account.

SECTION 2.07.  Interest Elections.  (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)           To make an election pursuant to this Section 2.07 following the Closing Date, the Borrower shall notify the Administrative Agent of such election by telephone (i) in the case of an election to convert to or continue a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the effective date of such election or (ii) in the case of an election to convert to or continue an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the effective date of such election.  Each such telephonic Interest Election Request shall be confirmed promptly by hand delivery, facsimile transmission or e-mail to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit E and signed by the Borrower.

(c)           Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)          if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”; provided that, if any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest

Period, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the Borrower Parties fail to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing two Business Days prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing having an Interest Period of one month’s duration.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.  Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)           The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments; provided that (i) each reduction of the Revolving Facility Commitments shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of the applicable Revolving Facility Commitments) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Revolving Facility Credit Exposure would exceed the lesser of the total Revolving Facility Commitments and the Borrowing Base.

(c)           The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section 2.08 at least three Business Days prior to the Closing Date of such termination or reduction, specifying such election and the Closing Date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Revolving Facility Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified Closing Date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.09.  Promise to Pay; Evidence of Debt.  (a)  Each of the Borrower Parties, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan, Protective Advance and Overadvance to such Borrower Party on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date.

(b)           Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”).  In such event, the Borrower Parties shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower.  Thereafter, the

Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

(c)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan to any of the Borrower Parties made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower Parties to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.  The entries made in the accounts maintained pursuant to this paragraph (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower Parties to repay the Obligations in accordance with the terms of this Agreement.

SECTION 2.10.  Optional Repayment of Loans.  (a)  The Borrower Parties shall have the right at any time and from time to time to repay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount, (i) in the case of Eurocurrency Rate Loans, that is an integral multiple of $500,000 and not less than $2.5 million, and (ii) in the case of ABR Loans, that is an integral multiple of $100,000 and not less than $1.0 million, or, in each case, if less, the amount outstanding.

(b)           Prior to any repayment of any Revolving Loans, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or e-mail) of such selection not later than 2:00 p.m., New York City time, (i) in the case of an ABR Borrowing, one Business Day before the anticipated date of such repayment and (ii) in the case of a Eurocurrency Borrowing, three Business Days before the anticipated date of such repayment.  Each repayment of a Borrowing shall be applied to the Revolving Loans included in the repaid Borrowing such that each Revolving Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Lenders at the time of such repayment).  Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Loan hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or e-mail) of such selection not later than 2:00 p.m., New York City time, on the scheduled date of such repayment.  Repayments of Eurocurrency Borrowings shall be accompanied by accrued interest on the amount repaid, together with any amounts due under Section 2.16.

SECTION 2.11.  Mandatory Repayment of Loans.  (a)  In the event the aggregate amount of the Revolving Facility Credit Exposure exceeds the Line Cap at such time, then the Borrower shall promptly repay outstanding Revolving Loans and Swingline Loans, and, if there remains an excess after paying all Revolving Loans and Swingline Loans, cash collateralize Letters of Credit (in accordance with Section 2.05(j)) in an aggregate amount equal to such excess.

(b)           In the event and on such occasion as the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, the Borrower shall deposit cash collateral (in accordance with Section 2.05(j)) in an amount equal to such excess.

(c)           Upon the occurrence and during the continuance of a Cash Dominion ~~Period~~Event, all amounts in the Dominion Account shall be applied by the Administrative Agent to prepay outstanding Revolving Loans and Swingline Loans and, thereafter, if an Event of Default shall have occurred and be continuing, to cash collateralize (in accordance with Section 2.05(i)) the Revolving L/C Exposure.

SECTION 2.12.  Fees.  (a)  The Borrower Parties agree, jointly and severally, to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the fifth Business Day of April, July, October and January in each year, and on the earlier of the Maturity Date and the date on which the Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) ~~on~~equal to 0.25 times the daily ~~amount of the~~ Available Unused ~~Commitment of such Lender~~Commitments during the preceding three calendar month period (or other period commencing with the ~~Closing~~Second Amendment Effective Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) ~~at a rate equal to the Applicable Commitment Fee~~.  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.  For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero.  The Commitment Fee due to each Lender shall commence to accrue on the ~~Closing~~Second Amendment Effective Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b)           The Borrower Parties from time to time agree, jointly and severally, to pay (i) to each Revolving Lender (other than any Defaulting Lender, it being understood that at any time the Issuing Bank has Fronting Exposure to such Defaulting Lender, the L/C Participation Fee with respect to such Fronting Exposure shall be payable to the Issuing Bank for its own account) through the Administrative Agent, on the fifth Business Day of April, July, October and January of each year and on the earlier of the Maturity Date and the date on which the Commitments of all the Lenders shall be terminated as provided herein, a fee (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Maturity Date or the date on which the Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency Revolving Facility Borrowings effective for each day in such period and (ii) to each Issuing Bank, for its own account (A) on the fifth Business Day of April, July, October and January of each year and on the earlier of the Maturity Date and the date on which the Commitments of all the Lenders shall be terminated as provided herein, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 0.125% per annum of the daily stated amount of such Letter of Credit) plus (B) such Issuing Bank’s customary issuance fees and customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”).  All L/C Participation Fees and Issuing Bank Fees that are payable in Dollars on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c)           The Borrower Parties, jointly and severally, agree to pay to the Administrative Agent, for its own account, the agency fees set forth in the Fee Letter at the times specified therein or in such other amounts and at such other times as may be separately agreed in writing by the Administrative Agent and the Borrower from time to time (the “Administrative Agent Fees”).

(d)           All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent at the Payment Office for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks.  Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.13.  Interest.  (a)  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.

(b)           The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)           Following the occurrence and during the continuation of a Specified Event of Default, the Borrower Parties shall pay interest on overdue amounts hereunder at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other overdue amount, 2.0% plus the rate applicable to ABR Loans as provided in clause (a) of this Section 2.11.

(d)           Accrued interest on each Loan shall be payable by the Borrower Parties, jointly and severally, in arrears (i) on each Interest Payment Date for such Loan and (ii) upon termination of the Revolving Facility Commitments; provided that (A) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment of any Loan (other than a repayment of an ABR Revolving Loan or Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment and (C) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable ABR, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.  Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone, facsimile transmission or e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any applicable Borrowing to, or continuation of any such Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15.  Increased Costs.  (a)  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any

Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

(ii)           impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Revolving Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Revolving Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b)           If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)           Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Revolving Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Revolving Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or repay any Eurocurrency Revolving Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Revolving Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurocurrency Revolving Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Revolving Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Eurocurrency market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

SECTION 2.17.  Taxes.  (a)  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any Issuing Bank, as applicable, receives an amount equal to the amount it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf, on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two original copies of whichever of the following is applicable:  (i) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed copies of  Internal Revenue Service Form W-8BEN (or any subsequent versions thereof or successors thereto), (iv) duly completed copies of Internal Revenue Service Form W-8IMY, together with forms and certificates described in clauses (i) through (iii) above (and additional Form W-8IMYs) as may be required or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.  In addition, in each of the foregoing circumstances, each Foreign Lender shall deliver such forms, if legally entitled to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender.  Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States of America or other taxing authorities for such purpose).  In addition, each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender.  Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(f)            If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)           If the Administrative Agent, Issuing Bank or any Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made or additional amounts paid by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Issuing Bank or such

Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent, such Issuing Bank or such Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent, such Issuing Bank or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Issuing Bank, or such Lender in the event the Administrative Agent, such Issuing Bank or such Lender is required to repay such refund to such Governmental Authority.  This Section 2.17 shall not be construed to require the Administrative Agent, any Issuing Bank or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems, in good faith, to be confidential) to the Loan Parties or any other person.

SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  Unless otherwise specified, the Borrower Parties shall make each payment required to be made by them hereunder (whether of principal, interest, fees, reimbursement of L/C Disbursements or otherwise) prior to 2:00 p.m., New York City time, at the Payment Office, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof and shall make settlements with the Lenders with respect to other payments at the times and in the manner provided in this Agreement.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)           The amount of each Lender’s Revolving Facility Percentage of outstanding Loans (including outstanding Swingline Loans, shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swingline Loans) and repayments of Loans (including Swingline Loans) received by the Administrative Agent as of 4:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.  The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Loans for the period and the amount of repayments received for the period.  As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Revolving Facility Percentage of repayments and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Loans made by each Lender shall be equal to such Lender’s Revolving Facility Percentage of all Loans outstanding as of such Settlement Date.  If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 2:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 4:00 p.m. that day and, if received after 2:00 p.m., then no later than 4:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent.  If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

(c)           Except as otherwise provided in this Agreement, if (i) at any time insufficient funds are received by and available to the Administrative Agent from the Borrower Parties to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees and other Obligations then due from the Borrower or any Co-Borrower hereunder or (ii) at any time that a Cash Dominion Event shall have occurred and be continuing (including in connection with any termination of the Revolving Facility Commitments pursuant to Section 7.01) and the Administrative Agent or the Collateral Agent shall receive proceeds of Collateral, such funds shall be applied, (A) first, if an Event of Default has occurred and is continuing and either the Revolving Facility Commitments have been terminated or the Administrative Agent and the Lenders are exercising their rights as a secured creditor as a result of such Event of Default, toward payment of any expenses and indemnities due to the Agents under Section 9.05 hereof, (B) second, toward payment of interest and fees then due from the Borrower Parties hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (C) third, toward payment of principal of Swingline Loans, unreimbursed L/C Disbursements, Protective Advances and Overadvances then due from the Borrower Parties hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed L/C Disbursements, Protective Advances and Overadvances then due to such parties, (D) fourth, toward payment of other principal then due from the Borrower Parties hereunder, ratably among the parties entitled thereto in accordance with the amounts of such principal then due to such parties, (E) fifth, if an Event of Default shall have occurred and is continuing, to cash collateralize Letters of Credit issued for the account of the Borrower, any Co-Borrower or any other Subsidiary in accordance with Section 2.05(j), (F) sixth, to payment of obligations pursuant to Specified Hedge Agreements then due from the Borrower or any Co-Borrower, ratably among the parties entitled thereto in accordance with the amounts of obligations under such Specified Hedge Agreements then due to such parties, (G) seventh, to payment of Cash Management Obligations of the Borrower or any Co-Borrower then due from the Borrower or such Co-Borrower, ratably among the parties entitled thereto in accordance with the amounts of such Cash Management Obligations then due to such parties, and (H) eighth, to payment of all other Obligations of the Borrower Parties then due and payable, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties; provided that the application of such proceeds shall at all times be subject to the application of proceeds provisions contained in the ABL/Term Loan Intercreditor Agreement.

(d)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (d) shall not be construed to apply to any payment made by the Borrower Parties pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower Parties or any other Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (d) shall apply).  The Borrower Parties consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower Party in the amount of such participation.

(e)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower Parties will not make such payment, the Administrative Agent may assume that the Borrower Parties have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due.  In such event, if the Borrower Parties have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.15, or if the Borrower Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.  The Borrower Parties hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.15 or is a Defaulting Lender, or if the Borrower Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then the Borrower Parties may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower Parties shall have received the prior written consent of the Administrative Agent, the Swingline Lender and the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower Parties (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower Parties may have against any Lender that is a Defaulting Lender.

(c)           If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which, pursuant to the terms of Section 9.08, requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower Parties shall have the right (unless such Non-Consenting Lender grants such consent) at their sole expense, to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans and Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, the Swingline Lender and the Issuing Bank; provided that (i) all Obligations of the Borrower Parties owing to such Non-Consenting Lender (including accrued Fees and any amounts due under Section 2.15, 2.16 or 2.17) being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon.  No action by or consent of the Non-Consenting Lender shall be necessary in connection with such removal or assignment, which shall be immediately and automatically effective upon payment of such purchase price.  In connection with any such assignment, the Borrower Parties, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that if such Non-Consenting Lender does not comply with Section 9.04 within three Business Days after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

SECTION 2.20.  Illegality.  If any Lender reasonably determines that any change in law has made it unlawful, or if any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency Revolving Loans, then, upon notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Revolving Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans.  Upon any such repayment or conversion, the Borrower shall also pay accrued interest on the amount so repaid or converted.

SECTION 2.21.  Incremental Revolving Commitments.

(a)           At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more increases in the Revolving Facility Commitments (the “Incremental Revolving Commitments”).  Notwithstanding anything to the contrary herein, without the consent of the Required Lenders, the aggregate amount of the Incremental Revolving ~~Facilities~~Commitments shall not exceed $100.0 million; provided that the Administrative Agent shall also be reasonably satisfied that such Incremental Revolving Commitments constitute ABL Priority Claims (as defined in the ABL/Term Loan Intercreditor Agreement).  Each establishment of Incremental Revolving Commitments pursuant to this Section 2.21 shall be in a minimum aggregate principal amount of $10.0 million and integral multiples of $1.0 million in excess thereof (or such lesser minimum amount reasonably approved by the Administrative Agent).  For the avoidance of doubt, any reference to

“Incremental Revolving Facility Commitment” in the Term Loan Documents shall mean and refer to the “Incremental Revolving Commitments” as used and defined herein.

(b)           Each notice from the Borrower pursuant to this Section 2.21 shall set forth the requested amount and proposed terms of the relevant Incremental Revolving Commitments.  Incremental Revolving Commitments may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to provide any Incremental Revolving Commitments), in each case, on terms permitted under this Section 2.21 or any Additional Lender; provided that the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to any Additional Lender’s providing such Incremental Revolving Commitments if such consent by the Administrative Agent would be required under Section 9.04 for an assignment of Loans to such Additional Lender.  Any Incremental Revolving Commitments shall become effective pursuant to an amendment (each, an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower Parties, each Lender or Additional Lender providing such Incremental Revolving Commitments and the Administrative Agent.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility Amendment, this Agreement and the other Loan Documents, as applicable, shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Revolving Commitments evidenced thereby.  Upon each increase in Revolving Facility Commitments in accordance with this Section 2.21, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender or Additional Lender providing such Incremental Revolving Commitments (each, an “Incremental Revolving Lender”) in respect of such increase, (i) each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Facility Commitments of all Lenders presented by such Lender’s Revolving Facility Commitment and (ii) the Administrative Agent may, in consultation with the Borrower, take any and all actions as may be reasonably necessary to ensure that, after giving effect to such Lender’s Incremental Revolving Commitments, the percentage of the aggregate Revolving Commitments held by each Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Facility Commitments of all Lenders presented by such Lender’s Revolving Facility Commitment (which may be accomplished, at the discretion of the Administrative Agent following consultation with the Borrower, (i) by requiring the outstanding Loans to be prepaid with the proceeds of a new Borrowing, (ii) by causing non-increasing Lenders to assign portions of their outstanding Loans to Incremental Revolving Lenders or (iii) by a combination of the foregoing).

(c)           Any Incremental Revolving Commitments will (i) rank pari passu in right of payment with the Obligations, (ii) be secured by the Collateral on a pari passu basis with the Obligations, (iii) be on terms and pursuant to documentation applicable to the Revolving Facility Commitments; provided that the Applicable Margin and ~~Applicable~~the Commitment Fee, in each case, applicable to the Revolving Facility Commitments and the Revolving Loans may be increased, without the consent of any Lender, in connection with the incurrence of any Incremental Revolving Commitments such that the Applicable Margin and the ~~Applicable~~ Commitment Fee of the Revolving Facility Commitments are identical to those of any Incremental Revolving Commitments; provided, further, that any arrangement or similar fees for such Incremental Revolving Commitments shall be as determined by the Borrower and the lenders providing such Incremental Revolving Commitments.  Without the prior written consent of the

Required Lenders, the final maturity date of any Incremental Revolving Commitments shall be no earlier than the Latest Maturity Date.

(d)           Notwithstanding the foregoing, no Incremental Facility Amendment shall become effective unless, on the date of such effectiveness  (each, an “Incremental Facility Closing Date”), (i) the representations and warranties set forth in the Loan Documents are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which such case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) at the time of and immediately after such effectiveness, no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Incremental Revolving Commitments and (iii) the Borrower is in compliance with the Financial Performance Covenant on a Pro Forma Basis assuming such Incremental Revolving Commitments were fully drawn.

SECTION 2.22.  Refinancing Amendments.  At any time and from time to time, the Borrower Parties may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans and Commitments then outstanding under this Agreement, in each case, pursuant to a Refinancing Amendment establishing additional revolving commitments hereunder (“Other Revolving Commitments”); provided that, except for pricing, fees and maturity (which shall be no earlier than the Maturity Date of the Revolving Facility Commitments), the terms applicable to the Other Revolving Commitments shall be identical to the terms applicable to the Revolving Facility Commitments except that the terms and conditions applicable to such Other Revolving Commitments may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower Parties and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Other Revolving Commitments are established.  Any Other Revolving Commitments shall participate on a pro rata basis in all borrowings and Letters of Credit hereunder with the Revolving Facility Commitments (and the Refinancing Amendment establishing such Other Revolving Commitments shall include such applicable amendments that are reasonably satisfactory to the Borrower Parties, the Administrative Agent, the Swingline Lender and the Issuing Banks).  The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.01 (including, solely to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.02 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent)).  Each establishment of Other Revolving Commitments under this Section 2.22 shall be in an aggregate principal amount of not less than $50.0 million (or, if less, the entire remaining amount of the then outstanding Revolving Facility Commitments).  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Other Revolving Commitments established pursuant thereto.  Any Refinancing Amendment may, without the consent of any person other than the Administrative Agent, the Borrower and the Lenders providing the applicable Credit Agreement Refinancing Indebtedness, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Swingline Lender, the Issuing Bank and the Borrower Parties, to effect the provisions of this Section 2.22.  This Section 2.22 shall supersede any provisions in Section 9.08 to the contrary.  It is understood that (a) any Lender approached to provide all or a portion of Other Revolving Commitments may elect or decline, in its sole discretion, to provide such Other Revolving Commitments (it being understood that there is no obligation to approach any existing Lenders to provide any Other Revolving Commitment) and (b) the Administrative Agent shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such person’s providing such Other Revolving Commitments if such consent would be required under Section 9.04 for an assignment of Loans or Commitments to such person.

SECTION 2.23.  Extensions of Revolving Commitments.

(a)           Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders on a Pro Rata Basis (based on the aggregate outstanding principal amount of the respective Revolving Facility Commitments) and on the same terms to each such Lender, the Borrower Parties may consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Lender’s Revolving Facility Commitments and otherwise modify the terms of such Revolving Facility Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Revolving Facility Commitments) (each, an “Extension”, and each group of Revolving Facility Commitments so extended, as well as the original Revolving Facility Commitments not so extended, being a “tranche”).  Any Extended Revolving Commitments shall constitute a separate tranche of Revolving Facility Commitments from the tranche of Revolving Facility Commitments, so long as the following terms are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders; (ii) except as to pricing (interest rate and fees) and maturity (which shall be set forth in the relevant Extension Offer but shall be no earlier than the Maturity Date of the Revolving Facility Commitments), the Revolving Facility Commitment of any Lender that agrees to an Extension with respect to such Revolving Facility Commitment (an “Extending Lender”) extended pursuant to any Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Facility Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Facility Commitments (and related outstandings); provided that (A) the borrowing and repayment (except for (1) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the non-extending Revolving Facility Commitments and (3) repayment made in connection with a permanent repayment and termination of Revolving Facility Commitments) of Loans with respect to Extended Revolving Commitments after the applicable Extension Date shall be made on a pro rata basis with all other Revolving Facility Commitments, (B) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension Date shall be made on a pro rata basis with all other Revolving Facility Commitments, except that the Borrower Parties shall be permitted to permanently repay and terminate Revolving Facility Commitments prior to any Extended Revolving Commitments, (C) assignments and participations of Extended Revolving Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Facility Commitments and Revolving Loans and (D) at no time shall there be Revolving Facility Commitments hereunder (including Extended Revolving Commitments, Other Revolving Commitments and any Revolving Facility Commitments) which have more than two different Maturity Dates; (iii) if the aggregate principal amount of Revolving Facility Commitments (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Facility Commitments offered to be extended by the Borrower Parties pursuant to such Extension Offer, then the Revolving Facility Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer; and (iv) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and, to extent provided below, the Administrative Agent.

(b)           With respect to all Extensions consummated by the Borrower Parties pursuant to this Section 2.23, (i) such Extensions shall not constitute voluntary or mandatory payments for purposes of this Agreement and (ii) each Extension Offer shall specify the minimum amount of Revolving Facility Commitments to be tendered, which shall be with respect to Revolving Commitments of a Class an integral multiple of $1.0 million and an aggregate principal amount that is not less than $50.0 million (or if less, the remaining outstanding principal amount thereof) (or such lesser minimum amount reasonably approved by the Administrative Agent) (a “Minimum Extension Condition”).  The transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) shall not require the consent of any Lender or any other person (other than as set forth in clause (c) of this Section 2.23), and the requirements of any provision of this Agreement (including Sections 2.09 and 2.16) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.23 shall not apply to any of the transactions effected pursuant to this Section 2.23.

(c)           The consent (such consent not to be unreasonably withheld, delayed or conditioned) of the Administrative Agent shall be required to effectuate any Extension.  No consent of any Lender or any other person shall be required to effectuate any Extension, other than the consent of the Borrower and each Lender agreeing to such Extension with respect to one or more of its Revolving Commitments.  The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches in respect of Revolving Facility Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches, in each case, on terms consistent with this Section 2.23.  This Section 2.23 shall supersede any provisions in Section 9.08 to the contrary.

SECTION 2.24.  Joint and Several Liability of Borrower Parties.

(a)           Each of the Borrower Parties is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrower Parties and in consideration of the undertakings of each of the Borrower Parties to accept joint and several liability for the obligations of each of them under the Loan Documents.

(b)           Each of the Borrower Parties jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower Parties with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrower Parties without preferences or distinction among them.

(c)           If and to the extent that any of the Borrower Parties shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrower Parties will make such payment with respect to, or perform, such Obligation.

(d)           The obligations of each Borrower Party under the provisions of this Section 2.24(d) constitute full recourse obligations of such Borrower Party, enforceable against it to the full extent of its properties and assets.

(e)           Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Co-Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any applicable state law.

SECTION 2.25.  Appointment of Borrower as Agent for Borrower Parties.  Each Co-Borrower hereby appoints the Borrower to act as its exclusive agent for all purposes under this Agreement and the other Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans as described in Article II hereof). Each Co-Borrower (in such capacity) acknowledges and agrees that (a) the Borrower may execute such documents on behalf of all the Borrower Parties as the Borrower deems appropriate in its sole discretion and each Borrower Party (in such capacity) shall be bound by and obligated by all of the terms of any such document executed by the Borrower on its behalf, (b) any notice or other communication delivered by the Administrative Agent or any Lender hereunder to the Borrower shall be deemed to have been delivered to each Borrower Party and (c) the Administrative Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the Borrower on behalf of the Borrower Parties (or any of them).

SECTION 2.26.  Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.08.

(ii)           Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Bank or Swing Line Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Revolving Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower Parties as a result of any judgment of a court of competent jurisdiction obtained by the Borrower Parties against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such

Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender.  Any payments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.26(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                  Certain Fees.  Such Defaulting Lender (A) shall not be entitled to receive any Commitment Fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower Parties shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (B) shall not be entitled to receive any L/C Participation Fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower Parties shall not be required to pay any such L/C Participation Fee that otherwise would have been required to have been paid to such Defaulting Lender except as provided in Section 2.12(a)).

(iv)          Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.04 and 2.05, the “Revolving Facility Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that, each such reallocation shall be given effect only to the extent such that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Facility Commitment of such non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of such Defaulting Lender.  Subject to Section 9.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Elimination of Remaining Fronting Exposure.  At any time that there shall exist a Defaulting Lender, (A) immediately upon the request of the Administrative Agent or the Issuing Bank, the Borrower Parties shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure of the Revolving Facility L/C Exposure (after giving effect to Section 2.26(a)(iv)) which shall be held as security for the reimbursement obligations of the Borrower with respect to the Revolving Facility L/C Exposure and (B) immediately upon request of the Administrative Agent or the Swingline Lender, the Borrower Parties shall repay an amount of Swingline Loans sufficient to eliminate the Fronting Exposure of the Swingline Lender.

(b)           Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein

(which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Facility Percentages (without giving effect to Section 2.26(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

Each of Parent (solely in respect of Sections 3.01, 3.02, 3.03, 3.04 and 3.17, and solely regarding Parent and each Intermediate Parent as such provision relates to its respective Guarantee of the Obligations, its respective pledge of the Equity Interests of the Borrower, S&F Inc. or other Intermediate Parents, as applicable, and Article VIA) and each of the Borrower Parties, with respect to itself and each of its Subsidiaries, represents and warrants to each Agent and to each of the Lenders that:

SECTION 3.01.  Organization; Powers.  Each of Parent, each Intermediate Parent, the Borrower Parties and each of the other Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or in any foreign jurisdiction where an equivalent status exists, enjoys the equivalent status under the laws of such foreign jurisdiction of organization) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02.  Authorization.  The execution, delivery and performance by the Loan Parties of each of the Loan Documents to which it is a party, the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be taken by the Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreement or by-laws) of any Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under, or give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, other than with respect to the constitutive documents of any Loan Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon any property or assets of any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

SECTION 3.03.  Enforceability.  This Agreement has been duly executed and delivered by Parent, Borrower Holdco and the Borrower Parties and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing and (d) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries that are not Loan Parties.

SECTION 3.04.  Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements and equivalent filings in foreign jurisdictions, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) filings which may be required under Environmental Laws, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04.

SECTION 3.05.  Borrowing Base Certificate.  At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criteria that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each material Account reflected therein as eligible for inclusion in the Borrowing Base is an Eligible Account or an Eligible Credit Card Account and the material Inventory reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Inventory.

SECTION 3.06.  Financial Statements.  The consolidated balance sheet of S&F Holdings and its Subsidiaries dated as of December 21, 2011, and the related statements of operations, cash flows and owners’ equity for such fiscal year, audited by and accompanied by an opinion of Ernst & Young LLP, copies of which have heretofore been furnished to the Administrative Agent, fairly present, in all material respects, the financial position and results of operations of S&F Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

SECTION 3.07.  Title to Properties; Possession Under Leases.  (a)  Each of the Borrower Parties and the Subsidiaries of Borrower Holdco that are Subsidiary Loan Parties has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all of its Real Properties and has valid title to its personal property and assets, in each case, except for Permitted Liens and defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b)           Neither the Borrower Parties nor any of their Subsidiaries has defaulted under any lease to which it is a party, except for such defaults as would not reasonably be expected to have,

individually or in the aggregate, a Material Adverse Effect.  Each of the Borrower Parties’ and their Subsidiaries’ leases is in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.07(b), the Borrower Parties and each of their Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.08.  Subsidiaries.  (a)  Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each direct or indirect subsidiary of Parent and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Parent or by any such subsidiary.

(b)           As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests owned or held by Parent or any of its Subsidiaries.

SECTION 3.09.  Litigation; Compliance with Laws.  (a)  There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting any of the Borrower Parties or any of their Subsidiaries or any business, property or rights of any such person (but excluding any actions, suits or proceedings arising under or relating to any Environmental Laws, which are subject to Section 3.16) which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           To the knowledge of the Borrower, none of the Borrower Parties, their Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval, or any building permit, but excluding any Environmental Laws, which are subject to Section 3.16) or any restriction of record or agreement affecting any property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10.  Federal Reserve Regulations.

(a)           None of Parent or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)           No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.11.  Investment Company Act.  None of Parent or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.12.  Use of Proceeds.  The Borrower Parties will use the proceeds of the ~~Revolving Loans and Swingline~~ Loans, and may request the issuance of Letters of Credit, for general corporate purposes (including, without limitation, for capital expenditures, Permitted Business Acquisitions, the repayment or refinancing of Indebtedness and the making of Investments and Restricted Payments, in each case to the extent not prohibited hereunder).

SECTION 3.13.  Tax Returns.  Except as set forth on Schedule 3.13:

(a)           Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Parent and its Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it and each such Tax return is true and correct;

(b)           Each of Parent and its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) of this Section 3.13 and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the Closing Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Parent or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP), which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)           Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the Closing Date, with respect to each of Parent and its Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

SECTION 3.14.  No Material Misstatements.  (a)  All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Parent or any of its Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lender or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects as of the date such Information was furnished to such person and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b)           The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

SECTION 3.15.  Employee Benefit Plans.  (a)  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which Parent or any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) no ERISA Event has occurred or is reasonably expected to occur; (iv) none of the Borrower Parties or the other Subsidiaries has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA and Code Section 4975) in connection with any employee pension benefit plan (as defined in Section 3(2) of ERISA) that would subject Parent or any of its Subsidiaries to tax or other penalty; (iv) none of the Borrower, any other Subsidiary or, to the knowledge of Parent or the Borrower, any ERISA Affiliate has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization (within the meaning of Section 4242 of ERISA), terminated, insolvent (within the meaning of Section 4245 of ERISA), or in endangered or in, or reasonably expected to be in, critical status (within the meaning of Section 305 of ERISA); and (v) none of the Borrower Parties, any other Subsidiary or, to the knowledge of Parent or the Borrower, any ERISA Affiliate has incurred, and neither the Borrower Parties nor any other Subsidiary is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan.

(b)           Each of Parent and its Subsidiaries is in compliance with (i) all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(c)           Within the last five years, no Plans of Parent or any of its Subsidiaries or, to the knowledge of Parent or the Borrower, ~~the~~any ERISA ~~Affiliates~~Affiliate have been terminated, whether or not in a “standard termination” (as such term is used in Section 404(b)(1) of ERISA) that would reasonably be expected to result in liability to the Borrower Parties, any other Subsidiaries or the ERISA Affiliates in excess of $15.0 million, nor has any Plan of Parent or any of its Subsidiaries or, to the knowledge of Parent or the Borrower Parties, ~~the~~any ERISA ~~Affiliates~~Affiliate (determined at any time within the past five years) with an Insufficiency been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of the Borrower Parties, any other Subsidiaries or ~~the~~any ERISA ~~Affiliates~~Affiliate that has or would reasonably be expected to result in a Material Adverse Effect.

(d)           Except as would not reasonably be expected to result in a Material Adverse Effect, there are no pending, or to the knowledge of the Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any person as fiduciary or sponsor of any Plan that could result in liability to Parent or any of its Subsidiaries.

(e)           Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Foreign Benefit Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents of such plan.  With respect to each Foreign Benefit Plan, none of Parent or any of its Subsidiaries or Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Parent or any of its Subsidiaries or Affiliates, directly or indirectly, to a tax or civil penalty which reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.16.  Environmental Matters.  Except as set forth on Schedule 3.16 or as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Borrower Parties and each of their Subsidiaries is in compliance with all Environmental Laws (including having obtained all permits, licenses and other approvals required under any Environmental Law for the operation of its business and being in compliance with the terms of such permits, licenses and other approvals), (b) neither the Borrower Parties nor any of their Subsidiaries has received notice of or is subject to any pending, or to Borrower’s knowledge, threatened action, suit or proceeding alleging a violation of, or liability under, any Environmental Law that remains outstanding or unresolved, (c) to the Borrower’s knowledge, no Hazardous Material is located at, on or under any property currently or formerly owned, operated or leased by the Borrower or any other Subsidiary and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Borrower or any other Subsidiary and transported to or Released at any location which, in each case described in this clause (c), would reasonably be expected to result in liability to the Borrower or its Subsidiaries and (d) there are no agreements in which the Borrower or any other Subsidiary has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws or Hazardous Materials.

SECTION 3.17.  Security Documents.

(a)           The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent (or a designated bailee thereof), and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens).

(b)           When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) of this Section 3.17, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the domestic Intellectual Property, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the Closing Date).

(c)           Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not a Loan Party, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

SECTION 3.18.  Location of Real Property and Leased Premises.  (a)  Schedule 3.18 correctly identifies, in all material respects, as of the Closing Date, all material Real Property owned by the Loan Parties.  As of the Closing Date, the Loan Parties own in fee all the Real Property set forth as being owned by them on Schedule 3.18.

(b)           Schedule 3.18 lists correctly in all material respects, as of the Closing Date, all material Real Property leased by any Loan Party and the addresses thereof.  As of the Closing Date, the

Loan Parties have in all material respects valid leases in all the Real Property set forth as being leased by them on Schedule 3.18.

SECTION 3.19.  Solvency.  On the Closing Date, after giving effect to the consummation of the Transactions, and after giving effect to the application of the proceeds of all Indebtedness being incurred in connection therewith: (a) the fair value of the assets of Parent and its subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, direct, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Parent and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Parent and its subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and (d) Parent and its subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital  For purposes of determining Solvency, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

SECTION 3.20.  No Material Adverse Effect.  Since December 31, 2011, there has been no change in the financial condition, business, operations, assets or liabilities of Parent and/or its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 3.21.  Insurance.  Schedule 3.21 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Parent, the Borrower Parties or the other Subsidiaries as of the Closing Date.  As of such date, such insurance is in full force and effect.

SECTION 3.22.  ~~USA PATRIOT Act; FCPA; OFAC.    To the extent applicable, each of~~OFAC.  Neither the Parent, nor any of its Subsidiaries, nor, to the knowledge of the Parent and its Subsidiaries ~~is in compliance, in all material respects, with the USA PATRIOT Act.(b)       Neither Parent nor any of its Subsidiaries is any of the following:~~, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets or the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

~~(i)            a person that is listed in the annex to, or it otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);~~

~~(ii)           a person owned or Controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;~~

~~(iii)          a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any laws with respect to terrorism or money laundering;~~

~~(iv)          a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or~~

~~(v)           a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list and none of the proceeds of the Term Loans will be, directly or indirectly, offered, lent, contributed or otherwise made available to any Subsidiary, joint venture partner or other person for the purpose of financing the activities of any person currently the subject of sanctions administered by OFAC.~~

SECTION 3.23.  Anti-corruption Laws.  The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

SECTION 3.24.  ~~SECTION 3.23.~~  Intellectual Property; Licenses, Etc.  Except as would not reasonably be expected to have a Material Adverse Effect and as set forth on Schedule ~~3.23,~~3.24, (a) the Borrower Parties and each of their Subsidiaries owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights or mask works, domain names, applications and registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person, (b) to the knowledge of the Borrower, neither the Borrower Parties nor any of their Subsidiaries nor any intellectual property right, proprietary right, product, process, method, substance, part or other material now employed, sold or offered by or contemplated to be employed, sold or offered by the Borrower Parties or their Subsidiaries is interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property Rights of any person, and (c) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened.

It is understood and agreed that the only representations and warranties contained in this Article III that are required to be made on the Closing Date are the Specified Representations in accordance with Section 4.02(m).

SECTION 3.25.  EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

ARTICLE IV

Conditions of Lending

The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any Issuing Bank to issue Letters of Credit or amend, extend or renew Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction of the following conditions:

SECTION 4.01.  All Credit Events.  On the date of each Credit Event other than the initial Borrowing on the Closing Date:

(a)           The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit (and if requested by such Issuing Bank, a letter of credit application) as required by Section 2.05(b).

(b)           The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(c)           At the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Each such Credit Event (other than the initial Borrowing on the Closing Date) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02.  Conditions to ~~Effectivness~~Effectiveness.  On the Closing Date:

(a)           Loan Documents.  The Administrative Agent shall have received (i) this Agreement, the Collateral Agreement, the ABL/Term Loan Intercreditor Agreement and each other Security Document required to be delivered on the Closing Date, in each case, duly executed and delivered by a Responsible Officer of each Loan Party party thereto and (ii) for the account of each Lender that has requested the same at least three Business Days prior to the Closing Date, a Note executed and delivered by a Responsible Officer of each of the Borrower Parties.

(b)           Borrowing Request.  If any Loans are being made on the Closing Date, prior to the Closing Date, the Administrative Agent shall have received a Borrowing Request meeting the requirements of Section 2.03(a).

(c)           Acquisition Transactions.  The following transactions shall have been consummated, or shall be consummated substantially contemporaneously with the initial Borrowing on the Closing Date:

(i)            the Acquisition, in all material respects in accordance with the terms of the Purchase Agreement;

(ii)           the Equity Contribution in accordance with the definition thereof; provided that the portion of the Equity Contribution made by Sponsor shall not be less than 51.0% of the aggregate Equity Contribution of all Investors; and

(iii)          the refinancing of the Existing Facilities (and the Borrower shall have provided to the Administrative Agent reasonable evidence thereof, including reasonably satisfactory payoff letters, mortgage releases, Intellectual Property releases and UCC-3 termination statements).

(d)           Pro Forma Balance Sheet; Financial Statements.  The Administrative Agent shall have received (i) the pro forma consolidated balance sheet and the related pro forma income statement of S&F Holdings, prepared after giving effect to the Transactions (the “Pro Forma Financial Statements”), (ii) audited consolidated balance sheets and related statements of income and cash flows of S&F Holdings for the 2009, 2010 and 2011 fiscal years and (iii) unaudited consolidated balance sheets and related statements of income and cash flows of S&F Holdings for each fiscal quarter (that is not the last fiscal quarter of a fiscal year) commencing on or after January 2, 2012 and ended at least 45 days prior to the Closing Date.

(e)           Fees.  All fees required to be paid on the Closing Date pursuant to the ~~Fee Letter~~Amended & Restated Fee Letter, dated October 23, 2012, by and among SFCC, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., Credit Suisse Securities (USA) LLC, Credit Suisse AG, Deutsche Bank Securities Inc. and Deutsche Bank Trust Company Americas, and all reasonable, documented and invoiced out-of-pocket expenses payable by Parent to the Lenders, ~~the Arrangers~~Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and the Agents on or before the Closing Date (as previously agreed upon in writing by Parent) shall have been paid to the extent due and payable, to the extent invoiced at least three Business Days prior to the Closing Date.

(f)            Solvency Certificate.  The Administrative Agent shall have received a solvency certificate substantially in the form attached hereto as Exhibit C executed by a Financial Officer of Parent.

(g)           Closing Date Certificates.  The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party dated the Closing Date and certifying:

(i)            that attached thereto is a true and complete copy of the charter or other similar organizational document of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

(ii)           that attached thereto is a true and complete copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter or other similar organizational document of such Loan Party and each amendment thereto on file in such office and, if available, certifying that (A) such amendments are the only amendments to such person’s charter on file in such office, (B) such person has paid all franchise taxes to the date of such certificate and (C) such person is duly organized and in good standing or full force and effect under the laws of such jurisdiction;

(iii)          that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and

(iv)          as to the incumbency and specimen signature of each Responsible Officer executing the Loan Documents or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of a another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this Section 4.01(g)).

(h)           Legal Opinions.  The Administrative Agent shall have received the legal opinion of (i) Proskauer Rose LLP, New York and California counsel to the Loan Parties, and (ii) Perkins Coie, Oregon counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(i)            No Material Adverse Effect.  Since June 17, 2012, no event or development shall have occurred that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Purchase Agreement).

(j)            Security Interests.  The Administrative Agent shall have received a completed Perfection Certificate dated as of the Closing Date and signed by a Responsible Officer of each Loan Party, together with, if requested by the Administrative Agent, all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the applicable jurisdiction of organization of each Loan Party (subject to the last sentence of this Section 4.01) and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been or will contemporaneously with the initial funding of the Loans on the Closing Date be released or terminated.  Subject to the last sentence of this Section 4.01, each document (including any UCC financing statement) required by the Security Documents or reasonably requested by the Administrative Agent (subject to the terms of the Collateral Agreement) to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(k)           Initial Borrowing Base Certificate.  The Administrative Agent shall have received an executed Borrowing Base Certificate prepared as of November 4, 2012 in form and substance reasonably satisfactory to the Administrative Agent.

(l)            Know Your Customer and Other Required Information.  The Administrative Agent ~~and the Arrangers~~, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. shall have received, no later than five days prior to the Closing Date, all documentation and other information about the Loan Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the Act as has been reasonably requested in writing by the Administrative Agent ~~and the Arrangers~~, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. at least ten Business Days prior to the Closing Date.

(m)          Representations and Warranties.  The Specified Purchase Agreement Representations and the Specified Representations shall be true and correct in all material respects as of the Closing Date, except in the case of any Specified Purchase Agreement Representation or Specified Representation which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date or respective period, as the case may be (provided that, in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified by materiality or Material Adverse Effect (as defined in the Purchase Agreement)).

(n)           The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, an inventory appraisal and a field audit; provided that, to the extent not available on the Closing Date, such appraisal and audit shall not be a condition precedent to the initial Borrowing on the Closing Date but shall be delivered within 90 days after the Closing Date (or such later date as may be agreed by the Administrative Agent); provided, further, that the requirement that such appraisal and audit be delivered within 90 days after the Closing Date shall not reduce the number of inventory appraisals and field audits permitted to be undertaken under Section 5.07(b) at the Borrower’s expense.

Notwithstanding anything to the contrary herein or otherwise, to the extent any Collateral, including the perfection of any security interest, is not or cannot be provided on the Closing Date (other than (A) the pledge and perfection of security interests, to the extent required hereunder and under the Collateral Agreement, in the Equity Interests of the Borrower and the other Subsidiaries (including the Subsidiary Loan Parties) with respect to which a lien may be perfected by the delivery of a certificate representing such Equity Interests, if any, and (B) the pledge and perfection of security interests in Collateral with respect to which a lien may be perfected by the filing of financing statements under the Uniform Commercial Code in the office of the Secretary of State (or equivalent filing office of the relevant State(s)) of the Borrower’s or any other Subsidiary Loan Party’s respective jurisdiction of organization) after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such Collateral shall not constitute a condition precedent to the availability of the Revolving Facility on the Closing Date, but may instead be provided after the Closing Date in accordance with Section 5.15.

For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

ARTICLE V

Affirmative Covenants

Each of Parent (solely as set forth below), Borrower Holdco and the Borrower Parties covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) shall have been paid in full, the Commitments have been terminated and Letters of Credit expired, terminated or cash collateralized on terms satisfactory to the Issuing Bank, unless the Required Lenders shall otherwise consent in writing, the Borrower Parties will, and will cause their Subsidiaries to (and solely in respect of Section 5.01(a), 5.12 and 5.15, Parent will and will cause each Intermediate Parent to):

SECTION 5.01.  Existence; Businesses and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary other than the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 6.05; provided that Parent or the Borrower may liquidate or dissolve one or more Subsidiaries (other than the Borrower) if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by Parent or a Subsidiary of Parent (in the case of any Subsidiary that is not (i) the Borrower or (ii) a Subsidiary of the Borrower), the Borrower or a Subsidiary of the Borrower in such liquidation or dissolution, except that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries.

(b)           Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property Rights, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

SECTION 5.02.  Insurance.  (a)  Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies.

(b)           In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)            neither the Agents, the Lenders, nor their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower Parties and their Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders or their agents or employees.  If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower Parties hereby agree, to the extent permitted by law, to waive, and further agree to cause each of their Subsidiaries, to the extent permitted by law, to waive, its right of recovery, if any, against the Administrative Agent, the Lenders and their agents and employees;

(ii)           the designation of any form, type or amount of insurance coverage by the Administrative Agent or the Collateral Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Agents or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and its Subsidiaries or the protection of their properties; and

(c)           (A) fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (1) a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds in respect of personal property otherwise payable to the Borrower and its Subsidiaries under the policies directly to the Collateral Agent, and (2) a provision to the effect that none of the Loan Parties, the Agents, the Lenders or any other person shall be a co-insurer; (B) commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured; and (C) business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (1) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Borrower and its Subsidiaries under the policies directly to the Collateral Agent and (2) a provision to the effect that none of the Loan Parties, the Agents, the Lenders or any other party shall be a co-insurer.  Each such policy referred to in this Section 5.02 shall also provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium except upon not less than ten days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent. The Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence reasonably satisfactory to the Collateral Agent of payment of the premium therefor.  Notwithstanding the foregoing, it is understood and agreed that no Loan Party shall be required to maintain flood insurance unless any material Real Property is required to be so insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder because such material Real Property is located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area”.

SECTION 5.03.  Taxes.  Pay and discharge promptly when due all material Taxes imposed upon it or its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims which, if unpaid, would reasonably be expected to give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any Tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (b) Parent, the Borrower or any affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.

SECTION 5.04.  Financial Statements, Reports, etc.  Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)           within 110 days following the end of the fiscal year ending December 30, ~~2012,~~2012 and within 90 days following the end of each fiscal year ~~thereafter~~, either (at the option of the Borrower) (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of ~~SF CC~~Ultimate Parent and its Subsidiaries as of the close of such fiscal year and the consolidated results of ~~its~~their operations during such year, or (ii) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Parent and its Subsidiaries as of the close of such fiscal year and the consolidated results of ~~its~~their operations during such year (provided that if ~~SF CC~~Ultimate Parent or Parent, as the case may be, includes the financial results of any person that is not a Loan Party or a Subsidiary of Borrower Holdco in such financial statements, the Borrower shall also provide a supplement showing consolidating information for Borrower Holdco and its Subsidiaries) ~~and, in each case, starting with the fiscal year ending December 29, 2013,~~, setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified as to scope of audit or as to the status of ~~SF CC~~Ultimate Parent, Parent or any Material Subsidiary as a going concern other than any such qualification or exception that is solely with respect to, or resulting solely from, an upcoming maturity date under this Agreement~~, the Term Loan Facility~~ or the ~~Second Lien~~ Term ~~Loan~~ Facility occurring within one year from the time such report is delivered) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of ~~SF CC~~Ultimate Parent and its Subsidiaries or Parent and its Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP (it being understood that the delivery of annual reports on Form 10-K of ~~SF CC~~Ultimate Parent or Parent and their respective consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein) (the applicable financial statements delivered pursuant to this clause (a) being the “Annual Financial Statements”);

(b)           within 45 days (except in the case of the first two fiscal quarters for which quarterly financial statements are required to be delivered hereunder, within 60 days) following the end of each of the first three fiscal quarters of each fiscal year, (i) either (at the option of the Borrower) (A) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of ~~SF CC~~Ultimate Parent and its Subsidiaries as of the close of such fiscal quarter and the consolidated and consolidating results of ~~its~~their operations during such fiscal quarter, or (B) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of Parent and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of ~~its~~their operations during such fiscal quarter (provided that if ~~SF CC~~Ultimate Parent or Parent, as the case may be, includes the financial results of any person that is not a Loan Party or a Subsidiary of Borrower Holdco in such financial statements, the Borrower shall also provide a supplement showing consolidating information for Borrower Holdco and its Subsidiaries) and, in each case, the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, and (ii) management’s discussion and analysis of significant operational and financial developments during such quarterly period, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Responsible Officer of Parent on behalf of Parent as fairly presenting, in all material respects, the financial position and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery of quarterly reports on Form 10-Q of ~~SF CC~~Ultimate Parent or Parent and their respective consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein) (the applicable financial statements delivered pursuant to this clause (b) being the “Quarterly Financial Statements” and, together with the Annual Financial Statements, the “Required Financial Statements”);

(c)           concurrently with any delivery of Required Financial Statements under paragraphs (a) and (b) of this Section 5.04, a certificate of a Financial Officer of the Borrower (i) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) if a Covenant Trigger Event has occurred and is continuing, demonstrating compliance with Section 6.10 (in reasonable detail satisfactory to the Administrative Agent), (iii) certifying a list of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary” and (iv) certifying a list of all Unrestricted Subsidiaries at such time and that each Subsidiary set forth on such list qualifies as an Unrestricted Subsidiary;

(d)           promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by ~~SF CC~~Ultimate Parent, Parent, the Borrower or any other Subsidiary with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower;

(e)           within 90 days after the beginning of each fiscal year, a reasonably detailed consolidated annual budget for such fiscal year (including a projected consolidated balance sheet of Parent and its Subsidiaries as of the end of each fiscal quarter for the following fiscal year, and annual consolidated statements of projected cash flow and projected income), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of Parent to the effect that the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(f)            upon the reasonable request of the Collateral Agent, concurrently with any delivery of Annual Financial Statements under paragraph (a) of this Section 5.04, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection

Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (f) or Section 5.10(~~e~~d);

(g)           promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Parent or any Subsidiary, or compliance with the terms of any Loan Document, in each case, as the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(h)           on or before the 15th Business Day of each month from and after the Closing Date, a Borrowing Base Certificate from the as of the last day of the immediately preceding month, with such supporting materials as the Administrative Agent shall reasonably request.  Notwithstanding the foregoing, after the occurrence and during the continuance of (i) a Weekly Monitoring Event or (ii) a Designated Event of Default, on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), the Borrower shall furnish a Borrowing Base Certificate calculated as of the close of business on Saturday of the immediately preceding calendar week;

(i)            promptly upon request by the Administrative Agent (so long as the following are obtainable using commercially reasonable measures), copies of (i) each Schedule SB (Single-Employer Defined Benefit Plan Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan, (ii) the most recent actuarial valuation report for any Plan, (iii) all notices received from a Multiemployer Plan sponsor, a plan administrator or any governmental agency, or provided to any Multiemployer Plan by the Borrower, any other Subsidiary or any ERISA Affiliate, concerning an ERISA Event and (iv) with respect to each Foreign Benefit Plan, any available annual reports, actuarial valuation reports or notices from plan sponsors, plan administrators or any Governmental Authority with respect to such plan; and

(j)            promptly following any request therefor by the Administrative Agent (so long as the following are obtainable using commercially reasonable measures), copies of (i) any documents described in Section 101(k)(1) of ERISA that Parent, the Borrower, any other Subsidiary or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that Parent, the Borrower, any other Subsidiary or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if Parent, the Borrower, any other Subsidiary or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, Parent, the Borrower, such other Subsidiary or such ERISA Affiliate shall promptly make a request for such documents or notices from the such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

provided that in the event that Parent and/or any Parent Entity, as applicable, is not engaged in any business or activity, and does not own any assets or have other liabilities, other than those incidental to its ownership directly or indirectly of the Equity Interests of the Borrower and the other Subsidiaries, such consolidated reporting at a Parent Entity’s level in a manner consistent with that described in paragraphs (a) and (b) of this Section 5.04 for Parent will satisfy the requirements of such paragraphs.

SECTION 5.05.  Litigation and Other Notices.  Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(a)           any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)           the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Parent or any of its Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)           any other development specific to Parent or any of its Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;

(d)           the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect;

(e)           any material change in accounting policies or financial reporting practices by any Loan Party with respect to the Borrower’s Accounts and Inventory or which otherwise could reasonably be expected to affect the calculation of the Borrowing Base and Reserves; and

(f)            the receipt of any material notice from a supplier, seller or agent pursuant to either PACA or PASA, other than invoices.

SECTION 5.06.  Compliance with Laws.  Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA and the USA PATRIOT Act), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07.  Maintaining Records; Access to Properties and Inspections; Appraisals.  (a)  Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, to visit and inspect the financial records and the properties of the Borrower or any of its Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested, to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of Parent or any of its Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

(b)           At any time in the Administrative Agent’s sole discretion upon the occurrence and during the continuance of a Designated Event of Default, and at such other times not more frequently than (i) once per ~~year~~twelve-month period if subclause (ii) does not apply and (ii) twice per ~~year if and for so long as~~twelve-month period if Availability is less than ~~the greater of (A) $30.0 million and (B)~~ 20.0% of the Line Cap ~~at such time, in each case,~~ for a period of three or more consecutive Business Days, the Loan Parties shall, at their expense and upon the Administrative Agent’s request, permit any persons designated by the Administrative Agent to conduct field examinations at reasonable business times and upon reasonable prior notice to the Borrower.  The Loan Parties shall reasonably cooperate with the Administrative Agent and such persons in the conduct of such field examinations.  Notwithstanding the foregoing, the Administrative Agent shall not conduct any field examinations so long as, at all times during the preceding twelve-month period, (A) Revolving Credit Facility Exposure (excluding Revolving L/C Exposure) was zero and (B) Revolving L/C Exposure was less than $35.0 million.

(c)           At any time in the Administrative Agent’s sole discretion upon the occurrence and during the continuance of a Designated Event of Default, and at such other times not more frequently than (i) once per ~~year~~twelve-month period if subclause (ii) does not apply and (ii) twice per ~~year if and for so long as~~twelve-month period if Availability is less than ~~the greater of (A) $30.0 million and (B)~~ 20.0% of the Line Cap ~~at such time, in each case,~~ for a period of three or more consecutive Business Days, the Loan Parties shall, at their expense and upon the Administrative Agent’s request, permit any Acceptable Appraiser to conduct appraisals of the Collateral at reasonable business times and upon reasonable prior notice to the Borrower.  The Loan Parties shall reasonably cooperate with the Administrative Agent and such Acceptable Appraiser in the conduct of such appraisals.  Such appraisals shall be prepared in a form and on a basis reasonably satisfactory to the Administrative Agent, such appraisals to include, without limitation, information required by applicable law and by the internal policies of the Lenders.  In addition, the Loan Parties shall have the right (but not the obligation), at their expense, at any time and from time to time to provide the Administrative Agent with additional appraisals or updates thereof of any or all of the Collateral from any Acceptable Appraiser prepared in a form and on a basis reasonably satisfactory to the Administrative Agent, in which case such appraisals or updates shall be used in connection with the determination of the Appraised Liquidation Value and the calculation of the Borrowing Base hereunder.  With respect to each appraisal made pursuant to this Section 5.07(c) after the Closing Date, (i) the Administrative Agent and the Loan Parties shall each be given a reasonable amount of time to review and comment on a draft form of the appraisal prior to its finalization and (ii) any adjustments to the Appraised Liquidation Value or the Borrowing Base hereunder as a result of such appraisal shall become effective 20 days following the finalization of such appraisal.

(d)           The Borrower Parties shall cause (i) not less than one physical inventory at each store location to be undertaken in each 12 -month period by such inventory takers as are reasonably satisfactory to the Collateral Agent and (ii) periodic cycle counts of Inventory to be undertaken at each warehouse or distribution center, in each case, at least once in each 12 -month period, and at the expense of the Borrower Parties, in accordance with the Borrower Parties’ usual business practices, conducted using methodology routinely used by the Borrower Parties in their ordinary course of business with respect to such Inventory counts or as otherwise consistent with standard and customary business practices, and shall post such results to the Borrower Parties’ stock ledgers and general ledgers, as applicable.

SECTION 5.08.  Use of Proceeds.

Use the proceeds of the ~~Revolving Loans and the Swingline~~ Loans and request issuance of Letters of Credit solely for general corporate purposes (including, without limitation, for capital expenditures, Permitted Business Acquisitions, the repayment or refinancing of Indebtedness and the making of Investments and Restricted Payments, in each case to the extent not prohibited hereunder).

SECTION 5.09.  Compliance with Environmental Laws.  Comply, and make reasonable efforts to cause all lessees and other persons occupying its fee-owned Real Properties to comply, with all Environmental Laws applicable to its operations and properties, and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10.  Further Assurances; Additional Security.  (a)  Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower, and provide to the

Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)           If Borrower Holdco or any of its Subsidiaries that are Loan Parties directly or indirectly acquires fee-owned Real Property after the Closing Date that, combined with all other fee-owned Real Property owned by Borrower Holdco and its Subsidiaries that are Loan Parties at such time, has an aggregate fair market value of $35.0 million or more, ~~(i)~~ notify the Collateral Agent thereof, ~~(ii~~and upon the Administrative Agent’s written request, (A) cause each such fee-owned Real Property that has a fair market value of $3.0 million or more to be subjected to a mortgage or deed of trust securing the Obligations, in form and substance reasonably acceptable to the Collateral Agent, (~~iii~~B) obtain fully paid American Land Title Association Lender’s Extended Coverage title insurance policies in form and substance, with endorsements (including zoning endorsements where available) and in amounts reasonably acceptable to the Collateral Agent (the “Mortgage Policies”), (iv) to the extent necessary to issue the Mortgage Policies, obtain American Land Title Association/American Congress on Surveying and Mapping form surveys, dated no more than 30 days before the date of their delivery to the Collateral Agent, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent, (v) provide evidence of insurance (including all insurance required to comply with applicable flood insurance laws) naming the Collateral Agent as loss payee and additional insured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as are reasonably satisfactory to the Collateral Agent, including, without limitation, the insurance required by the terms of any mortgages or deeds of trust, (vi) obtain customary mortgage or deed of trust enforceability opinions of local counsel for the Loan Parties in the states in which such fee-owned Real Properties are located and (vii) take, and cause the applicable Subsidiary to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to perfect such Liens, including actions described in paragraph (a) of this Section 5.10, in each case, at the expense of the Loan Parties, subject to paragraph (e) of this Section 5.10; provided that in the case of this clause (b) (other than with respect to items required by law), the Administrative Agent or the Collateral Agent, as applicable, shall be deemed to be “reasonably satisfied” if the administrative agent or the collateral agent, as applicable, under the Term Loan Documents shall be reasonably satisfied.

(c)           If any additional Subsidiary of Borrower Holdco is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary), within five Business Days after the date such Subsidiary is formed or acquired, notify the Collateral Agent thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired (or such longer period as the Collateral Agent shall agree), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of Borrower Holdco or any of  its Subsidiaries that is a Loan Party, subject to paragraph (e) of this Section 5.10.

(d)           (i) In each case other than in connection with the Contribution, furnish to the Collateral Agent five Business Days prior written notice of any change in any Loan Party’s (A) corporate or organization name, (B) organizational structure or (C) organizational identification number (or equivalent); provided that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all Collateral for the benefit of the applicable Secured Parties and (ii) promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(e)                                  The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to any Excluded Assets or Excluded Equity Interests (each as defined in the Collateral Agreement) or any exclusions and carve-outs from the perfection requirements set forth in the Collateral Agreement.

SECTION 5.11.  Cash Management Systems; Application of Proceeds of Accounts.

(a)                                 Within 90 days after the Closing Date (or such longer period as may be consented to by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed):

(i)                                     enter into blocked account agreements (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the Administrative Agent, with the Collateral Agent and any bank with which Borrower Holdco or any of its Subsidiaries that is a Subsidiary Loan Party maintains (A) any DDA having an average daily balance for any 30 day period in excess of $250,000 and (B) any concentration account into which DDAs are swept (each such account described in clauses (A) and (B), a “Blocked Account”) covering each such Blocked Account maintained with such bank;

(ii)                                  ensure that all cash, checks, proceeds of collections of Accounts and other amounts received by or on behalf of Borrower Holdco or any of its Subsidiaries that is a Subsidiary Loan Party are deposited promptly upon receipt in accordance with historical practices into a DDA maintained in the name of Borrower Holdco or such Subsidiary Loan Party; and

(iii)                               deliver notifications to each depository institution with which any DDA is maintained, in form reasonably satisfactory to the Administrative Agent (each, a “DDA Notification”), instructing such depository institution to sweep, no less frequently than once per Business Day, all available cash balances and cash receipts, including the then contents or then entire ledger balance of such DDA net of such minimum balance (not to exceed $50,000 per account), if any, required by the bank at which such DDA is maintained to a concentration account of the Borrower Parties that are subject to Blocked Account Agreements; provided that Borrower Holdco and its Subsidiaries that ~~are~~is Subsidiary Loan Parties may maintain credit balances (including cash and cash equivalents) in DDAs or other deposit or securities accounts that are not Blocked Accounts (“Other Accounts”), so long as the aggregate credit balances in all such Other Accounts does not exceed $5.0 million (such amount, the “Excluded Amount”).

Notwithstanding anything herein to the contrary, the provisions of this Section 5.11(a) shall not apply to any deposit account that is acquired by a Loan Party in connection with a Permitted Business Acquisition or other Investment permitted under this Agreement prior to the date that is 90 days (or such later date as may be consented to by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed) following the date of such Permitted Business Acquisition or other Investment, and the balances held in such deposit accounts at the date of such Permitted Business Acquisition or other Investment shall not be counted toward the Excluded Amount until the end of such 90 day period (or later period, if applicable).

(b)                                 Within 90 days after the Closing Date (or such longer period as may be consented to by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed), deliver to the Administrative Agent notifications in form reasonably satisfactory to the Administrative Agent executed on behalf of each applicable Borrower Party and addressed to such Borrower Party’s credit card clearinghouses and processors (each, a “Credit Card Notification”); provided that, with respect to clauses (a) and (b) of this Section 5.11:

(i)                                     Each Blocked Account Agreement and Credit Card Notification shall require, after the occurrence and during the continuance of a Cash Dominion Event and receipt by the Borrower and the depository bank or credit card clearinghouse or processor, as applicable, of written notice thereof by the Administrative Agent, the ACH or wire transfer no less frequently than once per Business Day (unless this Agreement has been terminated, the Commitments have been terminated and the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations for which no claim has been asserted) have been paid in full and all Letters of Credit have expired or been terminated or cash collateralized on terms satisfactory to the Issuing Bank) of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each Blocked Account net of such minimum balance (not to exceed $100,000 per account), if any, required by the bank at which such Blocked Account is maintained to an account established with, and subject to the control of, the Administrative Agent (the “Dominion Account”).

(ii)                                  All collected amounts received in the Dominion Account shall be distributed and applied on a daily basis to the repayment of all Loans outstanding under this Agreement and to the payment of all other Obligations then due and owing with any excess, unless an Event of Default shall have occurred and be continuing, to be remitted to the Borrower Parties.

(iii)                               At any time after the occurrence and during the continuance of an Event of Default or a Cash Dominion Event as to which the Administrative Agent has notified the Borrower, any cash or cash equivalents owned by any Borrower Party shall be deposited in a Blocked Account subject to a Blocked Account Agreement (or a DDA which is swept daily to such a Blocked Account).

(iv)                              The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the contemporaneous execution and delivery to the Administrative Agent of a DDA Notification or Blocked Account Agreement consistent with the provisions of this Section 5.11.  Unless consented to in writing by the Administrative Agent, the Loan Parties shall not enter into any agreements with credit card processors unless contemporaneously therewith a Credit Card Notification is executed and a copy thereof is delivered to the Administrative Agent.

(v)                                 The Dominion Account shall at all times be under the sole dominion and control of the Collateral Agent.

(vi)                              So long as (A) no Event of Default has occurred and is continuing and (B) no Cash Dominion Event has occurred and is continuing, the Loan Parties shall have full and complete access to, and may direct the manner of disposition of, funds in the Blocked Accounts.

(vii)                           Any amounts held or received in the Dominion Account (including all interest and other earnings with respect thereto, if any) at any time (A) after this Agreement has been terminated, the Commitments have been terminated and the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management

Obligations and contingent indemnification and reimbursement obligations for which no claim has been asserted) have been paid in full and all Letters of Credit have expired or been terminated or cash collateralized on terms satisfactory to the Issuing Bank or (B) when all Events of Default and Cash Dominion Events have been cured shall be remitted to the Loan Parties as the Borrower may direct.

SECTION 5.12.  Fiscal Year; Accounting.  In the case of Parent, cause its fiscal year to end on December 31 or the Sunday closest to December 31, unless prior written notice of a change is given to the Administrative Agent, whereupon the Parent, Borrower Holdco, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 5.13.  Creation of Co-Borrowers.

(a)                                 Provide to the Administrative Agent, to the extent the Borrower intends to qualify any then-existing Subsidiary Loan Party that is a Subsidiary of the Borrower as a co-borrower under this Agreement (each such party, a “Co-Borrower”) (i) a written request to designate such Subsidiary Loan Party as a Co-Borrower and (ii) a Co-Borrower Joinder Agreement executed by each of the Borrower and such Loan Party; provided that the materials required to be delivered pursuant to this clause (a) may be delivered to the Administrative Agent concurrently with the materials causing the applicable Loan Party to guarantee the Obligations pursuant to the Collateral Agreement (it being understood that no person may become a Co-Borrower unless it is first (or simultaneously) becomes a guarantor of the Obligations and no Loan Party can become a Co-Borrower until such materials have been delivered).

(b)                                 Provide to the Administrative Agent, to the extent the Borrower intends to cause the release of any Co-Borrower from its qualification as a Co-Borrower hereunder (i) a written request for the release of the applicable Co-Borrower stating that such Co-Borrower is concurrently being released from its Obligations as a Subsidiary Loan Party in accordance with the terms of the Loan Documents and (ii) an updated Borrowing Base Certificate which shall demonstrate that, after giving effect to the exclusion of such Co-Borrower’s assets from the Borrowing Base, the Revolving Facility Exposure will not exceed the Line Cap (or that Loans are being repaid or Letters of Credit cash collateralized in connection with such requested release to the extent necessary to eliminate such excess); provided that (A) any such request for release shall be effective upon the release of such Subsidiary Loan Party from the Collateral Agreement and the receipt of the materials referred to in clauses (~~a~~i) and (~~b~~ii) of this ~~Section 5.13,~~paragraph (b), (B) the Administrative Agent and/or Lenders shall, upon the release of any Co-Borrower hereunder, return to the Borrower any Notes executed by such Co-Borrower and (C) the Administrative Agent shall, at the request of the Borrower, provide evidence of the release of any Co-Borrower in a form reasonably acceptable to the Borrower to the extent such release is permitted pursuant to this clause (b).

SECTION 5.14.  Lender Calls.  Following receipt by the Borrower of a request by the Required Lenders, use commercially reasonable efforts to hold an update call (which call shall take place on or prior to the date that is ten Business Days following the receipt of such notice) with a Financial Officer of the Borrower and such other members of senior management of the Borrower as the Borrower deems appropriate (with such other details to be reasonably agreed between the Borrower and the Administrative Agent) and the Lenders and their respective representatives and advisors to discuss the state of the Borrower’s business, including, but not limited to, recent performance, cash and liquidity management, operational activities, current business and market conditions and material performance changes; provided that in no event shall more than one such call be requested in any fiscal year (in total with respect to this Agreement~~,~~ and the Term Loan ~~Agreement and the Second Lien Term Loan~~ Credit Agreement).

SECTION 5.15.  Post-Closing Matters.  Deliver to Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 5.15 hereof on or before the dates specified with respect to such items on Schedule 5.15 (or, in each case, such later date as may be agreed to by Administrative Agent in its sole discretion or, with respect to matters relating primarily to the Term Priority Collateral, in the sole discretion of the administrative agent under the Term Loan Credit Agreement).  All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 5.15 within the time periods specified thereon, rather than as elsewhere provided in the Loan Documents).

ARTICLE VI

Negative Covenants

Each of Borrower Holdco and the Borrower Parties covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) have been paid in full and Letters of Credit have expired or been terminated or cash collateralized on terms satisfactory to the Issuing Bank, unless the Required Lenders shall otherwise consent in writing, neither Borrower Holdco nor such Borrower Party will, nor will not it permit any of its Subsidiaries to:

SECTION 6.01.  Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)                                 [Reserved];

(b)                                 Indebtedness created hereunder or under the other Loan Documents, Credit Agreement Refinancing Indebtedness, Indebtedness created under Incremental ~~Facilities~~Revolving Commitments and any unsecured Indebtedness constituting Permitted Refinancing Indebtedness incurred to Refinance any of the foregoing;

(c)                                  Indebtedness pursuant to Hedge Agreements;

(d)                                 Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Borrower Holdco or any of its Subsidiaries pursuant to reimbursement or indemnification obligations to such person, in each case, in the ordinary course of business; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations shall be reimbursed not later than 30 days following such incurrence;

(e)                                  intercompany Indebtedness between or among Borrower Holdco and any of its Subsidiaries; provided that Indebtedness owing by any Subsidiary of Borrower Holdco that is not a Subsidiary Loan Party to Borrower Holdco, the Borrower or any other Subsidiary Loan Party (together with investments in non-Subsidiary Loan Parties permitted under Section 6.04(b)) shall not exceed the greater of (a) $30.0 million and (b) 2.25% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date such Indebtedness is incurred for which Required Financial Statements have been delivered pursuant to Section 5.04 at any time outstanding and, in the case of Indebtedness owing by the

Borrower or any other Subsidiary Loan Party to any Subsidiary that is not a Subsidiary Loan Party, to be subordinated to the Obligations pursuant to customary subordination provisions;

(f)                                   Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g)                                  (i) to the extent constituting Indebtedness, Cash Management Obligations and other Indebtedness in respect of Cash Management Services in the ordinary course of business, (ii) other Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days after notification is received by the Borrower of its incurrence, and (iii) any other cash management services entered in the ordinary course of business;

(h)                                 (i) Indebtedness incurred or assumed in connection with Permitted Business Acquisitions and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that, in each case, (A) no Event of Default shall have occurred and be continuing immediately before such Permitted Business Acquisition or would result immediately after giving pro forma effect to such Permitted Business Acquisition and any related transactions, (B) the Borrower shall be able to incur $1 of Ratio Debt, (C)(1) if such Indebtedness incurred or assumed is Consolidated First Lien Net Debt, the Senior Secured First Lien Net Leverage Ratio shall not exceed the Closing Date Senior Secured First Lien Net Leverage Ratio and (2) if such Indebtedness incurred or assumed is secured Indebtedness other than Consolidated First Lien Net Debt, the Senior Secured Net Leverage Ratio shall not exceed the Closing Date Senior Secured Net Leverage Ratio, in each case, immediately after giving pro forma effect to such incurrence or assumption of Indebtedness, (D) such Indebtedness shall mature at least 91 days after the Latest Maturity Date and (E) if such Indebtedness ~~shall not be~~incurred or assumed is secured ~~with~~by a Lien on the ABL Priority Collateral ~~that~~, such Lien is ~~not~~ subordinated to the Liens securing the Obligations pursuant to the ABL/Term Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement;

(i)                                     Capital Lease Obligations, Indebtedness with respect to mortgage financings and purchase money Indebtedness in an aggregate principal amount not to exceed the greater of (i) $35.0 million and (ii) 2.75% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date ~~of~~ such Indebtedness is incurred for which Required Financial Statements have been delivered pursuant to Section 5.04, at any time outstanding, and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that such Indebtedness shall be incurred within 270 days after the acquisition, lease or improvement of the property that is the subject of such Indebtedness;

(j)                                    Capital Lease Obligations in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03, and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(k)                                 other Indebtedness; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (k) shall not exceed the greater of (i) $30.0 million and (ii) 2.25% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which Required Financial Statements have been delivered pursuant to Section 5.04, at any time outstanding;

(l)                                     Indebtedness consisting of Term Loan Obligations in an aggregate principal amount, when aggregated with the aggregate principal amount of any Permitted Refinancing Indebtedness in respect of the foregoing, not in excess of (A) $720.0 million plus (B) the aggregate principal amount of any Incremental Term Loans or Incremental Equivalent First Lien Term Debt, in each case permitted by the Term Loan Credit Agreement as in effect on December 20, 2013 (after giving effect to Amendment No. 2 to such Term Loan Credit Agreement) plus (C) any increase contemplated by the definition of “Permitted Refinancing Indebtedness”;

(m)                             Guarantees (i) of the Indebtedness of the Borrower described in clause (l) of this Section 6.01 so long as any Liens securing the Guarantee of the Term Loan ~~Obligations, Second Lien~~ Obligations or any Permitted Refinancing Indebtedness in respect thereof are subject to the ABL/Term Loan Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement, (ii) of any Indebtedness of Borrower Holdco or any of its Subsidiaries permitted to be incurred under this Agreement, (iii) of Indebtedness otherwise permitted hereunder of Borrower Holdco or any of its Subsidiaries that is not a Subsidiary Loan Party to the extent permitted by Section 6.04 (other than Section 6.04(v)), (iv) by any Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party and (v) of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(r) to the extent such Guarantee is permitted by Section 6.04 (other than Section 6.04(v)); provided that Guarantees by Borrower Holdco or any other Loan Party under this clause (m) of any Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations to at least the same extent as such underlying Indebtedness is subordinated;

(n)                                 Indebtedness arising from agreements of Borrower Holdco or any of its Subsidiaries providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition or the disposition of any business, assets or Subsidiaries not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiaries for the purpose of financing any such Permitted Business Acquisition;

(o)                                 Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(p)                                 Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(q)                                 (i) other Indebtedness that matures no earlier than 91 days after the Latest Maturity Date, so long as, immediately after giving pro forma effect to the issuance, incurrence or assumption of such Indebtedness, the Interest Coverage Ratio is 2.00 to 1.00 or greater (“Ratio Debt”) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Ratio Debt;

(r)                                    Indebtedness of Foreign Subsidiaries; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (r) shall not exceed the greater of (i) $20.0 million and (ii) 1.75% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which Required Financial Statements have been delivered pursuant to Section 5.04, at any time outstanding;

(s)                                   unsecured Indebtedness in respect of obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms

(which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements;

(t)                                    Indebtedness representing deferred compensation to employees incurred in the ordinary course of business;

(u)                                 Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (u) shall not exceed the greater of (i) $25.0 million and (ii) 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which Required Financial Statements have been delivered pursuant to Section 5.04, at any time outstanding;

(v)                                 Indebtedness issued to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Parent or any Parent Entity permitted by Section 6.06;

(w)                               Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred by Borrower Holdco or any of its Subsidiaries in connection with the Transactions or Permitted Business Acquisitions or any other Investment permitted hereunder;

(x)                                 unsecured Indebtedness in a principal amount not to exceed an amount equal to the Net Proceeds received from the issuance or sale of Equity Interests of Borrower Holdco or any of its Subsidiaries and any cash or cash equivalents consisting of a capital contribution received from equityholders of Borrower Holdco or any of its Subsidiaries (other than from Borrower Holdco, the Borrower or any other Subsidiary or in respect of Disqualified Stock or any equity contributed as a Cure Right) so long as such Indebtedness matures at least 91 days after the Latest Maturity Date; and

(y)                                 all premium (if any, including tender premiums), defeasance costs, interest (including post -petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) of this Section 6.01.

SECTION 6.02.  Liens.  Create, incur, assume or permit to exist any Lien on any of its property or assets (including Equity Interests or other securities of any person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a)                                 (i) Liens existing on the Closing Date (or created following the Closing Date pursuant to agreements in existence on the Closing Date requiring the creation of such Liens) and, in each case, set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of Borrower Holdco or any of its Subsidiaries other than (A) after-acquired property that is affixed to or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) Liens securing property or assets having a fair market value not to exceed $5.0 million in the aggregate and, in each case, any modifications, replacements, renewals or extensions thereof;

(b)                                 Liens created under the Loan Documents and Liens securing Permitted Junior Secured Refinancing Debt;

(c)                                  any Lien securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided that in the case of a Lien securing Permitted Refinancing Indebtedness, such Lien shall be permitted subject to compliance with clause (d) of the definition of “Permitted Refinancing Indebtedness”;

(d)                                 Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e)                                  Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Borrower Holdco or any of its Subsidiaries shall have set aside on its books reserves in accordance with GAAP;

(f)                                   (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self -insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower Holdco or any of its Subsidiaries;

(g)                                  deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by Borrower Holdco or any of its Subsidiaries in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)                                 survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights of way covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Borrower Holdco or any of its Subsidiaries;

(i)                                     Liens securing Indebtedness permitted by Section 6.01(i) (limited to the assets subject to such Indebtedness);

(j)                                    Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such Sale and Lease-Back Transaction and any accessions thereto or proceeds thereof and related property;

(k)                                 Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l)                                     Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date pursuant to Section 5.10 and any replacement, extension or renewal of any such Lien (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement); provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal;

(m)                             any interest or title of a lessor or sublessor under any leases or subleases entered into by Borrower Holdco or any of its Subsidiaries in the ordinary course of business;

(n)                                 Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Borrower Holdco or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Borrower Holdco or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Borrower Holdco or any of its Subsidiaries in the ordinary course of business;

(o)                                 Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(p)                                 leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business that do not interfere in any material respect with the business of Borrower Holdco and any of its Subsidiaries, taken as a whole;

(q)                                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r)                                    Liens solely on any cash earnest money deposits made by Borrower Holdco or any of its Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(s)                                   Liens with respect to property or assets of any Subsidiary that is not a Subsidiary Loan Party securing Indebtedness of any Subsidiary that is not a Subsidiary Loan Party permitted under Section 6.01;

(t)                                    (i) Liens securing Indebtedness of Borrower Holdco or any of its Subsidiaries which Liens rank pari passu with the Liens securing the Term Loan Obligations (or Indebtedness otherwise constituting Consolidated First Lien Net Debt), so long as the Senior Secured First Lien Net Leverage Ratio is less than or equal to the Closing Date Senior Secured First Lien Net Leverage Ratio and (ii) Liens securing Indebtedness of Borrower Holdco or any of its Subsidiaries, which Liens rank junior to the Liens securing the Term Loan Obligations (and other secured Indebtedness constituting Consolidated First Lien Net Debt), so long as (A) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Total Net Leverage Ratio is less than or equal to the Closing Date Total Net Leverage Ratio and (B) such Liens on the ABL Priority Collateral are subordinated to the Liens on the ABL Priority Collateral securing the Obligations pursuant to the ABL/Term Loan Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement;

(u)                                 the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(v)                                 Liens arising from precautionary Uniform Commercial Code financing statements;

(w)                               Liens on Equity Interests of any joint venture (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement;

(x)                                 Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (d) of the definition thereof;

(y)                                 Liens securing insurance premium financing arrangements so long as such Liens are limited to the applicable unearned insurance premiums;

(z)                                  Liens in favor of Borrower Holdco or any of its Subsidiaries; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent;

(aa)                          Liens securing obligations permitted under Section 6.01(l) (including, without limitation, Liens in respect of (i) Specified Hedge Agreements (as defined in the Term Loan Credit Agreement) and (ii) Cash Management Obligations (as defined in the Term Loan Credit Agreement)), to the extent such Liens are subject to the ABL/Term Loan Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement; and

(bb)                          other Liens securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of (i) $30.0 million and (ii) 2.25% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which Required Financial Statements have been delivered pursuant to Section 5.04, so long as any such Liens on the Accounts or Inventory of any Borrower Party are subordinated to the Liens on such assets securing the Obligations pursuant to the ABL/Term Loan Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement.

SECTION 6.03.  Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided that Sale and Lease-Back Transactions shall be permitted (a) pursuant to the Sale/Lease-Back Documents, (b) with respect to property owned (i) by Borrower Holdco or any of its Domestic Subsidiaries that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition of such property or (ii) by any Foreign Subsidiary of Borrower Holdco regardless of when such property was acquired, and (c) with respect to any property owned by Borrower Holdco or any of its Domestic Subsidiaries, if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease, together with Indebtedness outstanding pursuant to Section 6.01(i) and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03(c), would not exceed $35.0 million.

SECTION 6.04.  Investments, Loans and Advances.  Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a)                                 the Transactions (including payment of the purchase consideration under the Purchase Agreement and the Contribution);

(b)                                 (i) Investments in the Equity Interests of Borrower Holdco, the Borrower or any other Subsidiary, (ii) intercompany loans to Borrower Holdco, the Borrower or any other Subsidiary and (iii) Guarantees of Indebtedness expressly permitted hereunder; provided that in the case of an Investment by Borrower Holdco or any of its Subsidiaries in a Subsidiary that is not a Subsidiary Loan Party, at the time such Investment is made, no Event of Default shall have occurred and be continuing; provided further, that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write downs or write offs thereof) made after the Closing Date in Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (i) plus (B) intercompany loans made after the Closing Date to Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (ii) plus (C) Guarantees of Indebtedness after the Closing Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (iii) shall not exceed an aggregate net amount equal to the greater of (1) $30.0 million and (2) 2.25% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which Required Financial Statements have been delivered pursuant to Section 5.04; provided, further, that (x) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Borrower Holdco or any of its Subsidiaries and (y) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business consistent with past practice shall not be included in calculating the limitation in this clause (b) at any time;

(c)                                  Permitted Investments and Investments that were Permitted Investments when made;

(d)                                 Investments arising out of the receipt by Borrower Holdco or any of its Subsidiaries of non-cash consideration for the sale of assets permitted under Section 6.05;

(e)                                  loans and advances to officers, directors, employees or consultants of any Parent Entity, Borrower Holdco or any of its Subsidiaries (i) not to exceed $10.0 million in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business or (iii) in connection with the purchase of Equity Interests of any Parent Entity solely to the extent that the amount of such loans and advances shall be contributed to Borrower Holdco or any of its Subsidiaries in cash as common equity;

(f)                                   accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g)                                  Hedge Agreements;

(h)                                 Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investments existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date);

(i)                                     Investments resulting from pledges and deposits under Sections 6.02(a), (f), (g), (k), (q), (r), (t) and (bb);

(j)                                    other Investments in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed (i) the greater of (A) $40.0 million and (B) 3.25% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which Required Financial Statements have been delivered pursuant to Section 5.04 (plus any returns of capital actually received by the respective investor in respect of Investments theretofore made by it pursuant to this clause (j)); provided that if any Investment pursuant to this clause (j) is made in any person that is not a Subsidiary at the date of the making of such Investment and such person thereafter becomes a Subsidiary pursuant to another Investment, the amount of which, when taken together with the amount of the prior Investment, would be permitted under another provision of this Section 6.04, then any Investment in such person outstanding under this clause (j) shall thereafter be deemed to have been made pursuant to such other provision and shall cease to have been made pursuant to this clause (j) for so long as such person continues to be a Subsidiary;

(k)                                 Investments constituting Permitted Business Acquisitions;

(l)                                     intercompany loans among Foreign Subsidiaries and Guarantees by Foreign Subsidiaries permitted by Section 6.01(m);

(m)                             Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business and Investments acquired as a result of a foreclosure by Borrower Holdco or any of its Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n)                                 Investments of a Subsidiary of Borrower Holdco acquired after the Closing Date or of an entity merged into, or consolidated or amalgamated with, Borrower Holdco or the Borrower or merged into or consolidated or amalgamated with any Subsidiary of Borrower Holdco after the Closing Date, in each case, (i) to the extent permitted under this Section 6.04, (ii) in the case of any acquisition, merger, consolidation or amalgamation, in accordance with Section 6.05, and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger, consolidation or amalgamation;

(o)                                 acquisitions of obligations of one or more officers or other employees of any Parent Entity, the Borrower or any other Subsidiary in connection with such officer’s or employee’s acquisition of Equity Interests of any Parent Entity, so long as no cash is actually advanced by Borrower Holdco or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(p)                                 Guarantees of operating leases (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by Borrower Holdco or any of its Subsidiaries in the ordinary course of business;

(q)                                 Investments to the extent that payment for such Investments is made with Equity Interests of any Parent Entity;

(r)                                    Investments in the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by Parent or any of its Subsidiaries of assets (including Equity Interests and cash) to such person or persons; provided that (i) the fair market value of such assets, determined on an arm’s-length basis, so contributed pursuant to this clause (r) shall not in the aggregate exceed $10.0 million and (ii) in respect of each such contribution, a Responsible Officer of the Borrower shall certify (A) that, after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing, (B) the fair market value of the assets so contributed and (C) that the requirement of clause (i) of this proviso is satisfied;

(s)                                   Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(t)                                    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(u)                                 Investments in Foreign Subsidiaries not to exceed $10.0 million, valued at the fair market value of such Investment at the time such Investment is made;

(v)                                 Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);

(w)                               advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Borrower Holdco or any of its Subsidiaries;

(x)                                 Investments, including loans and advances, to any Parent Entity, so long as Borrower Holdco or any of its Subsidiaries would otherwise be permitted to make a Restricted Payment in such amount; provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 for all purposes of this Agreement;

(y)                                 Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(z)                                  purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;

(aa)                          Investments received substantially contemporaneously in exchange for Equity Interests of any Parent Entity;

(bb)                          Investments in joint ventures, in the aggregate at any time outstanding not to exceed the greater of (i) $35.0 million and (ii) 2.75% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which Required Financial Statements have been delivered pursuant to Section 5.04 (calculated without regard to write downs or write offs thereof); provided that if any Investment pursuant to this clause (bb) is made in any person that is not a Subsidiary at the date of the making of such Investment and such person becomes a Subsidiary after such date pursuant to another Investment the amount of which, when taken together with the amount of the prior Investment, would be permitted under another provision of this Section 6.04, any Investment in such person outstanding under this ~~Section 6.04~~clause (bb) shall thereafter be deemed to have been made pursuant to such other provision and shall cease to have been made pursuant to this clause (bb) for so long as such person continues to be a Subsidiary;

(cc)                            Investments in assets useful in the business of Borrower Holdco and any of its Subsidiaries made with the proceeds of any Reinvestment Deferred Amount or Below Threshold Asset Sale Proceeds (as each ~~as~~such term is defined in the Term Loan Credit Agreement); provided, that if the underlying Asset Sale or Recovery Event (as such term is defined in the Term Loan Credit Agreement) was with respect to Borrower Holdco or a Subsidiary of Borrower Holdco that is a Subsidiary Loan Party, then such Investment shall be consummated by Borrower Holdco, the Borrower or a Subsidiary of Borrower Holdco that is a Subsidiary Loan Party; and

(dd)                          additional Investments; provided that both immediately before such Investment is made and immediately after giving effect thereto, the Payment Conditions shall be satisfied.

The amount of Investments that may be made at any time in Subsidiaries of Borrower Holdco that are not Subsidiary Loan Parties pursuant to Section 6.04(b) or 6.04(j) (the “Related Sections”) may, at the election of the Borrower, be increased by the amount of Investments that could be made at such time under the other Related Section; provided that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions.  Merge into, or consolidate or amalgamate with, any other person, or permit any other person to merge into or consolidate with it, or sell, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any division, unit or business of any other person, except that this Section 6.05 shall not prohibit:

(a)                                 (i) the purchase and sale of inventory in the ordinary course of business, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business, (iii) the sale of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business or (iv) the disposition of Permitted Investments;

(b)                                 if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Subsidiary into (or with) Borrower Holdco or the Borrower in a transaction in which Borrower Holdco or the Borrower, as applicable, is the survivor, (ii) the merger, consolidation or amalgamation of any Subsidiary into or with any Subsidiary of Borrower Holdco that is a Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Subsidiary of Borrower Holdco that is a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than Borrower Holdco, the Borrower or a Subsidiary Loan Party receives any consideration, (iii) the merger, consolidation or amalgamation of any Subsidiary that is not a Subsidiary Loan Party into or with any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than the Borrower) if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders or (v) the merger, consolidation or amalgamation of any Subsidiary of Borrower Holdco (other than the Borrower) with or into any other person in order to effect an Investment permitted under Section 6.04 so long as the continuing or surviving person shall be a Subsidiary of Borrower Holdco that is a Subsidiary Loan Party if the merging, consolidating or amalgamating Subsidiary was a Subsidiary Loan Party and which, together with each of its Subsidiaries, shall have complied with the requirements of Section 5.10;

(c)                                  sales, transfers, leases or other dispositions to Borrower Holdco or any of its Subsidiaries (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Loan Party in reliance on this clause (c) shall be made in compliance with Section 6.07 and the aggregate gross proceeds (including non-cash proceeds) of any and all assets sold, leased, transferred or leased shall not in the aggregate exceed, together with the aggregate gross proceeds of any or all assets sold, transferred or disposed of in reliance on clause (g) of this Section 6.05, in any fiscal year of Parent, the greater of (i) $35.0 million and (ii) 2.75% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such sale, transfer or other disposition for which Required Financial Statements have been delivered pursuant to Section 5.04;

(d)                                 Sale and Lease-Back Transactions permitted by Section 6.03;

(e)                                  Investments permitted by Section 6.04, Permitted Liens and Restricted Payments permitted by Section 6.06;

(f)                                   the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g)                                  sales, transfers or other dispositions of assets not otherwise permitted by this Section 6.05 (or required to be included in this clause (g) pursuant to Section 6.05(c)) (other than bulk sales or other dispositions of the Inventory of the Loan Parties not in the ordinary course of business in connection with store closures); provided that (i) the aggregate gross proceeds (including non-cash proceeds) of any or all assets sold, transferred or otherwise disposed of in reliance upon this clause (g) shall not exceed, together with the aggregate gross proceeds of any and all assets sold, transferred or disposed of to Subsidiaries that are not Loan Parties in reliance on clause (c) of this Section 6.05, in any fiscal year of Parent, the greater of (A) $35.0 million and (B) 2.75% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such sale, transfer or other disposition for which Required Financial Statements have been delivered pursuant to Section 5.04, (ii) no Event of Default shall have occurred and be continuing or would result therefrom, (iii) at least 75.0% of the consideration therefor shall be in the form of cash and cash equivalents and (iv) such sale, transfer or disposition shall be made for fair value (as determined by the Borrower in good faith); provided, further, that (A) any liabilities (as shown on the most recent Required Financial Statements or in the notes thereto) of Borrower Holdco or any of its Subsidiaries, other than liabilities that are by their terms subordinated to the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which Borrower Holdco and its Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Borrower Holdco or its Subsidiaries from such transferee shall be converted by Borrower Holdco or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable disposition and (C) any Designated Non-Cash Consideration received in respect of such disposition having an aggregate fair market value as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is then outstanding, shall not exceed the greater of (x) $35.0 million and (y) 2.75% of Consolidated Total Assets (measured at the time such Designated Non-Cash Consideration is received), with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed for purposes of this clause (g) to be cash;

(h)                                 Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition; provided that following any such merger, consolidation or amalgamation (i) involving the Borrower, the Borrower shall be the surviving ~~corporation~~entity, (ii) at least 75% of the consideration therefor shall be in the form of cash and cash equivalents or exchanged for other assets of comparable or greater market value or usefulness to the business of Borrower Holdco and its Subsidiaries, taken as a whole, and the Net Proceeds thereof shall be applied in accordance with ~~Section 2.09(a)~~the Term Loan Credit Agreement and (iii) involving a Foreign Subsidiary, the surviving or resulting entity shall be a Wholly Owned Subsidiary);

(i)                                     leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business;

(j)                                    sales, leases or other dispositions of inventory of Borrower Holdco or any of its Subsidiaries (other than in connection with store closings, which dispositions shall be subject to clause (m) of this Section 6.05) determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of Borrower Holdco or such Subsidiary;

(k)                                 acquisitions and purchases made with Below Threshold Asset Sale Proceeds (as defined in the Term Loan Credit Agreement);

(l)                                     any exchange of assets for services and/or other assets of comparable or greater value; provided that (i) at least 90% of the consideration received by the transferor shall consist of non-cash assets that will be used in a business or business activity permitted hereunder, (ii) the aggregate gross consideration (including exchange assets, other non-cash consideration and cash proceeds) of any or all assets exchanged in reliance upon this clause (l) shall not exceed, in any fiscal year of Parent, the greater of (A) $50.0 million and (B) 4.0% of Consolidated Total Assets, (iii) no Event of Default shall exist or would result therefrom and (iv) in the event of ~~a swap~~an exchange with a fair market value in excess of $15.0 million, (A) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value and (B) such exchange shall have been approved by at least a majority of the Board of Directors of Parent or the Borrower; and

(m)                             bulk sales or other dispositions of the Inventory of any Loan Party not in the ordinary course of business in connection with store closures, at arm’s length; provided that (i) the Administration Agent’s consent shall be required with respect to store closures that cause the aggregate amount of store closures to exceed 20.0% of the store base in any fiscal year or 50.0% of the store base during the term of this Agreement, with such store base to include all new stores as of the date of the proposed closure, and (ii) with respect to any store closures that would account for greater than 20.0% of the store base (inclusive of new stores) for the applicable fiscal year or 50.0% of the store base (inclusive of new stores) for the term of this Agreement, as applicable, such store closures shall be conducted by professional liquidators reasonably acceptable to the Administrative Agent; provided, further, that notwithstanding the foregoing, the requirements of subclauses (i) and (ii) of this clause (m) shall not apply to store closures where the Inventory shall be transferred to another store.

To the extent any Collateral is disposed of in a transaction expressly permitted by this Section 6.05 to any person other than Parent or any of its Subsidiaries, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall take, and shall be authorized by each Lender to take, any actions reasonably requested by the Borrower in order to evidence the foregoing, in each case in accordance with Section 9.18.

SECTION 6.06.  Restricted Payments.  Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), directly or indirectly, whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified

Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”) other than:

(a)                                 Restricted Payments to Borrower Holdco, the Borrower or any other Subsidiary of Borrower Holdco (or, in the case of non-Wholly Owned Subsidiaries, to Borrower Holdco and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of Borrower Holdco, the Borrower or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not Borrower Holdco or a Subsidiary of Borrower Holdco is permitted under Section 6.04);

(b)                                 Restricted Payments to permit any Parent Entity to (i) pay operating, overhead, legal, accounting and other professional fees and expenses (including directors’ fees and expenses and administrative, legal, accounting, filings and similar expenses), (ii) pay fees and expenses related to any public offering or private placement of debt or equity securities of any Parent Entity whether or not consummated or any Investment permitted hereunder, (iii) pay franchise taxes and other fees, taxes and expenses in connection with any Parent Entity’s ownership of any Subsidiary or the maintenance of its legal existence, (iv) make payments permitted by Section 6.07 (other than Section 6.07(g)) or (v) pay customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any Parent Entity, in each case, in order to permit such Parent Entity to make such payments;

(c)                                  (i) Restricted Payments to any Parent Entity that files, or to any Parent Entity for the purpose of paying to any other Parent Entity that files, a consolidated U.S. federal or combined or unitary state tax return that includes Borrower Holdco and its Subsidiaries (or the taxable income thereof), in each case, in an amount not to exceed the amount that Borrower Holdco and its Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such fiscal year if Borrower Holdco and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group) and (ii) to the extent of amounts paid by Unrestricted Subsidiaries to Borrower Holdco or any of its Subsidiary (unless (A) such cash distribution by an Unrestricted Subsidiary is prohibited or restricted by any law, (B) the Borrower is unable to obtain, through commercially reasonable efforts, any required consent, approval or authorization of any Governmental Authority for such cash distribution, or (C) such cash distribution is prohibited by any contractual obligation or the terms of any security that the Borrower, through commercially reasonable efforts, is unable to avoid), Restricted Payments to any Parent Entity necessary to pay the tax liabilities of Unrestricted Subsidiaries or of any Parent Entity attributable to Unrestricted Subsidiaries;

(d)                                 Restricted Payments to any Parent Entity the proceeds of which are used to purchase or redeem, or to any Parent Entity for the purpose of paying to any other Parent Entity to purchase or redeem, the Equity Interests of such Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of Parent or any of its Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of such purchases or redemptions under this clause (d) shall not exceed (i) $10.0 million in any fiscal year (with any unused amounts in any fiscal year being carried over to the immediately succeeding fiscal year) plus (ii) the amount of Net Proceeds contributed to Borrower Holdco or the Borrower that were received by any Parent Entity during such fiscal year from sales of Equity Interests of any Parent Entity to directors, consultants, officers or employees of Parent or any of its Subsidiaries in connection with permitted employee compensation and incentive arrangements plus (iii) the amount of net proceeds of any key man life insurance policies received during such calendar year plus (iv) the amount of any bona fide cash bonuses otherwise payable to members of management, directors or consultants of Parent or any of its Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Equity

Interests the fair market value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year; provided, further, that cancellation of Indebtedness owing to Borrower Holdco, the Borrower or any of its Subsidiaries from members of management of Parent or any of its Subsidiaries in connection with a repurchase of Equity Interests of any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(e)                                  non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f)                                   [Reserved];

(g)                                  Restricted Payments to consummate the Transactions and to pay any amounts pursuant to the Purchase Agreement, and Restricted Payments made by any Subsidiary in exchange for the assumption and contribution of the Obligations in connection with the Contribution;

(h)                                 Restricted Payments to allow any Parent Entity to make, or to any Parent Entity for the purpose of paying to any other Parent Entity to make, payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(i)                                     after a Qualified IPO, Restricted Payments to any Parent Entity in an amount equal to 6.0% per annum of the Net Proceeds received from any public offering of the Equity Interests of Parent or any Parent Entity that are contributed to Borrower Holdco or the Borrower;

(j)                                    Restricted Payments to any Parent Entity to finance, or to any Parent Entity for the purpose of paying to any other Parent Entity to finance, any Investment permitted to be made pursuant to Section 6.04; provided that (i) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (ii) such Parent Entity shall, immediately following the closing thereof, cause (A) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or any other Subsidiary or (B) the merger, consolidation or amalgamation (to the extent permitted by Section 6.05) of the person formed or acquired into the Borrower or any other Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 5.10;

(k)                                 so long as no Event of Default has occurred and is continuing, Restricted Payments to any Parent Entity not to exceed (i) $2.0 million in any fiscal year to pay, or to any Parent Entity for the purpose of paying to any other Parent Entity to pay, monitoring, consulting, management, transaction, advisory, termination or similar fees payable to Sponsor or any Sponsor Affiliate in accordance with the Management Agreement (it being understood that any amounts that are not paid due to the existence of an Event of Default shall accrue and may be paid when the applicable Event of Default ceases to exist or is otherwise waived; provided that such accrued amounts shall be subordinated in respect of the Obligations in accordance with the terms of the Management Agreement as in effect on the Closing Date) and (ii) indemnities, reimbursements and reasonable and documented out -of -pocket fees and expenses of Sponsor or any Sponsor Affiliate in connection therewith; and

(l)                                     additional Restricted Payments; provided that both immediately before such Restricted Payment is made and immediately after giving effect thereto, the Payment Conditions shall be satisfied.

SECTION 6.07.  Transactions with Affiliates.  Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates in a transaction involving aggregate consideration in excess of $5.0 million, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to Borrower Holdco, the Borrower or their respective Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate, except that this Section 6.07 shall not prohibit:

(a)                                 any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Borrower or any Parent Entity;

(b)                                 loans or advances to employees or consultants of any Parent Entity, the Borrower or any of its Subsidiaries in accordance with Section 6.04(e);

(c)                                  transactions between or among the Borrower and any other Loan Party or any entity that becomes a Loan Party as a result of such transaction (including via merger, consolidation or amalgamation in which a Loan Party is the surviving entity);

(d)                                 the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Parent or any of its Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to Borrower Holdco and its Subsidiaries (which shall be 100% for so long as such Parent Entity owns no assets other than the Equity Interests in the Subsidiaries and assets incidental to the ownership of Borrower Holdco and its Subsidiaries));

(e)                                  the Transactions, the Contribution and transactions pursuant to the Transaction Documents and other transactions, agreements and arrangements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(f)                                   (i) any employment agreements entered into by Borrower Holdco or any of its Subsidiaries in the ordinary course of business, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors and (iii) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(g)                                  Restricted Payments permitted under Section 6.06, including payments to any Parent Entity;

(h)                                 any purchase by any Parent Entity of the Equity Interests of any Wholly~~-~~ Owned Subsidiary; provided that any Equity Interests of any Wholly~~-~~ Owned Subsidiary purchased by such Parent Entity shall be pledged to the Collateral Agent on behalf of the Lenders pursuant to the Collateral Agreement;

(i)                                     any agreement to pay, and the payment of, monitoring, consulting, management, transaction, advisory, termination or similar fees payable to Sponsor or any Sponsor Affiliate pursuant to the Management Agreement or another similar or related agreement with Sponsor or an Sponsor Affiliate, indemnities, expenses, reimbursements and reasonable and documented out-of-pocket fees and expenses of Sponsor or any Sponsor Affiliate in connection therewith;

(j)                                    payments to Sponsor or any Sponsor Affiliate for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the Borrower, or a majority of the Disinterested Directors of the Borrower, in good faith;

(k)                                 transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice;

(l)                                     any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of Borrower Holdco or the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (i) in the good faith determination of the Borrower qualified to render such letter and (ii) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to Borrower Holdco or its Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate;

(m)                             subject to clause (i) of this Section 6.07, the payment of all fees, expenses, bonuses and awards related to the Transactions contemplated by the Information Memorandum, including fees to Sponsor or any Sponsor Affiliate;

(n)                                 transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice;

(o)                                 the issuance, sale or transfer of Equity Interests of Borrower Holdco or the Borrower to any Parent Entity and capital contributions by any Parent Entity to Borrower Holdco or the Borrower;

(p)                                 the issuance of Equity Interests to the management of Parent or any of its Subsidiaries in connection with the Transactions;

(q)                                 payments by Parent or any of its Subsidiaries pursuant to tax sharing agreements among Parent and any of its Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party;

(r)                                    payments or loans (or cancellation of loans) to employees or consultants that are (i) approved by a majority of the Disinterested Directors of Parent, Borrower Holdco or the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;

(s)                                   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to Borrower Holdco and its Subsidiaries;

(t)                                    transactions between or among Borrower Holdco or any of its Subsidiaries and any person, a director of which is also a director of the Borrower or any Parent Entity, so long as (i) such director abstains from voting as a director of the Borrower or such Parent Entity, as the case may be, on any matter involving such other person and (ii) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity;

(u)                                 transactions permitted by, and complying with, the provisions of Section 6.04(b) and Section 6.05(b); and

(v)                                 intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of Parent and its Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

SECTION 6.08.  Business of Borrower Holdco and its Subsidiaries.  Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by any Loan Party on the Closing Date and any similar, corollary, related, incidental or complementary business or business activities or a reasonable extension, development or expansion thereof or ancillary thereto.

SECTION 6.09.  Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc.

(a)                                 Amend or modify in any manner materially adverse to the Lenders or the Administrative Agent, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation (or similar document), by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of Borrower Holdco or any of its Subsidiaries or the Purchase Agreement.

(b)                                 (i)  Make, or agree or offer in writing to pay or make, directly or indirectly, (A) any payment or other distribution in cash in respect of (1) any Indebtedness permitted to be incurred hereunder that is subordinated in right of payment of the Obligations or secured by Liens that are in all respects subordinated to the Liens securing the Obligations~~, (2) any Second Lien Obligations~~ or (~~3~~2) any Permitted Refinancing Indebtedness in respect of any of the foregoing (“Junior Financing”) or (~~4~~3) any Term Loan Obligations or any Permitted Refinancing Indebtedness in respect thereof, or (B) any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing or Term Loan Obligations (or any Permitted Refinancing Indebtedness in respect thereof) except for (1) the incurrence of Permitted Refinancing Indebtedness in respect thereof, (2) payments of regularly scheduled principal and interest, mandatory offers to repay, mandatory prepayments of principal, premium and interest and payments of fees, expenses and indemnification obligations with respect to such Junior Financing or Term Loan Obligations (or any Permitted Refinancing Indebtedness in respect thereof), (3) payments or distributions in respect of all or any portion of such Junior Financing or Term Loan Obligations (or any Permitted Refinancing Indebtedness in respect thereof) with the proceeds contributed directly or indirectly to Borrower Holdco or the Borrower by any Parent Entity from the issuance, sale or exchange by any Parent Entity of Equity Interests made within 18 months prior thereto, (4) the conversion of any such Junior Financing or Term Loan Obligations (or any Permitted Refinancing Indebtedness in respect thereof) to Equity Interests of any Parent Entity, (5) so long as no Event of Default has occurred and is continuing, any payment that is intended to prevent any Junior Financing or Term Loan Obligations (or any Permitted Refinancing Indebtedness in respect thereof) from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code and (6) additional payments and distributions so long as both immediately before such payment or distribution is made and immediately after giving effect thereto, the Payment Conditions are satisfied; or

(ii)                                  amend or modify, or permit the amendment or modification of, any provision of any Junior Financing ~~(other than the Second Lien Term Loan Facility, subject to the terms of the ABL/Term Loan Intercreditor Agreement)~~ or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not in any manner materially adverse to Lenders and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.

(c)                                  Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to Borrower Holdco or any of its Subsidiaries that is a direct or indirect parent of such Material Subsidiary or (ii) the granting of Liens by Borrower Holdco or such Material Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A)                               restrictions imposed by applicable law;

(B)                               contractual encumbrances or restrictions (i) under the Term Loan Documents, (ii~~) under the Second Lien Loan Documents, (iii~~) under the definitive documentation evidencing any Credit Agreement Refinancing Indebtedness (as defined herein) or Credit Agreement Refinancing Indebtedness (as such term is defined in ~~each of the Term Loan Credit Agreement and the Second Lien~~the Term Loan Credit Agreement), (~~iv~~iii) Indebtedness created under Incremental Revolving Commitments, Incremental Term Loans~~,~~ or Incremental Equivalent First Lien Term Debt, ~~Incremental Second Lien Term Loans or Incremental Equivalent Second Lien Term Debt, (v~~(iv) Indebtedness permitted under Section 6.01(b) or Indebtedness secured by a Lien permitted under Section 6.02(t) or 6.02(bb) ~~and~~or (~~vi~~v) under any Permitted Refinancing Indebtedness in respect of any of the foregoing or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not expand the scope of any such encumbrance or restriction;

(C)                               any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(D)                               customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(E)                                any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F)                                 any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Sections 6.01(h), (i), (j), (k), (m), (q), (r), (u) or (x), or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in the ~~Second Lien~~Term Loan Documents;

(G)                               customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H)                              customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I)                                   customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J)                                   customary restrictions and conditions contained in any agreement relating to the sale, transfer or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer or other disposition;

(K)                               customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(L)                                customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the other Subsidiaries to meet their ongoing obligations;

(M)                            any agreement in effect at the time any person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N)                               restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of Borrower Holdco that is not a Subsidiary Loan Party;

(O)                               customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P)                                 restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(Q)                               any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (P) above so long as such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to or such Lien, dividend and other payment restrictions than those ~~contained in the~~ Lien, dividend or other payment restrictions existing prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.10.  Financial Performance Covenant.  Upon the occurrence and during the continuance of a Covenant Trigger Event, the Borrower shall maintain a Fixed Charge Coverage Ratio of not less than ~~1.0~~1.00 to ~~1.0~~1.00 for the most recent period of four consecutive fiscal quarters for which Required Financial Statements are available at the time of occurrence of such Covenant Trigger Event, and each subsequent four fiscal quarter period ending during the continuance of such Covenant Trigger Event.

SECTION 6.11.  Sanctions.  Directly or indirectly, use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an individual or entity (including any individual or entity participating in the transaction, whether as Lender (including as Swingline Lender), an Arranger, an Agent, an Issuing Bank, or otherwise) of Sanctions.

SECTION 6.12.  Anti-Corruption Laws.  Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIA

Parent Covenant

Parent covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until all Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) have been paid in full and all Letters of Credit and Commitments have expired or been terminated or cash collateralized on terms satisfactory to the Issuing Bank, unless the Required Lenders shall otherwise consent in writing, (a) Parent will not (and will not cause or permit any Intermediate Parent to) create, incur, assume or permit to exist any Lien (other than Liens of a type described in Sections 6.02(d), (e) or (k)) on any of the Equity Interests issued by Casino, S&F Holdings or Borrower Holdco other than the Liens created under the Loan Documents, the Term ~~Loan Documents, the Second Lien~~ Loan Documents, the definitive documentation evidencing any Credit Agreement Refinancing Indebtedness, Incremental Revolving Commitments, Indebtedness permitted under Sections 6.01(b), (h), (i), (j), (k), (m), (q) or (u) or Indebtedness secured by a Lien permitted under Section 6.02(t) or 6.02(bb), and any Permitted Refinancing Indebtedness in respect of any of the foregoing, and non-consensual Liens arising by operation of law, (b) Parent shall (and except as otherwise permitted below, shall cause each Intermediate Parent to) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that so long as no Event of Default exists or would result therefrom, Parent may merge with any other person, (c) Parent will, and will cause each Intermediate Parent to, otherwise maintain its passive holding company status; provided that notwithstanding the foregoing, Parent and each Intermediate Parent shall be permitted to be a borrower or issuer of any Indebtedness permitted under this Agreement, a Loan Party of any Indebtedness permitted under this Agreement, grant liens in connection with the foregoing except as prevented by clause (a) above, and take all other actions permitted or required under the Loan Documents, the Term ~~Loan Documents, the Second Lien~~ Loan Documents, the definitive documentation evidencing any Credit Agreement Refinancing Indebtedness, Incremental Revolving Commitments, Indebtedness permitted under Sections 6.01(b), (h), (i), (j), (k), (m), (q), (u) or (x) or Indebtedness secured by a Lien permitted under Section 6.02(t) or 6.02(bb), and any Permitted Refinancing Indebtedness in respect of any of the foregoing, including taking actions incidental to the consummation of the Transactions, the making of Restricted Payments to the extent such Restricted Payments are permitted to be made to it under Section 6.06, and other activities incidental to compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to employees; provided, further, that notwithstanding the foregoing or any other restriction in this Agreement, Parent and/or any Intermediate Parent may enter into a merger or consolidation with Parent or any other Intermediate Parent, or may liquidate, wind up or dissolve itself, in connection with a restructuring whereby Parent, any Intermediate Parent or a newly formed Wholly Owned Domestic Subsidiary of Parent or any Intermediate Parent will directly own 100% of the Equity Interests of the Borrower.

ARTICLE VII

Events of Default

SECTION 7.01.  Events of Default.  In case of the happening of any of the following events (each, an “Event of Default”):

(a)                                 any representation or warranty made or deemed made by Parent, the Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b)                                 default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise;

(c)                                  default shall be made in the payment of any interest on any Loan or the reimbursement of any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) of this Section 7.01) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)                                 default shall be made in the due observance or performance by Parent, the Borrower or any other Loan Party of any covenant, condition or agreement contained in (i) Section 5.01(a), 5.05(a), 5.07, 5.08, 5.11 (but only if such default under Section 5.11 occurs during a Cash Dominion ~~Period~~Event) or in Article VI or Article VIA (in each case solely to the extent applicable to such person) or (ii) Section 5.04(h) and such default shall continue unremedied for a period of five Business Days (or, during the continuance of a Weekly Monitoring Event, two Business Days) following notice thereof from the Administrative Agent to the Borrower;

(e)                                  default shall be made in the due observance or performance by Parent, the Borrower or any other Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) of this Section 7.01) (in each case solely to the extent applicable to such person) and such default shall continue unremedied for a period of 30 days to duly observe or perform any such covenant, condition or agreement) after notice thereof from the Administrative Agent to the Borrower;

(f)                                   (i) any event or condition shall occur that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) the Borrower or any of its Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g)                                  a Change in Control shall have occurred;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Parent, the Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of Parent, the Borrower or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Parent, the Borrower or any other Subsidiary or (iii) the winding up or liquidation of Parent, the Borrower or any Subsidiary (except, in the case of any Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     Parent, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Parent, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j)                                    the failure by the Borrower or any other Subsidiary to pay one or more final judgments aggregating in excess of $25.0 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any other Subsidiary to enforce any such judgment;

(k)                                 (i) a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) Parent, the Borrower or any other Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization (within the meaning of Section 4242 of ERISA), is being terminated, is insolvent (within the meaning of Section 4245 of ERISA) or is in endangered or critical status (within the meaning of Section 305 of ERISA) or (v) Parent, the Borrower or any other Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan (other than any “prohibited transaction” for which a statutory or administrative exemption is available) and, in each case, with respect to clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(l)                                     (i) any material provision of any Loan Document shall cease to be, or be asserted in writing by Parent, the Borrower or any of its Subsidiaries not to be, for any reason, to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are of the type which may be included in the Borrowing Base (regardless of eligibility) or otherwise are not immaterial to Parent, the Borrower and its Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this

Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under a Security Document or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by any Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Parent, the Borrower or any other Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations; or

(m)                             an event of default shall have occurred and be continuing beyond any applicable grace period under the Sale/Lease-Back Documents that results in a Material Adverse Effect;

then, (i) in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (A) terminate forthwith the Commitments, (B) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding, (C) if the Loans have been declared due and payable pursuant to clause (B) above, demand cash collateral pursuant to Section 2.05(j) and (D) exercise all rights and remedies granted to it under any Loan Document and all of its rights under any other applicable law or in equity and (ii) in any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full ~~extend~~extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02.  Exclusion of Immaterial Subsidiaries.  Solely for the purposes of determining whether an Event of Default has occurred under Section 7.01(h), (i), or (k), any reference in any such Section to any Subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in any such clause.

SECTION 7.03.  Right to Cure.  Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower Parties fail (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the Financial Performance Covenant, until the expiration of the tenth day subsequent to the date the Required Financial Statements are required to be delivered pursuant to Section 5.04 (a) or (b), Parent shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Parent, and, in each case, to contribute any such cash to the capital of the Borrower (collectively, the “Cure Right”) and, upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by Parent of such Cure Right, the Financial Performance Covenant shall be recalculated giving effect to a pro forma adjustment by which

Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount.  The resulting increase to Consolidated EBITDA from the application of a Cure Amount shall not result in any adjustment to Consolidated EBITDA or any other financial definition for any purpose under this Agreement other than for purposes of calculating the Financial Performance Covenant.  In each four fiscal quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised and the Cure Right may not be exercised more than five times during the term of this Agreement and, for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant.  If, after giving effect to the adjustments in this Section 7.03, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Financial Performance Covenant and any related default that had occurred shall be deemed cured for the purposes of this Agreement.

ARTICLE VIII

The Agents

SECTION 8.01.  Appointment.  (a)  Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements) hereby irrevocably designates and appoints the Administrative Agent as agent of such Lender under this Agreement and the other Loan Documents, as applicable, including as the Collateral Agent for such Lender and the other applicable Secured Parties under the applicable Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.  For the avoidance of doubt, no Borrower shall have liability for the actions of the Administrative Agent pursuant to the immediately preceding sentence.

(b)                                 In furtherance of the foregoing, each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements) hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In connection therewith, the Administrative Agent (and any Subagents appointed by the Administrative Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Administrative Agent) shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) as though the Administrative Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c)                                  Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements) irrevocably authorizes the Administrative Agent, at its option and in its discretion: (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) and the expiration, termination or cash collateralization of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (C) if approved, authorized or ratified in writing in accordance with Section 9.08 hereof; (ii) to release any Loan Party from its obligations under the Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and (iii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i) or (j).  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents.

(d)                                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agents and any Subagents allowed in such judicial proceeding and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any

Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 8.02.  Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of the agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.  Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent.  If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 8.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

SECTION 8.03.  Exculpatory Provisions.  None of the Administrative Agent, its Affiliates or any of their respective officers, directors, employees, agents or attorneys-in-fact shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder.  The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04.  Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed in good faith by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed in good faith by it to have been made by the proper person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to such Credit Event.  The Administrative Agent may consult with legal counsel (including counsel to Parent or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.05.  Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender, Parent or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06.  Non-Reliance on Agents and Other Lenders.  Each Lender and Issuing Bank expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender or Issuing Bank.  Each Lender and Issuing Bank represents to the

Agents that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make ~~its Loans~~extend credit hereunder and enter into this Agreement.  Each Lender and Issuing Bank also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or Issuing Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 8.07.  Indemnification.  The Lenders agree to indemnify each Agent and each Issuing Bank, in each case in its capacity as such (to the extent not reimbursed by Parent or the Borrower and without limiting the obligation of Parent or the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of each Agent, unused Commitments hereunder; provided that the aggregate principal amount of Swingline Loans owing to the Swingline Lender and of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Facility Credit Exposure) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against ~~the Administrative~~such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by ~~the Administrative~~such Agent or such Issuing Bank under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from ~~the Administrative Agent’s~~such Agents’ or such Issuing Bank’s gross negligence or willful misconduct.  The failure of any Lender to reimburse ~~the Administrative~~any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to ~~the Administrative~~such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse ~~the Administrative~~such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse ~~the Administrative~~such Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount.  The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08.  Agent in Its Individual Capacity.  Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent.  With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.09.  Successor ~~Agent.  The Administrative~~Agents.  Any Agent may resign ~~as Administrative Agent~~ upon ten days’ notice to the Lenders and the Borrower.  If the Administrative Agent or Collateral Agent resigns ~~as the Administrative Agent~~ under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor ~~agent~~Agent shall succeed to the rights, powers and duties of the ~~Administrative~~resigning Agent, and the reference to the resigning ~~Administrative~~ Agent shall mean such successor ~~agent~~Agent effective upon such appointment and approval, and the former ~~Administrative~~ Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former ~~Administrative~~ Agent or any of the parties to this Agreement or any holders of the ~~Loans~~Obligations.  If no successor ~~agent~~Agent has accepted appointment as ~~Administrative~~the applicable Agent by the date that is ten days following a retiring ~~Administrative~~ Agent’s notice of resignation, the retiring ~~Administrative~~ Agent’s resignation shall nevertheless thereupon become effective, and the retiring ~~Administrative~~ Agent hereunder shall, on behalf of the Lenders and the Issuing Bank appoint a successor agent which shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed).  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it (i) while it was ~~Administrative~~such Agent under this Agreement and ~~the other Loan Documents~~(ii) after such resignation for so long as it continues to act in any capacity hereunder or under the other Loan Documents, including (a) holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency or Collateral to a successor Administrative Agent or Collateral Agent.

SECTION 8.10.  Arrangers; Documentation Agent.  ~~None~~Neither of the ~~Arrangers~~Arranger or the Documentation ~~Agents~~Agent shall have any duties or responsibilities hereunder in their respective capacities as such.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices; Communications.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case, as follows:

(i)                                     if to any Loan Party, the Administrative Agent, the Collateral Agent, any Issuing Bank as of the Closing Date or the Swingline Lender, to the address, facsimile number, e-mail address or telephone number specified for such person on Schedule 9.01; and

(ii)                                  if to any other Lender or Issuing Bank, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire.

(b)                                 Notices and other communications to the Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or any Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 9.01(b) shall be effective as provided in such Section 9.01(b).

(d)                                 Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(e)                                  Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided, further, that, upon reasonable request by the Administrative Agent, the Borrower shall also provide a hard copy to the Administrative Agent of any such document.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 9.02.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.  Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 9.03.  Binding Effect.  This Agreement shall become effective when it has been executed by Parent, Borrower Holdco, the Borrower Parties and the Administrative Agent and when the Administrative Agent has received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Parent, Borrower Holdco, the Borrower Parties, each Issuing Bank, each Agent, each Lender and their respective permitted successors and assigns.

SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)                                 (i)  Subject to the conditions set forth in paragraph (b)(ii) of this Section 9.04, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Revolving Loans at the time owing to it with the prior written consent (such consent not to be unreasonably withheld) of:

(A)                               the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other person; and

(B)                               the Administrative Agent, each Issuing Bank and the Swingline Lender; and

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5.0 million, unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment for purposes of meeting the minimum assignment amount requirement), if any;

(B)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative

Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(C)                               the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17;

(D)                               the Assignee shall not be the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person); and

(E)                                the Assignor shall deliver to the Administrative Agent any Note issued to it with respect to the assigned Loan.

For the purposes of this Section 9.04, “Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv)                              The Administrative Agent, acting for this purpose as the Administrative Agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender (solely with respect to such Lender’s Loans), at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, any Note outstanding with respect to the assigned Loan, the processing and recordation fee referred to in paragraph (b)(ii)(B) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(c)                                  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Facility Commitment, and the outstanding balances of its Revolving Loans, in each case, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Parent, the Borrower or any other Subsidiary or the performance or observance by Parent, the Borrower or any other Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Required Financial Statements delivered pursuant to Section 5.04, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent or the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)                                 (i)  Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing ~~Bank~~Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.04(b)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant.  Subject to clause (d)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant shall be subject to Section ~~2.16~~2.15(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)                                  A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) as though it were a Lender.

(e)                                  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f)                                   The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (e) of this Section 9.04.

(g)                                  If the Borrower wishes to replace the Loans or Commitments with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders, instead of repaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)).  Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b).  By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Loans or Commitments pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith.  The provisions of this paragraph (~~h~~g) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(h)                                 Notwithstanding the foregoing, no assignment may be made or participation sold to ~~an~~a Disqualified Institution without the prior written consent of the Borrower.

(i)                                     Notwithstanding anything to the contrary contained herein, the parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Borrower, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Second Amendment Effective Date.

SECTION 9.05.  Expenses; Indemnity.  (a)  The Borrower Parties, jointly and severally, agree to pay all reasonable, documented and invoiced out-of-pocket expenses incurred by the ~~Administrative Agent~~Agents and the ~~Arrangers~~Arranger in connection with the preparation of this Agreement and the other Loan Documents, or by the ~~Administrative Agent~~Agents in connection with the preparation, execution and delivery, amendment, modification, waiver and/or enforcement of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower or provided for in this Agreement) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable, documented and invoiced fees, charges and disbursements of a single counsel for the ~~Administrative Agent~~Agents and the ~~Arrangers~~Arranger (which shall be ~~Cahill, Gordon & Reindel~~Morgan, Lewis & Bockius LLP), one firm of local counsel in each appropriate jurisdiction and, in the case of any actual or perceived conflict of interest, one additional firm of counsel for the ~~Administrative Agent~~Agents and the ~~Arrangers~~Arranger.

(b)                                 The Borrower Parties, jointly and severally, agree to indemnify the ~~Administrative Agent, each~~Agents, Arranger, each Lender, each of their respective Affiliates and each of their respective directors, officers, employees, agents, advisors, controlling persons, equityholders, partners, members and other representatives and each of their respective successors and permitted assigns (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented and invoiced fees, charges and disbursements of one firm of counsel for all Indemnitees, taken as a whole and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel for all Indemnitees taken as a whole), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Parent, the Borrower or any of their Subsidiaries or Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a final, non appealable judgment of a court of competent jurisdiction to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or (2) a material breach of the obligations of such Indemnitee hereunder or (B) result from any proceeding between or among Indemnitees that does not involve an act or omission by the Borrower or the other Subsidiaries (other than claims against ~~the Administrative~~any Agent or any Arranger in its capacity or in fulfilling its role as ~~the Administrative~~an Agent or an Arranger or any similar role hereunder (excluding its role as a Lender)).

(c)                                  Subject to and without limiting the generality of the foregoing sentence, the Borrower Parties, jointly and severally, agree to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses claims, damages, liabilities and related expenses, including reasonable, documented and invoiced fees, charges and disbursements of one firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel for all Indemnitees taken as a whole) and reasonable, documented and invoiced consultant fees, in each case, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result any claim related in any way to Environmental Laws and the Borrower or any of the Subsidiaries, or any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any property for which the Borrower or any of its Subsidiaries would reasonably be expected to be held liable under Environmental Laws; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties.

(d)                                 Any indemnification or payments required by the Loan Parties under this Section 9.05 shall not be duplicative of any indemnification or payments required by the Loan Parties under Section 2.15.

(e)                                  To the fullest extent permitted by applicable law, Parent and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Commitment, any Loan or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(f)                                   The agreements in this Section 9.05 shall survive the resignation of the ~~Administrative~~any Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.  All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

SECTION 9.06.  Right of Set~~-~~-off.  If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Parent or any Subsidiary Loan Party against any of and all the obligations of Parent or any Subsidiary Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured.  The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have, but may be exercised only at the direction of the Administrative Agent or the Required Lenders.

SECTION 9.07.  Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.  Waivers; Amendment.  (a)  No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of each Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Parent, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on Parent, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Sections 2.21, 2.22 and 2.23, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Parent, the Borrower and the Required Lenders, and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that, except as provided in Sections 2.21, 2.22 and 2.23, no such agreement shall:

(i)                                     decrease, forgive, waive or excuse the principal amount of, or any interest on, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the Maturity Date, without the prior written consent of each Lender adversely directly affected thereby, except as provided in Section 2.05(c) with respect to the expiration of Letters of Credit;

(ii)                                  increase or extend the Commitment of any Lender or decrease, waive or excuse the Commitment Fees or L/C Participation Fees or other fees of any Lender, Agent or Issuing Bank without the prior written consent of such Lender, Agent or Issuing Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender);

(iii)                               extend any date on which payment of principal or interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby;

(iv)                              amend the provisions of Section 2.18 of this Agreement, Section 5.2 of the Collateral Agreement or any analogous provision of any other Loan Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby;

(v)                                 change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrower Parties would be increased, or increase any of the percentages set forth in the definition of “Borrowing Base” without the prior written consent of Lenders holding 66 2/3% of the Revolving Facility Commitments and Revolving Loans then outstanding; provided that the foregoing shall not limit the ability of the Administrative Agent to implement, change or eliminate any Reserves in its Reasonable Credit Judgment as permitted hereunder without the prior written consent of any Lenders;

(vi)                              amend or modify the provisions of this Section 9.08 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date);

(vii)                           release a material portion of the Collateral or release any of Parent, the Borrower or any of the other Subsidiary Loan Parties from their respective Guarantees under the Collateral Agreement, unless, in the case of a Subsidiary Loan Party (other than the Borrower), all or substantially all the Equity Interests of such Subsidiary Loan Party are sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender; or

(viii)                        increase the aggregate Revolving Facility Commitments, other than as provided in Section 2.21, without the prior written consent of each Lender;

provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable.  Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

(c)                                  Without the consent of the Administrative Agent or any Lender or Issuing Bank, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d)                                 Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower may enter into Incremental Facility Amendments in accordance with Section 2.21, Refinancing Amendments in accordance with Section 2.22, Extension Amendments in accordance with Section 2.23 and Credit Agreement Refinancing Indebtedness Amendments, and such Incremental Facility Amendments, Refinancing Amendments, Extension Amendments and Credit Agreement Refinancing Indebtedness Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

(e)                                  Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to integrate any Incremental Revolving ~~Facility~~ Commitments on substantially the same basis as the Revolving Loans, as applicable.

(f)                                   Notwithstanding the foregoing, no consent of any Defaulting Lender shall be required other than with respect to any amendment or waiver set forth in clauses (i) through (iv) of Section 9.08(b) that directly and adversely affect such Lender.

SECTION 9.09.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10.  Entire Agreement.  This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.  Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03.  Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “~~TIFF~~TIF”) shall be as effective as delivery of a manually signed original.

SECTION 9.14.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.  Jurisdiction; Consent to Service of Process.  (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b)                                 Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.16.  Confidentiality.  Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Parent, the Borrower and any Subsidiary furnished to it by or on behalf of Parent, the Borrower or any other Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or the Administrative Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank or the Administrative Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Parent, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except:  (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledge under Section 9.04(~~d~~e) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (F) to any direct or indirect contractual counterparty in Hedge Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16).  Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Institution that constitutes a Disqualified Institution at the time of such disclosure without the Borrower’s prior written consent.

SECTION 9.17.  Platform; Borrower Materials.  The Borrower hereby acknowledges that (a) the Administrative Agent and/or the ~~Arrangers~~Arranger will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the ~~Arrangers~~Arranger, the Issuing Bank and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor” and (iv) the Administrative Agent and the ~~Arrangers~~Arranger shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

SECTION 9.18.  Release of Liens and Guarantees.  In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, any Liens created by any Loan Document in respect of such Equity Interests or assets shall be automatically released and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Parent or the Borrower and at the Borrower’s expense in connection with the  release of any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party (other than the Borrower) in a transaction permitted by Section 6.05 (including through merger, consolidation, amalgamation or otherwise) and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, such Subsidiary Loan Party’s obligations under the Collateral Agreement shall be automatically terminated and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Parent or the Borrower to terminate such Subsidiary Loan Party’s obligations under the Collateral Agreement.  In addition, the Administrative Agent agrees to take such actions as are reasonably requested by Parent or the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted)

are paid in full and all Commitments are terminated Letters of Credit expired, terminated or cash collateralized on terms satisfactory to the Issuing Bank.

SECTION 9.19.  USA PATRIOT Act Notice.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.20.  Security Documents and ABL/Term Loan Intercreditor Agreement.  The parties hereto acknowledge and agree that any provision of any Loan Document to the contrary notwithstanding, prior to the  discharge in full of all Term Loan Claims (as defined in the ABL/Term Loan Intercreditor Agreement), the Loan Parties shall not be required to act or refrain from acting under any Security Document with respect to the Term Loan Priority Collateral in any manner that would result in a “Default” or “Event of Default” (as defined in any Term Loan Document) under the terms and provisions of the Term Loan Documents.  Each Lender hereunder (a) consents to the subordination of Liens provided for in the ABL/Term Loan Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL/Term Loan Intercreditor Agreement and (c) authorizes and instructs the Administrative Agent to enter into the ABL/Term Loan Intercreditor Agreement as ABL Agent (as defined in the ABL/Term Loan Intercreditor Agreement) and on behalf of such Lender.  The foregoing provisions are intended as an inducement to the lenders under the Term Loan Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the ABL/Term Loan Intercreditor Agreement.

SECTION 9.21.  No Liability of the Issuing Banks.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for:  (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower prove were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit.  In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 9.22.  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Parent and the Borrower Parties acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the ~~Arrangers~~Arranger are arm’s-length commercial transactions between Parent and the Borrower Parties, on the one hand, and the Agents and the ~~Arrangers~~Arranger, on the other hand, (B) the Borrower Parties and Parent have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate, and (C) each Borrower Party and Parent is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower Party, Parent, or any other Person and (B) neither any Agent nor any Arranger has any obligation to any Borrower Party, Parent or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the ~~Arrangers~~Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower Parties, Parent and their respective Affiliates, and neither any Agent nor any has any obligation to disclose any of such interests to the Borrower Parties, Parent or any of their respective Affiliates.  To the fullest extent permitted by law, each Borrower Party and Parent hereby waives and releases any claims that it may have against the Agents and the ~~Arrangers~~Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.23.  Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                    a reduction in full or in part or cancellation of any such liability;

(ii)                                a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Remainder of page intentionally left blank]